FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-262701-03

May 1, 2023

BENCHMARK 2023-V2

Commercial Mortgage Trust

Free Writing Prospectus

Structural and Collateral Term Sheet

$859,674,341

(Approximate Initial Mortgage Pool Balance)

$[ ]

(Approximate Offered Certificates)

Citigroup Commercial Mortgage Securities Inc. Depositor

Commercial Mortgage Pass-Through Certificates,
Series 2023-V2

Citi Real Estate Funding Inc.

German American Capital Corporation

3650 Real Estate Investment Trust 2 LLC

Goldman Sachs Mortgage Company

Bank of Montreal

Barclays Capital Real Estate Inc.

JPMorgan Chase Bank, National Association

As Sponsors and Mortgage Loan Sellers

Citigroup	Goldman Sachs & Co. LLC	BMO Capital Markets	Barclays	J.P. Morgan	Deutsche Bank Securities

 Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	Siebert Williams Shank

 Co-Managers

 STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC or Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The information in this free writing prospectus is preliminary and may be supplemented or changed. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED MAY 1, 2023
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

BMARK 2023-V2

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333- 262701) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities to which these collateral materials (“Materials”) relate will be described in greater detail in the preliminary prospectus expected to be dated in May 2023 (the “Preliminary Prospectus”) that will be included as part of our registration statement. The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a summary of risks associated with an investment in the offered securities under the heading “Summary of Risk Factors” and a detailed discussion of such risks under the heading “Risk Factors”).

These Materials are preliminary and subject to change. The information in these Materials supersedes all prior such information delivered to you and will be superseded by any subsequent information delivered prior to the time of sale.

Neither these Materials nor anything contained in these Materials shall form the basis for any contract or commitment whatsoever. These Materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The information contained in these Materials may not pertain to any securities that will actually be sold. The information contained in these Materials may be based on assumptions regarding market conditions and other matters as reflected in these Materials. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and these Materials should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these Materials may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in these Materials or derivatives thereof (including options). Information contained in these Materials is current as of the date appearing on these Materials only.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these Materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these Materials are accurate or complete and that these Materials may not be updated or (3) these Materials possibly being confidential, are, in each case, not applicable to these Materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these Materials having been sent via Bloomberg or another system.

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LOAN #1: ICP/IRG HOLDINGS PORTFOLIO

Cleveland American Industrial

Cleveland American Office

Invacare

Miles North Randall

Stop Eight Vandalia

Romulus - Huron

Warren Perkins Jones

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

4

LOAN #1: ICP/IRG HOLDINGS PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

5

LOAN #1: ICP/IRG HOLDINGS PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	7	Loan Seller		JPMCB, 3650 REIT
Location (City / State)(1)	Various, Various	Cut-off Date Balance(2)		$75,000,000
Property Type(1)	Various	Cut-off Date Balance per SF(2)		$38.60
Size (SF)	4,662,982	Percentage of Initial Pool Balance		8.7%
Total Occupancy as of 3/31/2023	94.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2023	94.2%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		7.35000%
Appraised Value(1)	$317,250,000	Original Term to Maturity (Months)		60
Appraisal Date	Various	Original Amortization Term (Months)		NAP
Borrower Sponsors	Industrial Commercial Properties and	Original Interest Only Period (Months)		60
	Industrial Realty Group	First Payment Date		6/1/2023
Property Management	IRG Realty Advisors, LLC	Maturity Date		5/1/2028

Underwritten Revenues	$28,073,041
Underwritten Expenses	$8,814,659	Escrows(3)
Underwritten Net Operating Income (NOI)	$19,258,383		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,640,621	Taxes	$907,455	$247,190
Cut-off Date LTV Ratio(2)	56.7%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	56.7%	Replacement Reserve	$0	$58,287
DSCR Based on Underwritten NOI / NCF(2)	1.44x / 1.39x	TI / LC	$3,000,000	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	10.7% / 10.4%	Other	$851,224	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount(2)	$180,000,000	100.0%	Existing Loan Payoff	$132,024,335	73.3%
			Return of Equity	33,346,195	18.5
			Closing Costs	9,870,791	5.5
			Upfront Reserves	4,758,679	2.6
Total Sources	$180,000,000	100.0%	Total Uses	$180,000,000	100.0%

(1)	See the "Portfolio Summary" chart below for Location (City / State), Property Type, Year Built / Latest Renovation and Appraised Values of the individual ICP/IRG Holdings Portfolio Properties (as defined below).
(2)	The ICP/IRG Holdings Portfolio Mortgage Loan (as defined below) is part of the ICP/IRG Holdings Portfolio Whole Loan (as defined below), which is evidenced by nine pari passu notes with an aggregate outstanding principal balance of $180.0 million. LTV Ratios, DSCR, Debt Yield and Cut-off Date Balance per SF set forth above are calculated based on the outstanding balance of the ICP/IRG Holdings Portfolio Whole Loan.
(3)	See “—Escrows” below.

■  The Mortgage Loan. The mortgage loan (the “ICP/IRG Holdings Portfolio Mortgage Loan”) is part of a Whole Loan (the “ICP/IRG Holdings Portfolio Whole Loan”) with an aggregate principal balance as of the Cut-off Date of $180,000,000, which is secured by first mortgages encumbering the borrowers’ fee interests in a portfolio of six industrial properties and one office building totaling 4,662,982 SF located in Michigan and Ohio (each, individually, an “ICP/IRG Holdings Portfolio Individual Property”, and collectively, the “ICP/IRG Holdings Portfolio” or the “ICP/IRG Holdings Portfolio Properties”). The ICP/IRG Holdings Portfolio Mortgage Loan is evidenced by the controlling Note A-1-A1 and the non-controlling Note A-2-A with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000, representing approximately 8.7% of the Initial Pool Balance. The ICP/IRG Holdings Portfolio Whole Loan is comprised of nine pari passu notes with an aggregate principal balance as of the Cut-off Date of $180,000,000, as detailed in the “Whole Loan Summary” table below.

The ICP/IRG Holdings Portfolio Whole Loan was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and 3650 Real Estate Investment Trust 2 LLC (“3650”). The ICP/IRG Holdings Portfolio Whole Loan requires interest-only payments during its entire term and accrues interest at a rate of 7.35000% per annum. The ICP/IRG Holdings Portfolio Whole Loan proceeds were used to pay off approximately $132.0 million of existing debt, return approximately $33.3 million of equity to the borrower sponsor, fund reserves and pay closing costs.

The ICP/IRG Holdings Portfolio Whole Loan has an initial term of 60 months and a remaining term of 60 months as of the Cut-off Date. The scheduled maturity date of the ICP/IRG Holdings Portfolio Whole Loan is the due date in May 2028. Voluntary prepayment of the ICP/IRG Holdings Portfolio Whole Loan in whole is permitted at any time on or after the payment date occurring in June 2025 with payment of a prepayment premium. Voluntary prepayment of the ICP/IRG Holdings Portfolio Whole Loan in whole is permitted on or after the payment date occurring in December 2027, without payment of any prepayment premium. Defeasance of the ICP/IRG Holdings Portfolio Whole Loan in whole, or in part, is permitted at any time after the earlier of (i) the second anniversary of the closing date of the securitization that includes the last pari passu note of the ICP/IRG Holdings Portfolio Whole Loan to be securitized and (ii) June 1, 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: ICP/IRG HOLDINGS PORTFOLIO

The table below summarizes the promissory notes that comprise the ICP/IRG Holdings Portfolio Whole Loan. The relationship between the holders of the ICP/IRG Holdings Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1-A-1	$39,000,000	$39,000,000	Benchmark 2023-V2	Yes
A-1-A-2	8,500,000	8,500,000	3650 REIT(1)	No
A-1-B-1	30,000,000	30,000,000	3650 REIT(1)	No
A-1-B-2	14,300,000	14,300,000	3650 REIT(1)	No
A-2-A	36,000,000	36,000,000	Benchmark 2023-V2	No
A-2-B	3,200,000	3,200,000	JPMCB(1)	No
A-2-C	25,000,000	25,000,000	JPMCB(1)	No
A-2-D	15,000,000	15,000,000	JPMCB(1)	No
A-2-E	9,000,000	9,000,000	JPMCB(1)	No
Whole Loan	$180,000,000	$180,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Properties. The ICP/IRG Holdings Portfolio consists of six industrial properties and one single-tenant office property located across four Metropolitan Statistical Areas (“MSAs”) in Michigan and Ohio. The industrial properties in the ICP/IRG Holdings Portfolio are primarily comprised of multi-tenanted warehouse/distribution facilities. The ICP/IRG Holdings Portfolio Properties were constructed between 1956 and 2021 and have clear heights ranging from 19 feet to 44 feet. As of March 31, 2023, the ICP/IRG Holdings Portfolio was approximately 94.2% leased to a diverse array of 22 tenants with a weighted average remaining lease term of approximately 6.7 years.

The ICP/IRG Holdings Portfolio Properties were acquired via opportunistic value-add opportunities with sponsorship having subsequently invested significant capital in the renovation and repositioning of individual assets, ultimately driving increased occupancy and rents. In total, the ICP/IRG Holdings Portfolio Properties have benefited from approximately $57.7 million of capital expenditures since being acquired by the borrower sponsors. Capital expenditure projects on the ICP/IRG Holdings Portfolio Properties included roof and façade replacement, modernization for multi-tenant use, LED light installation, tenant buildouts, parking lot replacement and the addition of dock doors. In certain instances, the borrower sponsors took possession of under-utilized, single-tenant or entirely vacant properties, in each case demonstrating asset class and market expertise in repositioning the assets and optimizing value. The borrowers executed 21 leases totaling 2,415,315 SF over the preceding three years, indicating healthy demand for warehouse/distribution product at the related price point within their respective markets. Recent renovation, repositioning and re-tenanting has resulted in an approximately $10.2 million increase in base rent.

The following table presents certain information relating to the individual ICP/IRG Holdings Portfolio Properties:

Portfolio Summary

Property Name	City, State	Property Subtype	Year Built / Renovated	Sq. Ft.	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NCF	% of UW NCF
Romulus - Huron	Romulus, Michigan	Manufacturing/Warehouse	1956 / NAP	1,112,004	$19,125,000	25.5%	$70,700,000	22.3%	$4,261,550	22.9%
Warren Perkins Jones	Warren, Ohio	Warehouse/Distribution	1982 / 2022	1,365,535	16,875,000	22.5%	60,900,000	19.2%	4,210,462	22.6%
Cleveland American Industrial	Cleveland, Ohio	Warehouse/Distribution	1978 / 2022	1,142,265	12,750,000	17.0%	65,800,000	20.7%	4,431,158	23.8%
Cleveland American Office	Cleveland, Ohio	Office/Suburban	1978 / 2020	344,355	10,875,000	14.5%	46,600,000	14.7%	2,955,777	15.9%
Miles North Randall	North Randall, Ohio	Warehouse/Distribution	2021 / NAP	302,400	9,750,000	13.0%	39,000,000	12.3%	937,017	5.0%
Invacare	Elyria, Ohio	Flex	Various / 2013	301,000	4,500,000	6.0%	30,100,000	9.5%	1,534,365	8.2%
Stop Eight Vandalia	Dayton, Ohio	Warehouse/Distribution	1970 / 2020	95,423	1,125,000	1.5%	4,150,000	1.3%	310,292	1.7%
Total				4,662,982	$75,000,000	100.0%	$317,250,000	100.0%	$18,640,621	100.0%

Romulus – Huron (25.5% of Allocated Whole Loan Cut-off Date Balance): The Romulus – Huron property is an industrial manufacturing/warehouse property located in Romulus, Michigan. The borrower sponsors acquired the property in 2015 and invested approximately $3.4 million in capital expenditures between 2017 and 2022, adding 10 dock doors and installing a new sprinkler system. The borrower sponsors were able to significantly increase property-level NOI via accretive leasing to Renaissance (as defined below) and Home Depot U.S.A., Inc. The largest tenant at the Romulus – Huron property based on underwritten base rent, Renaissance Global Logistics, LLC (“Renaissance”) (826,604 SF; 17.7% of NRA; 15.0% of UW Base Rent), executed four triple net leases between 2021 and 2022. Renaissance is a supply chain and logistics solution provider specializing in warehousing and value-add services. Founded in 1998 as a global export operation, Renaissance is a subsidiary of James Group International, a privately-held, minority-owned leading global provider of logistics, supply chain management and e-commerce services. In addition to Renaissance, James Group International has two other subsidiaries: Five Crowns Trucking, which offers freight transportation services

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: ICP/IRG HOLDINGS PORTFOLIO

to customers, and Magnolia Automotive Services, a partnership with Toyota providing subassembly, sequencing and inventory management. In 2021, James Group International was ranked as the 18th largest minority-owned business in Detroit by Crain’s Detroit Business. Renaissance has no renewal options and no termination options.

Warren Perkins Jones (22.5% of Allocated Whole Loan Cut-off Date Balance): Warren Perkins Jones is a Warehouse/Distribution property located in Warren, Ohio. The borrower sponsors acquired the Warren Perkins Jones property in 2019 and spent approximately $10.5 million on capital expenditures to modernize the Warren Perkins Jones property for multi-tenant use, add 19 additional dock doors and install LED lighting. The third largest tenant based on underwritten base rent, The Step2 Company, LLC (“Step2”) (586,000 SF; 12.6% of NRA; 10.3% of UW Base Rent), became one of four tenants at the Warren Perkins Jones property after executing its 10.5-year lease in October 2019. Step2 is the largest American manufacturer of preschool and toddler toys and the world's largest rotational molder of plastics. Founded in 1991 with just five employees, Step2 has since grown to become an international business with 800+ full-time employees. Step2 has two large U.S. manufacturing plants in northern Ohio, one in Streetsboro and one in Perrysville. Step2 products are distributed to select retailers throughout the U.S., Canada, and over 70 other countries. Step2 has two, five-year renewal options remaining and a termination option with respect to any additionally leased Increments (as defined below).

Cleveland American Industrial and Cleveland American Office (collectively, 31.5% of Allocated Whole Loan Cut-off Date Balance): The Cleveland American Industrial and Cleveland American Office properties are located in the Cleveland, Ohio and are adjacent to each other. The borrower sponsors acquired the properties from American Greetings in 2014. American Greetings was the sole occupant, but had indicated it would be vacating the space as part of a near term consolidation strategy. The borrower sponsors subsequently invested approximately $41.8 million in capital expenditures to renovate the properties and convert/re-position the industrial component for multi-tenant use. Renovations were targeted towards general modernization, including roof and façade replacement, landscaping and tenant buildouts. The largest tenant based on underwritten base rent between both properties, Medical Mutual of Ohio (“Medical Mutual”) (354,822 SF; 7.6% of NRA; 15.1% of UW Base Rent), became the sole tenant in the Cleveland American Office property after executing a 16-year lease in May 2018. As an indication of its commitment to the space, Medical Mutual contributed approximately $44 PSF towards the buildout of its leased space, in addition to $42 PSF in borrower sponsor-funded tenant improvements. Medical Mutual is the oldest and largest health insurance company in Ohio, serving approximately 1.5 million members across the state. Founded in 1934 and based in Cleveland, Ohio, Medical Mutual employs approximately 2,800 people. The Medical Mutual network includes over 43,000 providers and 99% of Ohio hospitals. Medical Mutual has three, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the tenants at the ICP/IRG Holdings Portfolio Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Medical Mutual of Ohio(3)	NR/NR/NR	354,822	7.6%	$3,120,282	15.1%	$8.79	12/31/2035	3, 5-Year Options
Renaissance Global Logistics, LLC(4)	NR/NR/NR	826,604	17.7	3,106,898	15.0	$3.76	Various	None.
The Step2 Company, LLC(5)	NR/NR/NR	586,000	12.6	2,123,470	10.3	$3.62	11/3/2030	2, 5-Year Options
Invacare Corporation(6)	NR/NR/NR	301,000	6.5	1,567,548	7.6	$5.21	4/30/2035	3, 10-Year Options
Home Depot U.S.A., Inc.(7)	A/A2/A	285,400	6.1	1,461,248	7.1	$5.12	1/31/2025	1, 5-Year Option
Pipeline Packaging Co.	NR/NR/NR	207,132	4.4	1,325,645	6.4	$6.40	4/30/2029	2, 5-Year Options
Inogen, Inc	NR/NR/NR	93,634	2.0	1,223,029	5.9	$13.06	9/30/2024	1, 5-Year Option
The HC Companies, Inc.	NR/NR/NR	413,395	8.9	1,136,837	5.5	$2.75	5/31/2030	1, 5-Year Option
Hemasource, Inc.	NR/NR/NR	187,267	4.0	915,736	4.4	$4.89	12/31/2033	2, 5-Year Options
Berk Enterprises	NR/NR/NR	169,139	3.6	784,805	3.8	$4.64	10/31/2025	1, 5-Year Option
Ten Largest Tenants		3,424,393	73.4%	$16,765,498	81.0%	$4.90
Remaining Occupied Tenants		968,979	20.8	3,944,038	19.0	$4.07
Total Occupied		4,393,372	94.2%	$20,709,536	100.0%	$4.71
Vacant		269,610	5.8
Total / Wtd. Avg.		4,662,982	100.0%

(1)	Based on the underwritten rent roll dated March 31, 2023.
(2)	In some instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Medical Mutual of Ohio occupies the Cleveland American Office property, the sole office building in the ICP/IRG Holdings Portfolio.
(4)	Renaissance has various Lease Expiration dates, including (i) 347,383 SF expiring in April 2025, (ii) 23,131 SF expiring in August 2025, (iii) 185,870 SF expiring in October 2026 and (iv) 270,220 SF expiring in January 2027. Renaissance has no remaining termination options.
(5)	The Step2 Company, LLC has the option to exclusively lease additional space in increments of at least 25,000 square feet (each, an "Increment"), subject to the terms of its lease. In connection with the exercise of such option, both the landlord and tenant each have the right to terminate the lease as to all or a portion of the Increments leased to The Step2 Company, LLC upon 30 days prior written notice, and the portion of the Increments so terminated, but no other portion of the leased premises, will expire on the last day of such 30 day period, provided, however, that the terminating party must terminate in increments of at least 25,000 square feet of space.
(6)	Invacare Corporation and two affiliated companies reportedly filed for Chapter 11 bankruptcy in January 2023 in the United States Bankruptcy Court for the Southern District of Texas. As of the Cut—off Date, Invacare is current with respect to all contractual rent obligations specific to the Invacare property. Additionally, the borrower sponsors have provided a payment guaranty of all rents due under the Invacare lease. See “—Payment Guaranty” below.
(7)	Home Depot U.S.A., Inc. has the right to terminate its lease with 30 days’ notice if it is required during the last two years of its lease term (or any extension of the lease term, if applicable) by applicable legal requirements to make alterations to or modifications of its space reasonably estimated to cost in excess of $100,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: ICP/IRG HOLDINGS PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the ICP/IRG Holdings Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM & 2023	23,016	0.5%	0.5%	$75,262	0.4%	$3.27	1
2024	184,080	3.9	4.4%	1,403,921	6.8	$7.63	2
2025	1,209,068	25.9	30.4%	5,051,173	24.4	$4.18	9
2026	185,870	4.0	34.4%	704,447	3.4	$3.79	1
2027	370,993	8.0	42.3%	1,491,731	7.2	$4.02	2
2028	0	0.0	42.3%	0	0.0	$0.00	0
2029	272,284	5.8	48.2%	1,648,708	8.0	$6.06	2
2030	1,066,644	22.9	71.0%	3,568,980	17.2	$3.35	3
2031	118,904	2.5	73.6%	506,052	2.4	$4.26	1
2032	38,706	0.8	74.4%	227,591	1.1	$5.88	1
2033	237,619	5.1	79.5%	1,223,895	5.9	$5.15	2
2034 & Thereafter	686,188	14.7	94.2%	4,807,776	23.2	$7.01	3
Vacant	269,610	5.8	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	4,662,982	100.0%		$20,709,536	100.0%	$4.71	27

(1)	Based on the underwritten rent roll dated March 31, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The following table presents certain information relating to historical office and retail leasing at the ICP/IRG Holdings Portfolio Properties:

Historical Leased %(1)(2)(3)

2022	As of 3/31/2023(4)
93.6%	94.2%

(1)	As provided by the borrowers and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Historical occupancy prior to 2022 is not available as the Miles North Randall, Cleveland American Industrial, Cleveland American Office and Warren Perkins Jones properties were in various stages of lease-up, renovation and re-positioning.
(3)	The increase in occupancy from 2022 through 3/31/2023 is attributable to significant renovations and repurposing of properties resulting in approximately 657,218 SF of new leasing.
(4)	Based on the underwritten rent roll dated March 31, 2023.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the ICP/IRG Holdings Portfolio Properties:

Cash Flow Analysis(1)(2)

	2022	TTM 1/31/2023	Underwritten(3)	Underwritten $ per SF
Rents In Place(4)	$18,800,560	$18,942,689	$20,709,516	$4.44
Vacant Income	0	0	1,478,785	$0.32
Gross Potential Rent	$18,800,560	$18,942,689	$22,188,301	$4.76
CAM	6,528,362	6,623,044	7,818,554	$1.68
Gross Potential Income	$25,328,922	$25,565,733	$30,006,855	$6.44
Vacancy / Credit Loss	0	0	(2,134,964)	($0.46)
Storage Income	102,557	101,667	201,150	$0.04
Effective Gross Income	$25,431,479	$25,667,400	$28,073,041	$6.02
Total Expenses	9,747,541	9,768,107	8,814,659	$1.89
Net Operating Income	$15,683,939	$15,899,293	$19,258,383	$4.13
TI/LC	0	0	707,920	$0.15
Capital Expenditures	0	0	(90,159)	($0.02)
Net Cash Flow(5)	$15,683,939	$15,899,293	$18,640,621	$4.00

Occupancy	93.6%	94.2%	92.9%
NOI Debt Yield	8.7%	8.8%	10.7%
NCF DSCR	1.17x	1.19x	1.39x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Historical financials prior to 2022 are not available as the Miles North Randall, Cleveland American Industrial, Cleveland American Office and Warren Perkins Jones properties were in various stages of lease-up, renovation and re-positioning.
(3)	Based on in-place rent roll dated March 31, 2023.
(4)	Underwritten Rents in Place are inclusive of contractual rent steps through May 2024, totaling approximately $374,463.
(5)	The increase in Net Cash Flow from 2022 through Underwritten is attributable to significant renovation, repurposing and lease-up of the portfolio properties resulting in approximately 657,218 SF in new leasing.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: ICP/IRG HOLDINGS PORTFOLIO

■	Appraisal. According to the appraisals, the ICP/IRG Holdings Portfolio Properties have an aggregate “as is” appraised value of $317,250,000 as of various dates between September 1, 2022 and September 23, 2022.
■	Environmental Matters. According to the Phase I environmental reports dated April 7, 2023 and April 10, 2023 (the “ESA”), there are no recognized environmental conditions at the ICP/IRG Holdings Portfolio Properties. However, the applicable ESA identified a business environmental risk (“BER”) for the ICP/IRG Holdings Portfolio Individual Property, identified as Invacare (the “Invacare Property”), in connection with potential soil, soil vapor and/or groundwater impacts due to historical industrial and manufacturing operations at the Invacare Property, including former plating operations and the former use of chlorinated solvents. The related environmental consultant prepared a remedial cost estimate to conduct a limited subsurface investigation to assess any subsurface impacts and perform any necessary remediation should any such action be required in the future, with a probable low estimate of $248,000 and a probable maximum estimate of $1,431,750. In addition, as a prudent practice to reduce possible risk associated with the business environmental risk, environmental insurance was obtained in the form of a $2.0 million lender’s policy from Great American E&S Insurance Company with a term of 8 years (loan term plus three years). In the event of monetary default, the policy will respond to pay the lesser of the outstanding loan balance or required cleanup costs (as required due to a release over a published legal standard). The policy also includes protection for third party bodily injury and property damage claims related to release of pollutants. At origination, the borrowers and the non-recourse carveout guarantor executed an environmental indemnity agreement covering the environmental covenants and related obligations under the ICP/IRG Holdings Portfolio Whole Loan documents. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.
■	Market Overview and Competition. The ICP/IRG Holdings Portfolio is located across four different MSAs in Michigan and Ohio. The following highlights key statistics for each relevant market. In aggregate, in-place rents of $4.63 PSF are approximately 5.9% below market as compared to the appraisal concluded market rent of $4.90 PSF.

Cleveland - OH (50.5% of Allocated Whole Loan Cut-off Date Balance): According to the appraisal, the Cleveland - OH Warehouse Market had approximately 352.8 million SF of inventory, 95.8% occupancy and average asking rent of $5.66 PSF as of the second quarter of 2022. According to the appraisal, market conditions in the local industrial sector remain favorable with vacancy rates holding steady and market rents continuing to increase.

According to the appraisal, the Cleveland - OH Office Market had approximately 108.5 million SF of inventory, 91.9% occupancy and average asking rent of $19.18 PSF as of the second quarter of 2022. According to the appraisal, the office property is well located and in proximity to both employment centers and major demand generators, allowing it to remain in a competitive position in the market.

Detroit - MI (25.5% of Allocated Whole Loan Cut-off Date Balance): According to the appraisal, the Detroit - MI Warehouse Market had approximately 615.4 million SF of inventory, 95.5% occupancy and average asking rent of $8.15 PSF as of the second quarter of 2022. The market is currently experiencing high occupancy levels, and while new construction has increased, a good portion is owner/user related and speculative construction is experiencing good absorption.

Youngstown - OH (22.5% of Allocated Whole Loan Cut-off Date Balance): According to the appraisal, the Youngstown - OH Warehouse Market had approximately 70.1 million SF of inventory, 94.5% occupancy and average asking rent of $4.64 PSF as of the second quarter of 2022. Market conditions in the local industrial sector remain favorable with vacancy rates holding steady and market rents continuing to increase.

Dayton - OH (1.5% of Allocated Whole Loan Cut-off Date Balance): According to the appraisal, the Dayton - OH Warehouse Market had approximately 111.6 million SF of inventory, 96.0% occupancy and average asking rent of $5.38 PSF as of the second quarter of 2022.

■	The Borrowers. The borrowers are Holdings Cleveland American, LLC, Cleveland American, LLC, Miles North Randall, LLC, ICP Miles North Randall LLC, Stop Eight Vandalia LLC, SL Stop Eight Vandalia LLC, ICP Stop Eight Vandalia LLC, Holdings Warren Perkins Jones, LLC, ICP Warren Perkins Jones LLC, Holdings Romulus, LLC, Romulus Huron River Drive LLC, Elyria 1200 Taylor, LLC and ICP Elyria Taylor 1200 LLC, each a Delaware limited liability company structured to be a single purpose bankruptcy-remote entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ICP/IRG Holdings Portfolio Whole Loan. The borrower sponsors are Industrial Commercial Properties (“ICP”) and Industrial Realty Group (“IRG”). ICP is owned by Christopher Semarjian, who, together with Holdings Ohio, LLC, is the non-recourse carveout guarantor.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: ICP/IRG HOLDINGS PORTFOLIO

Founded in 1996, ICP is a real estate development company headquartered in Cleveland, Ohio, specializing in commercial and industrial rehabilitation, build-to-suits and economic redevelopment. ICP operates one of the largest privately-held commercial real estate portfolios in the United States. The portfolio’s diversity has expanded beyond its roots of industrial complexes, including former General Motors and Ford plants converted to multi-tenant industrial buildings and large-scale distribution centers. The portfolio now encompasses over 46.5 million square feet of industrial and mixed-use developments, office parks, multi-family, and repurposed shopping centers.

Founded in 1974, IRG is a nationwide real estate development and investment firm specializing in the acquisition, development and management of commercial and industrial real estate throughout the United States. IRG, through its affiliated partnerships and limited liability companies, operates a portfolio containing over 150 properties in 31 states with over 100 million square feet of rentable space. The majority of the assets in IRG’s portfolio have been purchased well below replacement costs permitting IRG to spend sufficient capital to modernize the existing facilities, while still being able to offer inexpensive leasing terms to tenants.

■	Escrows. At loan origination, the borrowers deposited (i) $3,000,000 into a TI/LC reserve, (ii) $907,455 into a real estate tax reserve and (iii) $851,224 into a required repairs reserve.

Real Estate Taxes and Insurance Reserves. On each monthly due date, the borrowers are required to deposit: (i) an amount equal to 1/12 of the estimated annual real estate taxes (initially $247,190) into the tax reserve account; and (ii) 1/12 of estimated insurance premiums, unless an event of default has occurred or the borrowers maintain a blanket policy in accordance with the ICP/IRG Holdings Portfolio Whole Loan documents.

Replacement Reserve. On each monthly due date, the borrowers are required to deposit $58,287 into a replacement reserve.

TI/LC Reserve. On each monthly due date during the continuance of Cash Sweep Event (as defined below), the borrowers are required to deposit $116,575 into a TI/LC reserve, subject to a cap of $1,830,000.

■	Lockbox and Cash Management. The ICP/IRG Holdings Portfolio Whole Loan is structured with a hard lockbox and springing cash management. All funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Sweep Event is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, bank fees, debt service, required reserves and operating expenses, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the ICP/IRG Holdings Portfolio Whole Loan and disbursed in accordance with the terms of the ICP/IRG Holdings Portfolio Whole Loan documents.

A “Cash Sweep Event” means (a) an event of default, (b) the bankruptcy or insolvency of the any of the borrowers or the property manager, (c) if the debt service coverage ratio based on a trailing three-month period for the ICP/IRG Holdings Portfolio Whole Loan falls below 1.10x or (d) the commencement of a Lease Sweep Period (as defined below).

A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the ICP/IRG Holdings Portfolio Whole Loan documents, (ii) with respect to clause (b) above solely with respect to the property manager, if the applicable individual borrower replaces such property manager with a “Qualified Manager” (as fully described in the ICP/IRG Holdings Portfolio Whole Loan documents) under a replacement management agreement acceptable to the lender within 60 days, (iii) with respect to clause (c) above, (x) if the debt service coverage ratio based on the trailing three-month period immediately preceding the date of such determination for one calendar quarter is not less than 1.10x or (y) the borrowers deliver to the lender cash or a letter of credit in an amount which, when applied to the outstanding principal balance of the ICP/IRG Holdings Portfolio Whole Loan, would be sufficient to achieve the applicable debt service coverage ratio required under the ICP/IRG Holdings Portfolio Whole Loan documents, or (iv) with respect to clause (d) above, the Lease Sweep Period has ended; provided, however, (A) no event of default has occurred and is continuing under the ICP/IRG Holdings Portfolio Whole Loan documents, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure including reasonable attorney’s fees and expenses, and (C) in no event may the borrowers cure a Cash Sweep Event caused by a bankruptcy action caused by any of the borrowers filing a voluntary petition or arising from a person filing an involuntary petition against any of the borrowers and any such borrower has colluded with or otherwise assisted such person with the involuntary petition against the applicable borrower.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: ICP/IRG HOLDINGS PORTFOLIO

A “Lease Sweep Period” will commence on the first monthly due date following the occurrence of any of the following: (i) with respect to the lease for Medical Mutual of Ohio, the largest tenant by the UW Base Rent, or its replacement, as more fully described in the ICP/IRG Holdings Portfolio Whole Loan documents (each such lease, a “Lease Sweep Lease”), the earlier to occur of (A) 12 months prior to the earliest stated expiration of a Lease Sweep Lease; or (B) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, (ii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by any borrower or the property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate such Lease Sweep Lease, (iii) the date that any tenant under a Lease Sweep Lease “goes dark” at its premises (the “Lease Sweep Space”) at the applicable ICP/IRG Holdings Portfolio Individual Property or gives notice that it intends to discontinue its business at its Lease Sweep Space at the applicable ICP/IRG Holdings Portfolio Individual Property, (iv) upon a default under a Lease Sweep Lease by the tenant thereunder; or (v) the occurrence of a bankruptcy or insolvency of any tenant or its direct or indirect parent company (if any) under a Lease Sweep Lease.

A Lease Sweep Period will end if: (a) in the case of clauses (i), (ii), and (iii) above, the entirety of the Lease Sweep Space is leased pursuant to a replacement lease acceptable to the lender, as more fully described in the ICP/IRG Holdings Portfolio Whole Loan documents (the “Acceptable Replacement Lease”) and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved Lease Sweep Space leasing expenses, free rent periods, and/or rent abatement periods set forth in all such Acceptable Replacement Lease and any shortfalls in required payments under the ICP/IRG Holdings Portfolio Whole Loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Acceptable Replacement Lease; (b) in the case of clause (i) (B) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Space, and in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Lease Sweep Period) to cover all anticipated Lease Sweep Space leasing expenses approved by the lender, free rent periods and/or rent abatement periods in connection with such renewal or extension; (c) in the case of clause (iv) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure; and (d) in the case of clause (v) above, either (a) the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

■	Property Management. The ICP/IRG Holdings Portfolio is currently managed by IRG Realty Advisors, LLC, an affiliate of the borrowers.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.
■	Release of Collateral. From and after a Payment Guaranty Release Event (as defined below) and the second anniversary of the first monthly due date or the date that is the earlier of (x) two years from the closing date of the securitization REMIC trust which holds the portion of the ICP/IRG Holdings Portfolio Whole Loan note last to be securitized and (y) the third anniversary of the first monthly due date, as applicable, if the borrowers have elected to defease or prepay a portion of the ICP/IRG Holdings Portfolio Whole Loan in connection with the release of an ICP/IRG Holdings Portfolio Individual Property, and provided that no event of default or Cash Sweep Event is continuing, the borrowers may obtain the release of an ICP/IRG Holdings Portfolio Individual Property upon the satisfaction of certain conditions, including, but not limited to, the following: (i) the amount of the outstanding principal balance of the ICP/IRG Holdings Portfolio Whole Loan to be defeased or prepaid equals or exceeds 115% of the loan amount allocated to the ICP/IRG Holdings Portfolio Individual Property being released, (ii) subsequent to such release, each borrower continues to be a special purpose entity pursuant to, and in accordance with, the ICP/IRG Holdings Portfolio Whole Loan documents, (iii) the borrowers deliver a REMIC opinion, (iv) the borrowers deliver a rating agency confirmation, (v) after giving effect to the release of the applicable ICP/IRG Holdings Portfolio Individual Property (including the portion of the ICP/IRG Holdings Portfolio Whole Loan defeased pursuant to the ICP/IRG Holdings Portfolio Whole Loan documents), the debt service coverage ratio for the remaining ICP/IRG Holdings Portfolio Properties based on the trailing 12-month period immediately preceding the release of the applicable ICP/IRG Holdings Portfolio Individual Property is equal to or greater than the greater of (x) 1.31x and (y) the debt service coverage ratio for all of the remaining ICP/IRG Holdings Portfolio Properties (including the remaining ICP/IRG Holdings Portfolio Individual Property requested to be released) immediately preceding such release, and (vi) the satisfaction of the customary REMIC requirements. See “Payment Guaranty” below for additional information.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

12

LOAN #1: ICP/IRG HOLDINGS PORTFOLIO

The borrowers may also obtain the release of certain parcels of a certain ICP/IRG Holdings Portfolio Individual Property without any requirements to pay any portion of any release amount, prepayment fee, yield maintenance premium or otherwise upon the satisfaction of certain conditions, including, but not limited to, the customary REMIC requirement.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the ICP/IRG Holdings Portfolio Properties plus the cost of rental loss and/or business interruption coverage. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender must accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.
■	Payment Guaranty. In January 2023, Invacare Corporation reportedly commenced voluntary Chapter 11 cases in the United States Bankruptcy Court for the Southern District of Texas. Concurrently, Invacare Corporation reportedly entered into a Restructuring Support Agreement (the “RSA”) with substantially all of its debt holders, including its term loan lender, all of the holders of convertible senior secured notes and holders of a majority of its convertible senior unsecured notes. According to reports, the terms of the RSA will be implemented through its proposed plan of reorganization, which will be filed with the court.

In connection with the foregoing, Holdings Ohio, LLC and Christopher Semarjian (together with Holdings Ohio, LLC the “Payment Guarantor”) have provided a guaranty of all rents due under the Invacare Corporation lease on a joint and several basis. The Payment Guarantor is personally liable for all rents due under the Invacare Corporation lease in the amount of up to 10% of the outstanding principal balance of the ICP/IRG Holdings Portfolio Whole Loan, plus all related reasonable costs and expenses incurred by the lender (including reasonable attorneys’ fees and expenses). The obligations under the Payment Guaranty will terminate on the earlier of (i) the indefeasible payment in full of the debt in accordance with the ICP/IRG Holdings Portfolio Whole Loan documents, (ii) full and complete payment and performance of the guaranteed obligations and (iii) a Payment Guaranty Release Event. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Industrial Properties” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” in the Preliminary Prospectus for additional information.

A “Payment Guaranty Release Event” will occur, provided no event of default or Cash Sweep Period has occurred and is continuing, upon (i) the debt service coverage ratio based on a trailing three-month period for the ICP/IRG Holdings Portfolio Whole Loan is greater than or equal to 1.30x, and (ii) (a) court approval of Invacare Corporation’s assumption of the lease, or (b) in the event the Invacare Corporation’s lease is rejected, an Acceptable Replacement Lease is entered into, the tenant is in occupancy and paying full unabated rent and there are no outstanding obligations with respect to such lease or such obligations have been reserved with the lender.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

13

LOAN #2: AUSTIN MULTIFAMILY PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

14

LOAN #2: AUSTIN MULTIFAMILY PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

15

LOAN #2: AUSTIN MULTIFAMILY PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CREFI
Location (City / State)	Austin, Texas	Cut-off Date Balance(3)		$75,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit(2)		$130,952.38
Size (Units)	840	Percentage of Initial Pool Balance		8.7%
Total Occupancy as of 3/17/2023	96.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/17/2023	96.0%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / 2019-2022	Mortgage Rate		7.37000%
Appraised Value	$187,000,000	Original Term to Maturity (Months)		60
Appraisal Date	3/27/2023	Original Amortization Term (Months)		NAP
Borrower Sponsors	Wesley Ivan Keller, Nathan Ivan	Original Interest Only Period (Months)		60
	Keller and Jonathan Sheffield Keller	First Payment Date		6/6/2023
Property Management	Keller Property Company	Maturity Date		5/6/2028

Underwritten Revenues	$15,971,152	Escrows(4)
Underwritten Expenses	$5,778,518		Upfront	Monthly
Underwritten Net Operating Income (NOI)	$10,192,634	Taxes	$832,492	$166,498
Underwritten Net Cash Flow (NCF)	$9,982,634	Insurance	$0	Springing
Cut-off Date LTV Ratio(2)	58.8%	Replacement Reserves	$0	$17,500
Maturity Date LTV Ratio(2)	58.8%	TI / LC	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.24x / 1.21x	Deferred Maintenance	$458,628	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.3% / 9.1%	Other Reserves	(5)	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount(2)	$110,000,000	100.0%	Loan Payoff	$84,804,226	77.1%
			Return of Equity	22,061,044	20.1
			Closing Costs	1,843,610	1.7
			Upfront Reserves	1,291,119	1.2
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%

(1)	See the “Portfolio Summary” chart below.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Austin Multifamily Portfolio Whole Loan (as defined below).
(3)	The Austin Multifamily Portfolio Mortgage Loan (as defined below) is part of the Austin Multifamily Portfolio Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original balance of $110,000,000. See “—The Mortgage Loan” below.
(4)	See “—Escrows” section below.
(5)	The borrowers are required to deposit $2,000,000 into a debt yield reserve in the form of cash or a letter of credit within 90 days of origination. See “—Escrows” below.

■	The Mortgage Loan. The Austin Multifamily Portfolio mortgage loan (the “Austin Multifamily Portfolio Mortgage Loan”) is part of a whole loan (the “Austin Multifamily Portfolio Whole Loan”) secured by the borrowers’ fee interest in two multifamily properties located in Austin, Texas (the “Austin Multifamily Portfolio Properties”). The Austin Multifamily Portfolio Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000. The Austin Multifamily Portfolio Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 8.7% of the Initial Pool Balance.

The Austin Multifamily Portfolio Whole Loan was originated on April 21, 2023 by CREFI and accrues interest at a fixed rate of 7.37000% per annum. The Austin Multifamily Portfolio Whole Loan has an initial term of 60 months, a remaining term of 60 months as of the Cut-off Date and is interest-only for the full term. The scheduled maturity date of the Austin Multifamily Portfolio Whole Loan is May 6, 2028.

Voluntary prepayment of the Austin Multifamily Portfolio Whole Loan is prohibited prior to February 6, 2028, but may be freely prepaid in whole or in part thereafter. However, see “—Release of Collateral” below for discussion of partial prepayments and defeasance. Defeasance of the Austin Multifamily Portfolio Whole Loan is permitted at any time after the earlier to occur of (i) April 21, 2027 and (ii) the second anniversary of the closing date of the securitization that includes the last pari passu note of the Austin Multifamily Portfolio Whole Loan to be securitized. The assumed lockout period of 24 payments is based on the expected closing date of this transaction in May 2023. The actual lockout period may be longer. The borrowers have the right to defease the Austin Multifamily Portfolio Whole Loan in part or in full. See also “—Partial Release” below.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: AUSTIN MULTIFAMILY PORTFOLIO

The table below summarizes the promissory notes that comprise the Austin Multifamily Portfolio Whole Loan. The relationship between the holders of the Austin Multifamily Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	Benchmark 2023-V2	Yes
A-2	35,000,000	35,000,000	CREFI(1)	No
Whole Loan	$110,000,000	$110,000,000

(1)	Expected to be contributed to one or more future securitization(s).

■	The Mortgaged Properties. The Austin Multifamily Portfolio Properties are comprised of two recently renovated garden style multifamily properties totaling 840 units located at 8800 and 8900 North Interstate Highway 35 in Austin, Texas. The Austin Multifamily Portfolio Properties were recently renovated between 2019 and 2022. Renovations included interior unit upgrades to 397 units such as new flooring, quartz counters and stainless-steel appliances, as well as a clubhouse and fitness center revitalization, pool upgrades, landscaping, and exterior renovations. The borrower sponsors plan to continue renovating remaining units as they turn. Amenities at the Austin Multifamily Portfolio Properties include a pool, clubhouse, conference room, fitness center and dog park with gated access. The Austin Multifamily Portfolio Properties are situated on adjacent sites totaling approximately 29.20 acres and feature 1,243 parking spaces, resulting in a parking ratio of approximately 1.48 spaces per unit. As of March 17, 2023 the Austin Multifamily Portfolio Properties were 96.0% occupied.

The following table presents certain information relating to the Austin Multifamily Portfolio Properties:

Portfolio Summary(1)

Property Name	City, State	Year Built/ Renovated	Total Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Appraised Value	% of UW Base Rent(2)
Starburst Apartments	Austin, TX	1983/2019-2022	504	95.2%	$45,000,000	60.0%	$113,000,000	59.3%
Orbit Apartments	Austin, TX	1981/2019-2022	336	97.0%	30,000,000	40.0	74,000,000	40.7
Total / Wtd. Avg.			840	96.0%	$75,000,000	100.0%	$187,000,000	100.0%

(1)	Source: Appraisals unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated March 17, 2023.

The following tables present certain information relating to the unit mixes at the Austin Multifamily Portfolio Properties:

Starburst Apartments Unit Mix(1)

Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1 BR/1BA	384	76.2%	97.1%	568	$1,253	$1,358
2BR/2BA	120	23.8%	89.2%	817	$1,602	$1,756
Total / Wtd Avg.	504	100.0%	95.2%	627	$1,331	$1,447

(1)	Based on the underwritten rent rolls dated March 17, 2023 unless otherwise indicated.
(2)	Source: Third party market research report.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: AUSTIN MULTIFAMILY PORTFOLIO

Orbit Apartments Unit Mix(1)

Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1 BR/1BA	272	81.0%	96.3%	557	$1,285	$1,358
2BR/2BA	64	19.0%	100.0%	820	$1,588	$1,756
Total / Wtd Avg.	336	100.0%	97.0%	607	$1,345	$1,436

(1)	Based on the underwritten rent rolls dated March 17, 2023 unless otherwise indicated.
(2)	Source: Third party market research report.

The following table presents certain information relating to historical leasing of the residential units at the Austin Multifamily Portfolio Properties:

Historical Leased %(1)

12/31/2021	12/31/2022	As of 3/17/2023(2)
N/A	N/A	96.0%

(1)	Historical occupancies are unavailable at the Austin Multifamily Portfolio Properties as the sponsor renovated the units between 2019 and 2022.
(2)	Based on the underwritten rent rolls dated March 17, 2023.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Austin Multifamily Portfolio Properties:

Cash Flow Analysis(1)(2)

	2022	T-12 3/31/2023	T-3 Ann. 3/31/2023	Underwritten	Underwritten $ per Unit
Base Rent	$9,554,146	$10,442,736	$12,643,588	$12,923,592	$15,385.23
Potential Income from Vacant Units	0	0	0	581,700	$692.50
Other Income(3)	2,192,031	2,570,483	3,289,092	3,206,943	$3,817.79
Gross Potential Rent	$11,746,178	$13,013,218	$15,932,680	$16,712,235	$19,895.52
Vacancy & Credit Loss	(856,745)	(767,909)	(90,674)	(741,083)	($882.24)
Effective Gross Income	$10,889,433	$12,245,309	$15,842,006	$15,971,152	$19,013.28

Real Estate Taxes	1,902,838	1,856,012	1,902,837	1,959,923	$2,333.24
Insurance	278,002	278,002	278,002	479,636	$571.00
Management Fee	326,683	367,359	475,260	479,135	$570.40
Other Operating Expenses	2,891,528	2,859,824	2,903,209	2,859,824	$3,404.55
Total Expenses	$5,399,051	$5,361,197	$5,559,308	$5,778,518	$6,879.19

Net Operating Income	$5,490,382	$6,884,112	$10,282,697	$10,192,634	$12,134.09
Replacement Reserves	0	0	0	210,000	$250.00
TI/LC	0	0	0	0	$0.00
Net Cash Flow	$5,490,382	$6,884,112	$10,282,697	$9,982,634	$11,884.09

Occupancy(4)(5)	NAP	NAP	NAP	95.0%
NOI Debt Yield(6)	5.0%	6.3%	9.3%	9.3%
NCF DSCR(6)	0.67x	0.84x	1.25x	1.21x

(1)	Based on the underwritten rent rolls dated March 17, 2023.
(2)	The sponsor renovated the units between 2019 and 2022. As such, historical financials prior to 2022 are unavailable at the Austin Multifamily Portfolio Properties. The cash flow analysis relies on the T-3 annualized period for the most recent period to reflect the performance of the Austin Multifamily Portfolio Properties following the renovations, which included upgrades to 397 units across the portfolio.
(3)	Other Income includes income from rubs/utility, trash services, forfeited deposits, vending machines and late charges.
(4)	Historical occupancies are unavailable at the Austin Multifamily Portfolio Properties as the sponsor renovated the units between 2019 and 2022.
(5)	Underwritten Occupancy is based on the economic occupancy.
(6)	NOI Debt Yield and NCF DSCR are based on the Austin Multifamily Portfolio Whole Loan.

■	Appraisal. According to the appraisals, the Austin Multifamily Portfolio Properties have an aggregate “as-is” appraised value of $187,000,000 as of March 27, 2023.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: AUSTIN MULTIFAMILY PORTFOLIO

■	Environmental Matters. According to the Phase I environmental reports dated as of March 29, 2023, there are no recognized environmental conditions or recommendations for further action at the Austin Multifamily Portfolio Properties.
■	Market Overview and Competition. The Austin Multifamily Portfolio Properties are located in Austin, Texas within the Austin-Round Rock, TX metropolitan statistical area (“Austin MSA”). The Austin MSA is projected to have a total population of 2,473,457 in 2023 which represents an annual increase of approximately 2.9% since 2010. The Austin Multifamily Portfolio Properties are located directly off of Interstate 35, with immediate access to downtown Austin as well as US Highways 183 and 290. The Austin Multifamily Portfolio Properties are also located approximately 5 miles southeast of The Domain which is a mixed-use retail center with over 100 stores and restaurants and a demand generator for the local area.

The Austin Multifamily Portfolio Properties are located in the North Multifamily submarket of the Austin MSA. According to the appraisal as of the fourth quarter of 2022, the submarket had existing supply of 21,696 units with no new competing construction planned and average occupancy of 93.0%. Additionally, according to a third-party market research report average monthly asking rent per unit in the submarket was $1,541.

According to the appraisals, the 2022 population and average household income within a one-, three- and five-mile radius of the Starburst Apartments Property was 24,564, 141,736, and 330,859 and $73,484, $91,857 and $106,940, respectively. The 2022 population and average household income within a one-, three- and five-mile radius of the Orbit Apartments Property was 26,848, 140,400, and 328,788 and $73,917, $91,285 and $107,516, respectively.

■	The Borrowers. The borrowers are 8800 Austin, LLC and 8900 Austin, LLC, each a Texas limited liability company and single purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Austin Multifamily Portfolio Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Wesley Ivan Keller, Nathan Ivan Keller and Jonathan Sheffield Keller, each a principal of Keller Capital. Keller Capital is the owner-manager of various multifamily assets throughout Texas with a current portfolio of 2,180 units and 500 acres of development land in Utah and Idaho.

■	Escrows. At origination of the Austin Multifamily Portfolio Whole Loan, the borrowers deposited approximately (i) $832,492 into a reserve account for real estate taxes and (ii) $458,628 into a reserve account for deferred maintenance.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $166,498).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of an amount which would be sufficient to pay insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Austin Multifamily Portfolio Whole Loan documents. An acceptable blanket policy was in place at origination of the Austin Multifamily Portfolio Whole Loan.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $17,500.

Debt Yield Reserve. The borrowers are required to deposit into a debt yield reserve, within 90 days of the origination of the Austin Multifamily Portfolio Whole Loan, an amount equal to $2,000,000 in the form of cash or a letter of credit. Upon the occurrence of the Collateral Cure Conditions (as hereinafter defined), the funds in the debt yield reserve account shall be disbursed to the borrowers. The “Collateral Cure Conditions” will be deemed to exist, provided that no event of default is ongoing, at such time as the debt yield (without taking into account the cash deposit and/or letter of credit) shall equal or be greater than 9.0% for two consecutive calendar quarters.

■	Lockbox and Cash Management. The Austin Multifamily Portfolio Whole Loan is structured with a springing lockbox and springing cash management. From and after the first occurrence of a Trigger Period (as defined below), the Austin Multifamily Portfolio borrowers are required to establish a lender-controlled lockbox account and the borrowers will be required to cause all revenue relating to the Austin Multifamily Portfolio Properties received by the borrowers or the property manager to be deposited into such lockbox immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice. Upon the occurrence and during the continuance of a Trigger Period and following delivery of a restricted account notice, all funds in the lockbox account are required to be transferred on each business day to a cash management account under the control

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: AUSTIN MULTIFAMILY PORTFOLIO

of the lender to be applied and disbursed in accordance with the Austin Multifamily Portfolio Whole Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Austin Multifamily Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Austin Multifamily Portfolio Whole Loan. If and to the extent that excess cash flow fails to be collected in the excess cash flow account on any monthly payment date due to: (w) any election by the lender not to deliver a restricted account notice, (x) any delay in the creation of the cash management account and/or the lockbox account by the borrowers, (y) any delay by the lender in declaring the occurrence of a Trigger Period, and/or (z) any violation of or failure by the borrowers to comply with the representations, covenants and other terms and conditions of the Austin Multifamily Portfolio Whole Loan documents related to, in each case, cash management, the borrowers will be required, within 5 business days of the applicable monthly payment date, to make a true up payment into the excess cash flow account in an amount determined by the lender as would have been collected in the excess cash flow account but for the occurrence of the events contemplated by the foregoing clauses (w), (x), (y) and/or (z). Upon an event of default under the Austin Multifamily Portfolio Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) on or after November 6, 2023, the debt service coverage ratio falling below 1.15x, and (iii) the failure of the borrower to deposit $2,000,000 into the debt yield reserve account in accordance with the terms of the Austin Multifamily Portfolio Whole Loan documents; and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, the date that the borrower deposits $2,000,000 into the debt yield reserve account in accordance with the terms of the Austin Multifamily Portfolio Whole Loan documents.

■	Property Management. The Austin Multifamily Portfolio Properties are managed by Keller Property Company, a borrower affiliated property management company.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.
■	Release of Collateral. The Austin Multifamily Portfolio Whole Loan documents permit the release of an individual property from the lien of the mortgage at any time after the earlier to occur of (i) April 21, 2027 and (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized, provided no event of default has occurred and is continuing and upon satisfaction of certain conditions set for in the Austin Multifamily Portfolio Whole Loan documents, including, without limitation, the following: (a) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (x) 125% of the allocated loan amount for the individual Mortgaged Property and (y) 100% of the net sales proceeds applicable to such individual Mortgaged Property, (b) the borrower delivers a REMIC opinion, (c) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (d) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Property is greater than the greater of (x) 1.22x or (y) the debt service coverage ratio with respect to the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable), (e) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Property is no greater than the lesser of (x) 58.8% or (y) the loan-to-value ratio with respect to the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable), and (f) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Mortgaged Property is greater than the greater of (a) 9.08% or (b) the debt yield with respect to the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: AUSTIN MULTIFAMILY PORTFOLIO

■	Terrorism Insurance. The borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Austin Multifamily Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Austin Multifamily Portfolio Properties for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $25,000 unless lender consents to a higher deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: CUMBERLAND MALL

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

22

LOAN #3: CUMBERLAND MALL

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: CUMBERLAND MALL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC, BMO
Location (City / State)	Atlanta, Georgia	Cut-off Date Balance		$65,000,000
Property Type	Retail	Cut-off Date Balance per SF(1)		$253.76
Size (SF)	709,318	Percentage of Initial Pool Balance		7.6%
Total Occupancy as of 3/31/2023	99.1%	Number of Related Mortgage Loans		1
Owned Occupancy as of 3/31/2023	98.7%	Type of Security		Fee
Year Built / Latest Renovation	1973 / 2006-2016	Mortgage Rate		7.87000%
Appraised Value	$368,000,000	Original Term to Maturity (Months)		60
Appraisal Date	2/28/2023	Original Amortization Term (Months)		NAP
Borrower Sponsor	BPR Nimbus LLC	Original Interest Only Period (Months)		60
Property Management	Brookfield Properties Retail Inc.	First Payment Date		6/1/2023
Underwritten Revenues	$32,871,677	Maturity Date		5/1/2028
Underwritten Expenses	$8,090,891	Escrows(2)
Underwritten Net Operating Income (NOI)	$24,780,787		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$23,863,869	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)	48.9%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)	48.9%	Replacement Reserves	$0	Springing
DSCR Based on Underwritten NOI / NCF(1)	1.73x / 1.66x	TI/LC	$1,987,019	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	13.8% / 13.3%	Other(3)	$267,919	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan	$180,000,000	100.0%	Existing Loan Payoff	$160,491,051	89.2%
			Return of Equity	15,615,412	8.7%
			Reserves	2,254,938	1.3%
			Closing Costs	1,638,600	0.9%
Total Sources	$180,000,000	100.0%	Total Uses	$180,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-Off Date of the Cumberland Mall Whole Loan (as defined below).
(2)	See “—Escrows” below.
(3)	Other Upfront reserve represents an upfront gap rent reserve. See “—Escrows” below.

■	The Mortgage Loan. The Cumberland Mall mortgage loan (the “Cumberland Mall Mortgage Loan”) is part of a whole loan (the “Cumberland Mall Whole Loan”) originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”), Morgan Stanley Bank, N.A. (“MSBNA”) and Bank of Montreal (“BMO”) on April 14, 2023 that is evidenced by eleven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000. The Cumberland Mall Whole Loan is secured by the fee simple interest in Cumberland Mall, a 709,318 SF enclosed, super-regional mall located at 2860 Cumberland Mall Southeast in Atlanta, Georgia (“Cumberland Mall Property”). The Cumberland Mall Mortgage Loan, which is evidenced by the controlling note A-1 and non-controlling notes A-2, A-8 and A-10 has an outstanding principal balance as of the Cut-off Date of $65,000,000 and represents approximately 7.6% of the Initial Pool Balance. GACC is contributing notes A-1 and A-2 totaling $40,000,000 and BMO is contributing notes A-8 and A-10 totaling $25,000,000.

The Cumberland Mall Whole Loan proceeds were used to refinance the existing debt on the Cumberland Mall Property, fund upfront reserves, pay origination costs and return cash to the borrowers. The Cumberland Mall Whole Loan accrues interest at a fixed rate of 7.87000% per annum.

The Cumberland Mall Whole Loan had an original term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The scheduled maturity date of the Cumberland Mall Whole Loan is the due date in May 2028. Voluntary prepayment of the Cumberland Mall Whole Loan in whole (but not in part) is permitted on or after the due date occurring in February 2028 without the payment of any prepayment premium. Defeasance of the Cumberland Mall Whole Loan in whole (but not in part) is permitted after the earlier to occur of the second anniversary of the closing date of the transaction that holds the last note to be securitized and April 14, 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The table below summarizes the promissory notes that comprise the Cumberland Mall Whole Loan. The relationship between the holders of the Cumberland Mall Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	Benchmark 2023-V2	Yes
A-2	20,000,000	20,000,000	Benchmark 2023-V2	No
A-3	15,000,000	15,000,000	DBRI(1)	No
A-4	10,000,000	10,000,000	DBRI(1)	No
A-5	7,000,000	7,000,000	DBRI(1)	No
A-6	40,000,000	40,000,000	MSBNA(1)	No
A-7	23,000,000	23,000,000	MSBNA(1)	No
A-8	15,000,000	15,000,000	Benchmark 2023-V2	No
A-9	12,500,000	12,500,000	BMO(1)	No
A-10	10,000,000	10,000,000	Benchmark 2023-V2	No
A-11	7,500,000	7,500,000	BMO(1)	No
Whole Loan	$180,000,000	$180,000,000

(1)	Expected to be contributed to one or more future securitization trusts.

The Mortgaged Property. The Cumberland Mall Property is a 709,318 SF super regional mall located approximately 11 miles from downtown Atlanta, where more than 900,000 vehicles pass daily. The Cumberland Mall Property hosts a diverse tenant mix of over 100 shops and restaurants, meeting different customer needs. The immediate area of the Cumberland Mall Property has seen significant growth, including proximity to the Atlanta Braves stadium, which is located on the other side of the highway and holds over 41,000 people.

The Cumberland Mall Property was originally built in 1973, was expanded in 2006 and renovated in 2016. The Cumberland Mall Property is currently 98.7% leased to a diverse mix of tenants and has historically averaged 98.7% occupancy since 2016. The Cumberland Mall Property has a strong mix of national tenants and is anchored by Macy’s (non-collateral), Costco, Round 1 Bowling & Amusement, and Dick’s Sporting Goods. Costco opened in 2006 along with a 77,000 SF lifestyle center on the north side of the Cumberland Mall Property, attracting major national tenants and signature restaurants such as Cheesecake Factory, P.F. Chang’s, Buffalo Wild Wings, and Maggiano’s. In 2019, the borrower sponsor invested approximately $30.0 million on replacing the former Sears box with Dick’s Sporting Goods, Planet Fitness, and Round 1 Bowling & Amusement. Additionally, in late 2021, Brookfield Properties Retail Holding LLC (“Brookfield Properties”) received entitlements to develop 300 residential units, 60,000 SF of additional retail space, and up to 500,000 SF of office space proximate to the Cumberland Mall Property, allowing the Cumberland Mall Property to draw more people to the destination. The multifamily development is currently underway and expected to be completed in the second quarter of 2024.

The Cumberland Mall Property has shown a consistent growth in sales. Prior to the start of the COVID-19 pandemic, 2019 in-line sales PSF at the Cumberland Mall Property were $779 PSF and January 2023 TTM in-line sales PSF are $874 PSF, representing a 12.1% increase since 2019. Excluding Apple, in-line sales in 2019 were $518 PSF and January 2023 TTM in-line sales are at $610 PSF, representing a 17.7% increase since 2019. As of the January 2023 TTM, the in-line occupancy cost ratio is 8.3% including Apple and 11.9% excluding Apple. The table below provides an overview of the sales by tenancy type (partial year sales were excluded from the analysis).

Sales by Tenancy Type

Tenancy Type	2019 Sales	2019 PSF	2020 Sales	2020 PSF	2021 Sales	2021 PSF	2022 Sales	2022 PSF	TTM Sales(3)	TTM PSF(3)
Anchor(1)(2)	$192,000,000	$1,302	$217,000,000	$1,472	$298,000,000	$987	$306,400,000	$1,015	$306,400,000	$1,015
Major (> 10,000 SF)	31,977,014	$345	22,889,170	$247	33,119,265	$358	35,424,084	$383	35,534,676	$384
Inline (> 10,000 SF)	163,360,834	$779	130,277,728	$602	188,490,676	$863	197,104,268	$863	199,518,244	$874
Inline (> 10,000 SF) excluding Apple	105,197,133	$518	99,277,330	$473	135,305,482	$639	135,029,048	$609	135,224,292	$610
Total Sales	$384,992,566	$858	$368,079,113	$808	$516,265,996	$843	$535,342,263	$861	$537,827,202	$865

(1)	Based on the underwritten rent roll dated March 2019
(2)	2020 Anchor sales do not include Dick’s Sporting Goods and Round 1 Bowling & Amusement sales.
(3)	TTM is as of January 31, 2023

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: CUMBERLAND MALL

The largest tenant by underwritten base rent, Round 1 Bowling & Amusement (“Round 1”) (83,600 SF; 11.8% of net rentable area; 7.2% of underwritten base rent), is a multi-entertainment facility offering bowling, arcade games, billiards, karaoke, ping pong, darts, and other entertainment activities in an indoor facility complex. Round 1 opened its first U.S. location in Los Angeles in 2010 and has grown its presence in the United States to over 50 locations, with approximately 2,466 employees. At the Cumberland Mall Property, Round 1 occupies 83,600 SF through February 2031 and has two, five-year extension options.

The second largest tenant by underwritten base rent, Costco (147,409 SF; 20.8% of net rentable area; 5.8% of underwritten base rent), is an American multinational corporation, which operates a chain of membership-only big-box retail stores. As of April 2022, Costco was the fifth largest retailer in the world. Costco is ranked #11 on the Fortune 500 rankings of the largest United States corporations by total revenue. In the United States, Costco’s main competitors operating membership warehouses are Sam’s Club and BJ’s Wholesale Club. Costco employs 304,000 employees worldwide and has an average store size of 146,000 SF. As of February 2023, Costco had nearly 123 million members. Costco has three, 10-year extension options through November 2056. Costco leases the pad from the borrowers and owns its improvements.

The third largest tenant by base rent, H&M (24,655 SF; 3.5% of net rentable SF; 4.0% of underwritten base rent) offers collections for women, men, teenagers, children and babies, with a product range that includes sportswear, underwear, cosmetics, accessories and shoes. H&M is present in 76 markets around the world. At the Cumberland Mall Property, H&M occupies 24,655 SF through January 2032 and has two, three-year extension options.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Cumberland Mall Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Round 1 Bowling & Amusement(3)	NR/NR/NR	83,600	11.8%	$1,400,000	7.2%	$16.75	2/28/2031	2, 5-year options
Costco	NR/Aa3/A+	147,409	20.8	1,122,880	5.8	$7.62	11/30/2026	3, 10-year options
H&M	NR/NR/NR	24,655	3.5	775,000	4.0	$31.43	1/31/2032	2, 3-year options
Dick’s Sporting Goods(4)	NR/Baa3/BBB	70,984	10.0	769,783	4.0	$10.84	1/31/2031	3, 5-year options
Foot Locker	NR/NR/NR	5,990	0.8	570,548	3.0	$95.25	4/30/2023	None
Champs Sports	NR/NR/NR	7,610	1.1	545,180	2.8	$71.64	1/31/2027	None
Maggiano’s Little Italy	NR/NR/NR	16,375	2.3	544,960	2.8	$33.28	11/30/2026	1, 5-year options
The Cheesecake Factory	NR/NR/NR	11,112	1.6	500,040	2.6	$45.00	1/31/2027	None
DSW	NR/NR/NR	14,664	2.1	450,000	2.3	$30.69	1/31/2024	None
Kids Foot Locker	NR/NR/NR	3,955	0.6	389,132	2.0	$98.39	7/31/2025	None
Ten Largest Owned Tenants		386,354	54.5%	$7,067,523	36.5%	$18.29
Remaining Owned Tenants		314,073	44.3	12,273,048	63.5	$39.08
Total Occupied		700,427	98.7%	$19,340,571	100.0%	$27.61
Vacant Spaces (Owned Space)		8,891	1.3	0
Totals / Wtd. Avg. All Owned Tenants		709,318	100.0%	$19,340,571

(1)	Based on the underwritten rent roll dated March 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Round 1 may elect to terminate its lease if between March 2026 and March 2027 Round 1’s net sales fail to exceed $7,500,000. Round 1 has 90 days following such one year period to terminate its lease by providing the landlord with 180 days’ prior notice and payment of a termination fee equal to the unamortized portion of its construction allowance and the broker fee paid by the landlord to Round 1’s broker.
(4)	Dick’s Sporting Goods (“DSG”) may terminate its lease if Foot Locker prohibits or otherwise restricts DSG’s use of its leased premises via Foot Locker's exclusivity right and such failure continues for 15 days following written notice from DSG to the landlord.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: CUMBERLAND MALL

The following table presents certain information relating to the lease rollover schedule at the Cumberland Mall Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	31,286	4.4	4.4%	1,648,945	8.5	$52.71	13
2024	61,639	8.7	13.1%	2,705,967	14.0	$43.90	22
2025	71,897	10.1	23.2%	3,388,785	17.5	$47.13	25
2026	212,606	30.0	53.2%	3,745,098	19.4	$17.62	16
2027	78,272	11.0	64.2%	2,523,930	13.0	$32.25	13
2028	16,070	2.3	66.5%	585,446	3.0	$36.43	7
2029	1,750	0.2	66.8%	222,148	1.1	$126.94	2
2030	31,797	4.5	71.2%	897,754	4.6	$28.23	5
2031	154,872	21.8	93.1%	2,169,783	11.2	$14.01	3
2032	27,448	3.9	96.9%	1,212,381	6.3	$44.17	5
2033 & Thereafter	12,790	1.8	98.7%	240,334	1.2	$18.79	3
Vacant	8,891	1.3	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	709,318	100.0%		$19,340,571	100.0%	$27.61	114

(1)	Based on the underwritten rent roll dated March 31, 2023.
(2)	Lease Expiration Schedule is based on the lease expiration dates of all direct leases in place.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy at the Cumberland Mall Property:

Historical Leased %(1)

2020	2021	2022	As of 3/31/2023
95.8%	97.9%	96.5%	98.7%

(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cumberland Mall Property:

Cash Flow Analysis

	2020	2021	2022	T-12 1/31/2023	Underwritten	Underwritten $ per SF
Base Rent(1)	$15,531,763	$17,006,998	$18,513,247	$18,799,674	$19,340,571	$27.27
Step Rents	0	0	0	0	321,854	$0.45
Value of Vacant Space	0	0	0	0	669,205	$0.94
Reimbursements	5,994,957	5,870,712	6,146,884	6,196,689	6,757,614	$9.53
Vacancy & Credit Loss	0	0	0	0	(1,192,237)	($1.68)
Other Income	4,628,949	7,743,164	7,318,910	7,181,902	6,974,670	$9.83
Bad Debt	(725,673)	(301,427)	213,345	162,892	0	$0.00
Effective Gross Income	$25,429,997	$30,319,446	$32,192,386	$32,341,156	$32,871,677	$46.34
Total Operating Expenses	6,735,018	7,094,622	7,869,157	8,275,516	8,090,891	$11.41
Net Operating Income	$18,694,979	$23,224,824	$24,323,229	$24,065,640	$24,780,787	$34.94
TI / LC	0	0	0	0	739,588	$1.04
Capital Expenditures	0	0	0	0	177,330	$0.25
Net Cash Flow	$18,694,979	$23,224,824	$24,323,229	$24,065,640	$23,863,869	$33.64

Occupancy	95.8%	97.9%	96.5%	98.7%	96.5%(3)
NOI Debt Yield(2)	10.4%	12.9%	13.5%	13.4%	13.8%
NCF DSCR(2)	1.30x	1.62x	1.69x	1.68x	1.66x

(1)	Underwritten Base Rent is based on the underwritten rent roll as of March 31, 2023.
(2)	Based on the Cumberland Mall Whole Loan.
(3)	Underwritten Occupancy is based on the economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: CUMBERLAND MALL

■	Appraisal. According to the appraisal, the Cumberland Mall Property had an “as-is” appraised value of $368,000,000 as of February 28, 2023.
■	Environmental Matters. According to a Phase I environmental report dated March 1, 2023, there are no recognized environmental conditions or recommendations for further action at the Cumberland Mall Property.
■	Market Overview and Competition. The Cumberland Mall Property is located within the Atlanta-Sandy Springs-Alpharetta, Georgia Metropolitan Statistical Area (the “Atlanta MSA”) in Cobb County, Georgia. Cobb County has an estimated 2022 population of 766,149, with a population of 206,763 in a five-mile radius of the Cumberland Mall Property. The largest employers in Cobb County include the Cobb County Schools with approximately 17,750 employees, Wellstar Health System with roughly 15,000 employees, and Home Depot with about 13,000 employees. As of September 2022, Cobb County’s unemployment rate was 2.2%, 0.5% lower relative to the same period of the prior year and 1.1% below the national average. The average household income in Cobb County is $123,521.

The live, work, play environment surrounding the Cumberland Mall Property and Truist Park has drawn high-income renters and large corporations to the submarket in recent years. The submarket benefits from a base of large office users (approximately 31 million SF of office space) and has welcomed new expansions and relocations from major companies including new office headquarters for Thyssenkrupp and Papa John’s. Furthermore, the surrounding area features a strong mix of manufacturing companies and healthcare-related firms such as WellStar Health System and Aveanna Healthcare. Apartment rents in the immediate area surrounding the Cumberland Mall Property have increased substantially over the last few quarters (outpacing the metro average) at a trailing twelve-month growth of 19.7%.

The following table presents certain information relating to comparable retail centers for the Cumberland Mall Property:

Competitive Set(1)

Property Name	Year Built/Renovated or Expanded	Total NRA (Sq. Ft.)		Total Occupancy(1)(2)		Estimated # of Customers	Anchor / Major Tenants
Cumberland Mall	1973/2006-2016	709,318	(3)	98.7	%(3)	2,348,739	Round 1, Dick’s Sporting Goods, Costco
Town Center at Cobb	1986/1995	1,281,436		90.0%		1,325,138	Belk, Macy’s, JCPenney
Perimeter Mall(3)	1971/2017	1,551,000		85.0%		2,558,246	Dillard’s, Nordstrom, Von Maur, Macy‘s
Arbor Place	1999/NAP	1,219,096		88.4%		783,958	Belk, Dillard's, JCPenney, Macy's (Backstage), Regal Cinemas
North Point Mall	1993/2021	1,337,180		90.0%		1,172,182	Dillard's, JCPenney, Macy's, Von Maur, AMC Theaters
Total / Wtd. Avg. Competitive Set				88.2%		1,519,669

(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll as of March 31, 2023. Total Occupancy for the Cumberland Mall Property is as of March 31, 2023.
(3)	Perimeter Mall is owned by the borrower sponsor.

■	The Borrowers. The borrowers are Cumberland Mall, LLC and Cumberland FS Anchor Parcel Owner LLC, each a Delaware limited liability company that is owned and controlled by affiliates of Brookfield Properties and CBRE Investment Management. Each borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cumberland Mall Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is BPR Nimbus LLC, an affiliate of Brookfield Properties. Cumberland FS Anchor Parcel Owner LLC owns a parcel that includes the Dick’s Sporting Goods, Round 1 and Planet Fitness stores, and Cumberland Mall, LLC owns the remainder of the Cumberland Mall Property.

Brookfield Properties develops and operates real estate investments on behalf of Brookfield Asset Management, which is one of the largest alternative asset managers in the world. Formerly known as General Growth Properties, Inc., Brookfield Properties is owned by affiliates of Brookfield Asset Management and ranks among the largest retail real estate companies in the United States. Its portfolio of retail properties spans the nation, encompassing over 200 retail centers and representing over 155 million square feet of retail space. Brookfield Properties is focused exclusively on managing, leasing and redeveloping retail properties. The borrower sponsors are affiliated with the borrower sponsor of the Heritage Plaza Mortgage Loan, which also is being contributed to the Benchmark 2023-V2 transaction.

CBRE Investment Management is a leading investment management firm that delivers sustainable investment solutions across real assets categories, geographies, risk profiles and execution formats to clients, people and communities. CBRE is responsible for more than $149.3 billion of assets under management with over 1,000 team members and 30 offices worldwide.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: CUMBERLAND MALL

■	Escrows. At loan origination, the borrowers deposited approximately $1,987,019 into a TI/LC reserve and $267,919 into a gap rent reserve.

Tax Reserve – On each due date during a Cash Management Period, (as defined below) the borrowers are required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve – On each due date during a Cash Management Period, the borrowers are required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be required for the renewal of the insurance coverage. These deposits will be waived as long as an acceptable blanket policy is in effect, which was the case as of the origination date.

Capital Expenditure Reserve – During the continuance of a Cash Management Period, the borrowers are required to pay on each monthly payment date (subject to the Replacement Reserve Threshold (as defined below)) an amount equal to 1/12 of $0.25 per owned leasable square foot at the Cumberland Mall Property (which is initially estimated to be $14,744).

The “Replacement Reserve Threshold” means twenty-four times the replacement reserve monthly deposit (initially $353,853).

TI / LC Reserve — During the continuance of a Cash Management Period, the borrowers are required to pay on each monthly payment date (subject to the Rollover Reserve Threshold (as defined below)) an amount equal to 1/12 of $1.00 per owned leasable square foot at the Cumberland Mall Property (which initially will be $58,976).

The “Rollover Reserve Threshold” means twenty-four times the rollover reserve monthly deposit (initially $1,415,412).

Anchor Tenant Reserve — During the continuance of an Anchor Tenant Trigger Event (as defined below), borrowers are required to pay on each monthly payment date an amount equal to all initial excess cash flow (subject to the individual anchor threshold amount (which is equal to the product of $50.00 and the aggregate amount of gross leasable square footage of the applicable Anchor Tenant (as defined below) space as of the origination date) for all Anchor Tenants other than Costco) for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Cumberland Mall Property.

“Anchor Tenant Trigger Event” means any Anchor Tenant (i) has “gone dark” (i.e., ceased to be in occupancy or otherwise ceased to utilize the demised premises for business purposes until such time as such Anchor Tenant operates its business at the Cumberland Mall Property for a period of no less than thirty consecutive days during normal business hours), other than (A) a temporary closure in connection with a restoration, repair or renovation, (B) any other temporary closure with a duration of less than sixty days, (C) a temporary closure in compliance with applicable law, regulations and/or governmental mandates, or (D) a temporary closure by reason of civil unrest, (ii) is the subject of a bankruptcy proceeding (until such time as such bankruptcy is dismissed or the Anchor Tenant has emerged from bankruptcy or, if the premises occupied by such Anchor Tenant are leased from the borrowers, such lease is (x) accepted and affirmed by such Anchor Tenant in the applicable bankruptcy proceeding or (y) assumed by a replacement Anchor Tenant), (iii) has vacated its premises (or has given written notice of its intention to vacate) (until such time as such Anchor Tenant has reoccupied its premises or rescinded any notice of intent to vacate, if applicable), (iv) has terminated, canceled or surrendered its Anchor Lease (or delivered written notice of its intent to do so) (until such time as such Anchor Tenant has rescinded any notice of intent to terminate, cancel or surrender such Anchor Tenant premises, if applicable), or (v) fails to renew its Anchor Lease within the applicable renewal option period (until such time as such Anchor Tenant renews and/or extend its Anchor Lease pursuant to the terms thereof) provided in such anchor lease.

An “Anchor Tenant” means Macy’s, Costco, Round 1 or Dick’s Sporting Goods.

An “Anchor Lease” means a lease with an Anchor Tenant.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

29

LOAN #3: CUMBERLAND MALL

■	Lockbox and Cash Management. The Cumberland Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be deposited directly into the lender-controlled lockbox account. The Cumberland Mall Whole Loan documents also require that all rents received by the borrowers or property manager be deposited into the lockbox account within two business days of receipt. During the continuance of a Cash Management Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account, and applied to pay monthly debt service, required reserves and budgeted or approved property expenses. During the continuance of a Cash Sweep Period (as defined below) (but not during a Cash Management Period), an amount equal to all excess cash flow is reserved by cash management bank for the benefit of the lender, and during an Anchor Tenant Trigger Event certain excess cash flow is reserved as described above under “Escrows and Reserves—Anchor Tenant Reserve.”

A “Cash Management Period” will commence upon the occurrence of a Debt Yield Event (Cash Management Period) (as defined below) and will last until the debt yield is equal to or greater than 11.0% for two consecutive calendar quarters.

A “Cash Sweep Period” will commence upon the occurrence of an event of default or Debt Yield Event (Cash Sweep Period) (as defined below) and will last until the applicable event of default is cured and/or the debt yield is greater than 10.5% for two consecutive calendar quarters, as applicable. During a Cash Sweep Period, all excess cash flow is reserved in a lender-controlled account and the lender has certain approval rights with respect to the annual budget, material leases, and collection of lease termination payments. Solely for purposes of determining whether a Cash Sweep Period has been cured in the case of a Cash Sweep Period due to a Debt Yield Event (Cash Sweep Period), the denominator in the calculation of debt yield will equal the then aggregate outstanding principal balance of the Cumberland Mall Whole Loan as of such date, less any funds then on deposit with the lender or servicer in the excess cash flow reserve fund, provided that, following any such calculation giving credit to amounts in the excess cash flow reserve fund, such amounts will remain in the excess cash flow reserve fund and cannot be withdrawn or released for any reason until a Cash Sweep Period no longer exists without giving credit to amounts in the excess cash flow reserve fund (and all amounts in the excess cash flow reserve fund in excess of the amount so credited will be released to borrowers).

A “Debt Yield Event (Cash Management Period)” will mean the determination that the debt yield is less than 11.0% as of the end of any two consecutive calendar quarters.

A “Debt Yield Event (Cash Sweep Period)” will mean the determination that the debt yield is less than 10.5% as of the end of any two consecutive calendar quarters.

■	Property Management. The Cumberland Mall Property is managed by Brookfield Properties Retail Inc., an affiliate of the borrower sponsor.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Release of Collateral. The borrowers may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the Cumberland Mall Property) parcels (including “air rights” parcels but excluding any Anchor Tenant parcel) or outlots, including, without limitation, certain pre-approved release parcels set forth in the Cumberland Mall Mortgage Loan documents or (B) any Expansion Parcel (as defined below), including any Anchor Tenant parcel that is an Expansion Parcel, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Cumberland Mall Property to comply with zoning or legal requirements, (iii) confirmation that the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of certificates (provided that such confirmation will not be required for release of an Expansion Parcel (as defined below) or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), (iv) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines, provided that the borrowers may prepay the Cumberland Mall Whole Loan, without any prepayment fee or yield maintenance premium, to achieve such condition, and (v) the release will not result in a material diminution in the value of the Cumberland Mall Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

30

LOAN #3: CUMBERLAND MALL

■	Real Estate Substitution. In addition, the borrowers are permitted to obtain the release of collateral parcels (an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrowers acquire a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Cumberland Mall Whole Loan upon 20 days prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily relocatable or that will continue to serve the Cumberland Mall Property (and the borrowers are able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Cumberland Mall Property or an appraiser of comparable experience selected by the borrowers, (iii) with respect to the Acquired Parcel, the borrowers have delivered, among other things (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, in each case in an amount equal to or greater than $10,000,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the Cumberland Mall Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (iv) the substitution will not result in a loan-to-value ratio that does not comply with REMIC guidelines, provided that the borrowers may prepay the Cumberland Mall Whole Loan, without any prepayment fee or yield maintenance premium, to achieve such condition, (v) the borrowers acquire fee or leasehold title in the Acquired Parcel and (vi) the lender has received a rating agency confirmation from the applicable rating agencies, unless the applicable rating agency declines or fails to respond to the request for such confirmation.
■	Acquired Expansion Parcels. The borrowers have the right, at their own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins, the Cumberland Mall Property, including any Anchor Tenant premises, which land was not owned by the borrowers on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Cumberland Mall Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrowers acquire a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrowers satisfy similar conditions as are set forth under clause (iii) under “Real Estate Substitution” with respect to the Expansion Parcel.
■	Terrorism Insurance. The borrower is permitted to obtain (and as of the origination date did obtain) terrorism coverage through Liberty IC Casualty LLC (“Liberty”), a licensed captive insurance company controlled by Brookfield Properties, so long as, among other requirements, (i) such policy together with any other terrorism policy which meets the requirements of the loan documents, provide all risk coverage in an amount equal to full replacement cost and 36 months of business interruption coverage, (ii) the deductible is no higher than $1,000,000 plus that calculated under the Terrorism Risk Insurance Program Reauthorization Act of 2019 or successor act (“TRIPRA”), and (iii) any losses in excess of the deductible covered by Liberty which are not reinsured by the Federal Government under TRIPRA must be reinsured with a cut-through endorsement acceptable to the lender and the rating agencies from insurers which meet the ratings criteria in the loan documents. If TRIPRA or a substantially similar government program is not renewed, then the borrowers will be required to carry terrorism insurance in the amounts above to the extent commercially available, but will not be required to spend more for such coverage then two times the annual allocable amount of the total insurance premium that is then payable with respect to the property and business interruption policies required under the loan documents (without giving effect to the cost of the terrorism components of such policies).See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

31

LOAN #4: HARBORSIDE 2-3

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

32

LOAN #4: HARBORSIDE 2-3

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

33

LOAN #4: HARBORSIDE 2-3

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(2)		CREFI, BMO
Location (City / State)	Jersey City, New Jersey	Cut-off Date Balance(2)		$65,000,000
Property Type	Office	Cut-off Date Balance per SF(1)		$140.71
Size (SF)	1,599,029	Percentage of Initial Pool Balance		7.6%
Total Occupancy as of 3/22/2023	75.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/22/2023	75.1%	Type of Security		Fee
Year Built / Latest Renovation	1930 / 2021	Mortgage Rate		5.84000%
Appraised Value (As-Is)	$396,000,000	Original Term to Maturity (Months)		60
Appraisal Date	2/7/2023	Original Amortization Term (Months)		NAP
Borrowers Sponsors	Mark Karasick and Michael Silberberg	Original Interest Only Period (Months)		60
Property Management	Jones Lang LaSalle Americas, Inc.	First Payment Date		5/6/2023
		Maturity Date		4/6/2028

Underwritten Revenues	$51,753,039
Underwritten Expenses	$18,582,167	Escrows (3)
Underwritten Net Operating Income (NOI)	$33,170,872		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$31,463,647	Taxes	$696,822	$696,822
Cut-off Date LTV Ratio(1)	56.8%	Insurance	$272,774	$136,387
Maturity Date LTV Ratio(1)	56.8%	Replacement Reserve	$8,000,000	$26,650
DSCR Based on Underwritten NOI / NCF(1)	2.49x / 2.36x	TI / LC(4)	$15,000,000	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	14.7% / 14.0%	Other(5)	$40,614,319	$0
Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount(2)	$225,000,000	48.0%	Purchase Price	$377,000,000	80.5%
Sponsor Equity	119,820,041	25.6	Upfront Reserves	64,583,916	13.8
Mezzanine Loan Amount(6)	55,000,000	11.7	Closing Costs	26,869,593	5.7
Other Sources(7)	49,633,468	10.6
Preferred Equity	19,000,000	4.1
Total Sources	$468,453,509	100.0%	Total Uses	$468,453,509	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Harborside 2-3 Whole Loan (as defined below).
(2)	The Harborside 2-3 Mortgage Loan (as defined below) is part of the Harborside 2-3 Whole Loan which is comprised of nine pari passu promissory notes with an aggregate original balance of $225,000,000. The Harborside 2-3 Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Bank of Montreal (“BMO”).
(3)	See “—Escrows” below.
(4)	On each monthly payment date when the sum on deposit in the TI / LC reserve is less than $10,000,000, the borrower is required to deposit approximately $133,252 into the TI / LC reserve account, which account is subject to a cap in an amount equal to $15,000,000. See “—Escrows” below.
(5)	Other Upfront reserves include (i) a sea wall repair reserve of $25,000,000, (ii) an unfunded obligations reserve of $14,195,734, and (iii) an elevator modernization reserve of approximately $1,418,585. See “—Escrows” below.
(6)	Concurrently with the funding of the Harborside 2-3 Whole Loan, NongHyup Bank funded a mezzanine loan in the amount of $55,000,000 (the “Harborside 2-3 Mezzanine Loan” and together with the Harborside 2-3 Whole Loan, the “Harborside 2-3 Total Debt”). The Harborside 2-3 Mezzanine Loan accrues interest at a rate of 7.0000% per annum to be paid as part of each monthly debt service payment amount, and an additional 3.5000% per annum shall accrue through the loan term and be due on the maturity date. The Harborside 2-3 Mezzanine Loan has a final maturity date of April 6, 2028. An intercreditor agreement has been entered into between the lender under the Harborside 2-3 Whole Loan and the lender under the Harborside 2-3 Mezzanine Loan. Based on the Harborside 2-3 Total Debt, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 70.7%, the DSCR based on Underwritten NOI / NCF is 1.73x / 1.64x, and the Debt Yield based on Underwritten NOI / NCF is 11.8% / 11.2%. See “—Current Mezzanine or Subordinate Indebtedness” below.
(7)	Other Sources primarily consists of a Sea Wall credit of $27,610,000, tenant improvement and rent credits of approximately $12,104,859, a rate buydown credit of $6,250,000, and other miscellaneous credits.
■	The Mortgage Loan. The Harborside 2-3 mortgage loan (the “Harborside 2-3 Mortgage Loan”) is part of a whole loan (the “Harborside 2-3 Whole Loan”) secured by the borrowers’ fee interest in a 1,599,029 SF office property located in Jersey City, New Jersey (the “Harborside 2-3 Property”). The Harborside 2-3 Whole Loan is comprised of nine pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $225,000,000. The Harborside 2-3 Mortgage Loan is evidenced by controlling Note A-1 and non-controlling Note A-7 with an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000 and represents approximately 7.6% of the Initial Pool Balance.

The Harborside 2-3 Whole Loan was co-originated on April 4, 2023 by CREFI and BMO and accrues interest at a fixed rate of 5.84000% per annum. The Harborside 2-3 Whole Loan has an initial term of 60 months, a remaining term of 59 months and is interest-only for the full term. The scheduled maturity date of the Harborside 2-3 Whole Loan is April 6, 2028.

Voluntary prepayment of the Harborside 2-3 Whole Loan is prohibited prior to October 6, 2027, but may be freely prepaid in whole (but not in part) thereafter. Defeasance of the Harborside 2-3 Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) April 4, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Harborside 2-3 Whole Loan to be securitized.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

34

LOAN #4: HARBORSIDE 2-3

The table below summarizes the promissory notes that comprise the Harborside 2-3 Whole Loan. The relationship between the holders of the Harborside 2-3 Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.”

Total Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2023-V2	Yes
A-2	50,000,000	50,000,000	CREFI(1)	No
A-3	25,000,000	25,000,000	CREFI(1)	No
A-4	25,000,000	25,000,000	CREFI(1)	No
A-5	22,500,000	22,500,000	BMO(1)	No
A-6	17,500,000	17,500,000	BMO(1)	No
A-7	15,000,000	15,000,000	Benchmark 2023-V2	No
A-8	10,000,000	10,000,000	BMO(1)	No
A-9	10,000,000	10,000,000	BMO(1)	No
Whole Loan	$225,000,000	$225,000,000
Mezzanine Loan	$55,000,000	$55,000,000
Total Loan	$280,000,000	$280,000,000

(1)	Expected to be contributed to one or more future securitization transactions.
■	The Mortgaged Property. The collateral for the Harborside 2-3 Whole Loan is an interconnected two-building, ten-story Class A office property located along the waterfront in Jersey City, New Jersey totaling 1,599,029 SF. The Harborside 2-3 Property is a part of a larger development, which includes Harborside 1, 2, 3, 5 and 6 along with 101 Hudson Street, a water tax lot, and a waterfront promenade (the “Harborside Development”). The Harborside Development was built in 1930 and was recently renovated in 2021. As part of the renovation the Harborside 2-3 Property received an approximately $64.7 million renovation that consisted of updating the retail area along the Hudson Waterfront entrance side, enhancing the food hall area, lobby and elevator renovations, and exterior façade work. The sponsor additionally plans to invest $25.5 million in future capital expenditures including a tenant lounge, rooftop deck and improvements to the common areas.

The Harborside 2-3 Property is comprised of office and ground floor retail space and features a multi-story atrium lobby in the center of the Harborside 2-3 Property. The lobby area includes a food hall that generates additional income through license agreements with tenants. Parking is provided at the Harborside 2-3 Property by a parking garage that is located in the adjacent Harborside Plaza 5 building and has 1,100 covered parking spaces, of which 942 parking spaces are allocated for use by the Harborside 2-3 Property with an additional 413 spaced located the nearby Harborside Plaza 6 building allocated for use by the Harborside 2-3 Property, resulting in a parking ratio of approximately 0.69 spaces per 1,000 SF. As of March 22, 2023, the Harborside 2-3 Property was 75.1% occupied to 31 tenants with the largest tenant accounting for 8.6% of net rentable area and a weighted average lease term remaining of 8.7 years. Additionally, 61.2% of underwritten base rent at the Harborside 2-3 Property is from investment grade tenants.

The largest tenant based on underwritten base rent is MUFG Bank Ltd. (“MUFG”) (137,076 SF: 8.6% of net rentable area: 12.8% of UW Base Rent). MUFG is a Japanese based bank with over 13,000 employees in the Americas and offers services in corporate, investment, commercial, transaction and consumer banking, as well as securities and wealth management. MUFG has been a tenant at the Harborside 2-3 Property since June 1989 and has a current lease term though August 2029 followed by one, five-year extension option.

The second largest tenant based on underwritten base rent is E-Trade Financial Corporation (“E-Trade”) (132,265 SF: 8.3% of net rentable area: 11.8% of UW Base Rent). E-Trade, a subsidiary of Morgan Stanley, is an online trading platform for retail investors and offers services in wealth management, investment advisory services, research and market insights.  E-Trade’s lease at the Harborside 2-3 Property commenced in October 2006 and has a lease expiration in January 2031 followed by one, five-year extension option.

The third largest tenant based on underwritten base rent is Collectors Universe (130,419 SF: 8.2% of net rentable area: 10.5% of UW Base Rent). Collectors Universe was founded in 1986 and provides third-party authentication and grading services to collectors, retail buyers and sellers of collectibles. Collectors Universe has been a tenant at the Harborside 2-3 Property since May 2022 and has a current lease term though November 2038 followed by two, five-year extension options.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

35

LOAN #4: HARBORSIDE 2-3

The following table presents certain information relating to the tenants at the Harborside 2-3 Property.

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch / MIS / S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
MUFG Bank Ltd.	A-/A1/A	137,076	8.6%	$6,374,033	12.8%	$46.50	8/31/2029	1, 5-year option
E-Trade Financial Corporation	NR/A1/A-	132,265	8.3	5,863,218	11.8	$44.33	1/31/2031	1, 5-year option
Collectors Universe	NR/NR/NR	130,419	8.2	5,216,760	10.5	$40.00	11/30/2038	2, 5-year options
Sumitomo Mitsui Banking	NR/A1/A	111,605	7.0	4,949,637	10.0	$44.35	12/31/2036	2, 5-year options
Arch Insurance Company	AA-/A2/A+	106,815	6.7	4,326,008	8.7	$40.50	5/31/2024	1, 5-year option
Cardinia Real Estate LLC	NR/Baa1/BBB+	79,771	5.0	3,455,677	7.0	$43.32	4/30/2032	1, 5-year option
Zurich American Ins. Co.	NR/A3/A	64,414	4.0	3,218,338	6.5	$49.96	5/31/2032	2, 5-year options
New Jersey City University	NR/NR/NR	84,929	5.3	3,118,962	6.3	$36.72	8/31/2035	2, 5-year options
JC Restaurants LLC	NR/NR/NR	46,207	2.9	2,079,315	4.2	$45.00	9/30/2033	2, 5-year options
Whole Foods Market Services	NR/A1/AA-	47,398	3.0	1,960,855	3.9	$41.37	3/31/2032	2, 5-year options
Largest Tenants		940,899	58.8%	$40,562,803	81.6%	$43.11
Remaining Tenants		259,525	16.2	9,125,272	18.4	$35.16
Total Occupied		1,200,424	75.1%	$49,688,075	100.0%	$41.39
Vacant Space		398,605	24.9	0	0.0	$0.00
Total / Wtd. Avg.		1,599,029	100.0%	$49,688,075	100.0%	$41.39

(1)	Based on the underwritten rent roll dated March 22, 2023.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include straight-line rent averaging for certain investment grade tenants (MUFG, E-Trade Financial Corporation, Cardinia Real Estate LLC, Zurich American Ins. Co., Whole Foods Market Services and Sumitomo Mitsui Banking) through lease maturity totaling $1,229,273 and contractual rent steps through January 2024 totaling $261,077.

The following table presents certain information relating to the lease rollover schedule at the Harborside 2-3 Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM(4)	0	0.0%	0.0%	$36,000	0.1%	$0.00	6
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	126,250	7.9	7.9%	5,157,929	10.4	$40.85	5
2025	78,064	4.9	12.8%	1,823,652	3.7	$23.36	4
2026	6,344	0.4	13.2%	250,588	0.5	$39.50	1
2027	4,451	0.3	13.5%	288,345	0.6	$64.78	2
2028	30,346	1.9	15.4%	1,263,653	2.5	$41.64	3
2029	137,076	8.6	23.9%	6,374,033	12.8	$46.50	1
2030	28,000	1.8	25.7%	1,064,000	2.1	$38.00	1
2031	132,265	8.3	33.9%	5,863,218	11.8	$44.33	1
2032	284,468	17.8	51.7%	12,201,982	24.6	$42.89	6
2033	46,207	2.9	54.6%	2,079,315	4.2	$45.00	1
2034 & Thereafter	326,953	20.4	75.1%	13,285,359	26.7	$40.63	7
Vacant	398,605	24.9	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,599,029	100.0%		$49,688,075	100.0%	$41.39	38

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll dated March 22, 2023.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include straight-line rent averaging for certain investment grade tenants (MUFG, E-Trade Financial Corporation, Cardinia Real Estate LLC, Zurich American Ins. Co., Whole Foods Market Services and Sumitomo Mitsui Banking), Zurich American Insurance, Whole Foods Market Services and SMBC) through lease maturity totaling $1,229,273 and contractual rent steps through January 2024 totaling $261,077.
(4)	MTM includes six food hall tenants that are on month to month leases and do not have square footage attributable to them. Underwritten rent is only attributable to Angry Archies ($18,000) and The Belgian Plate ($18,000) which had leases in place as of March 22, 2023.

The following table presents certain information relating to historical leasing at the Harborside 2-3 Property:

Historical Leased %(1)

2019	2020	2021	2022	As of 3/22/2023(2)
84.6%	82.3%	83.6%	82.5%	75.1%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 22, 2023.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

36

LOAN #4: HARBORSIDE 2-3

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Harborside 2-3 Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	Underwritten	Underwritten $ per SF

Base Rent	$41,941,974	$43,765,220	$44,836,663	$45,934,802	$48,197,725	$30.14
Contractual Rent Steps(2)	0	0	0	0	1,490,350	$0.93
Potential Income from Vacant Space	0	0	0	0	17,305,219	$10.82
Total Reimbursements	462,010	117,040	1,781,772	2,608,869	835,286	$0.52
Other Income(3)	686,264	734,802	832,439	770,425	1,229,679	$0.77
Gross Potential Rent	$43,090,248	$44,617,062	$47,450,874	$49,314,096	$69,058,258	$43.19
Vacancy & Credit Loss	0	0	0	0	(17,305,219)	($10.82)
Effective Gross Income	$43,090,248	$44,617,062	$47,450,874	$49,314,096	$51,753,039	$32.37

Real Estate Taxes	5,989,391	6,988,199	6,969,969	6,476,738	6,373,673	$3.99
Insurance	498,719	693,812	987,947	1,339,686	1,558,710	$0.97
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	$0.63
Other Operating Expenses(4)	10,223,047	9,807,514	9,089,302	9,010,793	9,649,784	$6.03
Total Expenses	$17,711,157	$18,489,525	$18,047,218	$17,827,217	$18,582,167	$11.62

Net Operating Income	$25,379,091	$26,127,537	$29,403,655	$31,486,880	$33,170,872	$20.74
Replacement Reserves	0	0	0	0	319,806	$0.20
TI/LC	0	0	0	0	1,387,420	$0.87
Net Cash Flow	$25,379,091	$26,127,537	$29,403,655	$31,486,880	$31,463,647	$19.68

Occupancy(5)	84.6%	82.3%	83.6%	82.5%	74.5%(6)
NOI Debt Yield(7)	11.3%	11.6%	13.1%	14.0%	14.7%
NCF DSCR(7)	1.90x	1.96x	2.21x	2.36x	2.36x

(1)	Based on the underwritten rent roll dated March 22, 2023.
(2)	Underwritten Contractual Rent Steps include straight-line rent averaging for certain investment grade tenants (MUFG, E-Trade Financial Corporation, Cardinia Real Estate LLC, Zurich American Ins. Co., Whole Foods Market Services and Sumitomo Mitsui Banking) through lease maturity totaling $1,229,273 and contractual rent steps through January 2024 totaling $261,077.
(3)	Other Income includes antenna income, submetered electric income, tenant services income, rooftop generator fees, income from third party events with catering/amenities and percentage rent from the food hall tenants.
(4)	Other Operating Expenses are primarily attributable to repairs & maintenance ($2.13/SF), cleaning costs ($1.12/SF), contract services ($1.08/SF) and utilities ($0.98/SF).
(5)	Underwritten Occupancy is based on the economic occupancy.
(6)	The decrease in Underwritten Occupancy is due to known vacates being excluded from the in-place underwriting. However, the increase from 2022 Base Rent to Underwritten Base Rent is primarily attributable to the in-place base rent from newly executed leases in 2023.
(7)	NOI Debt Yield and NCF DSCR is based on the Harborside 2-3 Whole Loan.

■  Appraisal. According to the appraisal, the Harborside 2-3 Property has an “as-is” appraised value of $396,000,000 as of February 7, 2023.

■	Environmental Matters. According to the Phase I environmental report dated as of March 24, 2023, there are no recognized environmental conditions or recommendations for further action at the Harborside 2-3 Property.

■  Market Overview and Competition. The Harborside 2-3 Property is located along the Hudson waterfront in Jersey City, New Jersey within Hudson County. The immediate area is influenced by its proximity to New York City and the Jersey City Waterfront, accessibility to the highway system and access to public transportation. Primary access to the Harborside 2-3 property is provided by the PATH system, NJ transit bus and light rail services, NY Waterway ferry system and nearby major highways including Interstate-495 and Routes 1&9.

The Harborside 2-3 Property is located in the Hudson Waterfront Office submarket directly adjacent to the ExchangePlace PATH station, light rail and Harborside Ferry Terminal. As of December 31, 2022, the submarket had an inventory of 18,950,000 SF, a vacancy rate of 16.4%, positive absorption of 761,000 SF, and average asking rent of $45.86 PSF.

According to the appraisal, the 2022 population and average household income within a one-, three- and five-mile radius of the Harborside 2-3 Property was 74,579, 812,770, and 1,914,845 and $233,262, $182,615 and $178,254, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

37

LOAN #4: HARBORSIDE 2-3

The following table displays five comparable office sales for the Harborside 2-3 Property.

Summary of Comparable Office Sales(1)

Property/Address	Location	Year Built/Renovated	Transaction Date	Price	Price/SF	Size (SF)
Harborside 2-3	Jersey City, NJ	1930/2021	April 2023	$377,000,000	$235.77	1,599,029(2)
70 Hudson Street	Jersey City, NJ	2001/NAP	February 2022	$300,000,000	$695.35	431,438
15 Exchange Place	Jersey City, NJ	1900/2022	February 2022	$48,000,000	$354.49	135,405
111 River Street	Hoboken, NJ	2002/NAP	January 2022	$225,000,000	$405.87	554,360
545 Washington Boulevard	Jersey City, NJ	2001/NAP	January 2020	$372,750,000	$430.08	866,706
570 Washington Boulevard	Jersey City, NJ	2002/NAP	March 2019	$170,000,000	$430.33	395,050

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 22, 2023.
■	The Borrowers. The borrowers are SL Harborside Owner 2 & 3 LLC and Harborside Owner 2A LLC, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure, as tenants-in-common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Harborside 2-3 Whole Loan.

The borrowers’ sponsors and non-recourse carveout guarantors are Mark Karasick and Michael Silberberg. Mark Karasick and Michael Silberberg are both members of the 601W Companies, a Manhattan-based real estate investment firm specializing in acquisition, development and management of properties throughout the United States.

■	Escrows. At origination of the Harborside 2-3 Whole Loan, the borrowers deposited approximately (i) $696,822 into a reserve account for real estate taxes, (ii) $272,774 into a reserve account for insurance, (iii) $8,000,000 into a reserve account for replacement reserves, (iv) $15,000,000 into a reserve account for tenant improvements and leasing commissions, (v) $25,000,000 into a sea wall repair reserve account to preserve and stabilize the waterfront boardwalk and sea wall in front of the Harborside 2-3 Property, (vi) $14,195,734 into an unfunded obligations reserve account for outstanding obligations with respect to certain unfunded free rent, prepaid rent, reimbursements and tenant improvement/leasing commissions, and (vii) $1,418,585 into an elevator modernization reserve account.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $696,822).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $136,387).

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $26,650. In addition, if the Adjusted Initial Replacement Deposit Amount (as defined below) at any time is less than or equal to $5,000,000, within ten business days after notice from lender, the borrowers are required to make a deposit into the replacement reserve account that would cause the Adjusted Initial Replacement Deposit Amount to be equal to $10,000,000 (“Replacement Reserve True-Up Deposit”); provided, however, (i) to the extent that a Replacement Reserve True-Up Deposit would cause the Adjusted Replacement Reserve Deposit Amount to exceed the actual cost of any work set forth in the closing date capital expenditures budget then remaining to be completed (as reasonably determined by lender based on evidence provided by the borrowers) (the “Remaining Budgeted CapEx Costs”), the Replacement Reserve True-Up Deposit Amount will be decreased on a dollar-for-dollar basis by such excess, and (ii) at such time as the Adjusted Replacement Reserve Deposit Amount exceeds the Remaining Budgeted Capex Costs, Borrower shall have no further obligation to make Replacement Reserve True-Up Deposits. Notwithstanding the immediately preceding sentence, if Borrower provides evidence reasonably acceptable to the lender that the actual cost of the work relating to any line item in the closing date capital expenditures budget is less the amount set forth in the closing date capital expenditures budget (such difference, the “Capital Expenditures Budget Savings Amount”), then the applicable Replacement Reserve True-Up Deposit shall be reduced on a dollar-for-dollar basis by the Capital Expenditures Budget Savings Amount.

“Adjusted Initial Replacement Deposit Amount” means, as of the date of calculation, an amount equal to the sum on deposit in the replacement reserve account, less any replacement reserve monthly deposits.

TI / LC Reserve. On each monthly payment date that the amount in the tenant improvements and leasing commissions account is less than $10,000,000 the borrowers are required to deposit into a tenant improvement and leasing commissions reserve an amount equal to approximately $133,252, subject to a cap of $15,000,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

38

LOAN #4: HARBORSIDE 2-3

■	Lockbox and Cash Management. The Harborside 2-3 Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Harborside 2-3 Whole Loan, the borrower was required to deliver a notice to each tenant directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account. All funds received by the borrower, or the property manager, are required to be deposited in the lockbox account immediately following receipt. All funds deposited into the lockbox are required to be released to the borrower on each business day unless a Trigger Period (as defined below) or a Mezzanine Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period or a Mezzanine Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Harborside 2-3 Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Harborside 2-3 Whole Loan documents.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Harborside 2-3 Whole Loan documents, (ii) the aggregate debt service coverage ratio falling below 1.25x (taking into account, among other things, the aggregate outstanding principal balance of the Harborside 2-3 Whole Loan and the Harborside 2-3 Mezzanine Loan, and in accordance with the Harborside 2-3 Whole Loan documents), and (iii) the debt service coverage ratio falling below 1.81x (taking into account the Harborside 2-3 Whole Loan only, and in accordance with the Harborside 2-3 Whole Loan documents) and (B) expiring upon (1) with regard to clause (i) above, the cure (if applicable) of such event of default, (2) with regard to clause (ii) above, the date that the aggregate debt service coverage ratio (taking into account, among other things, the aggregate outstanding principal balance of the Harborside 2-3 Whole Loan and the Harborside 2-3 Mezzanine Loan, and in accordance with the Harborside 2-3 Whole Loan documents) is equal to or greater than 1.25x for two consecutive calendar quarters, and (3) with regard to clause (iii) above, the date that the debt service coverage ratio (taking into account the Harborside 2-3 Whole Loan only, and in accordance with the Harborside 2-3 Whole Loan documents) is equal to or greater than 1.81x for two consecutive calendar quarters.

“Mezzanine Trigger Period” means the period (i) commencing on the date that mezzanine lender delivers written notice to lender that an event of default exists under the Harborside 2-3 Mezzanine Loan, and (ii) terminating on the date that mezzanine lender delivers written notice to lender that an event of default exists under the Harborside 2-3 Mezzanine Loan no longer exists.

■	Property Management. The Harborside 2-3 Property is managed by Jones Lang LaSalle Americas, Inc., a third-party property management company, with Harborside Property Manager, LLC, an affiliated property management company, having certain sub-management responsibilities.
■	Current Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the Harborside 2-3 Whole Loan, NongHyup Bank funded a mezzanine loan in the amount of $55,000,000 to be secured by the mezzanine borrowers’ interests in the borrowers, as collateral for the Harborside 2-3 Mezzanine Loan. The Harborside 2-3 Mezzanine Loan is coterminous with the Harborside 2-3 Whole Loan. The Harborside 2-3 Mezzanine Loan accrues interest at a rate of 7.0000% per annum to be paid as part of each monthly debt service payment amount and an additional 3.5000% per annum which shall accrue through the loan term and be due on the maturity date, plus an additional 2.2900% per annum (the “PIK Interest”) which will accrue and automatically be converted and added to the principal balance of the Harborside 2-3 Mezzanine Loan if, as of April 6, 2028, at least 75% of the aggregate rentable square feet of Harborside 1 in the Harborside Development and Harborside 2-3 in the Harborside Development has not been leased in accordance with the requirements of the Harborside 2-3 Whole Loan documents and the Harborside 2-3 Mezzanine Loan has not been paid in full, and in such event, all PIK Interest, together with all other outstanding principal, shall become immediately due and payable on such date.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Solely in the event that Harborside 2-3 Mezzanine Loan is simultaneously repaid upon the consummation of an assumption of the Harborside 2-3 Whole Loan, the Harborside 2-3 Whole Loan Documents permit a future third-party mezzanine loan secured by a pledge of direct equity interest in the borrower upon such assumption of the Harborside 2-3 Whole Loan in accordance with the Harborside 2-3 Whole Loan Documents and subject to the satisfaction of certain conditions including, among others, (i) the combined loan-to-value ratio based on the outstanding balance of the Harborside 2-3 Whole Loan and the new third-party mezzanine loan and, if applicable, the additional lender-mezzanine loan, may not exceed 75.0%, (ii) the aggregate debt service coverage ratio (taking into account, among other things, the aggregate outstanding principal balance of the Harborside 2-3 Whole Loan and the new third-party mezzanine loan, as calculated in accordance with the Harborside 2-3 Whole Loan documents), is at least 1.25x, (iii) the debt service coverage ratio of the Harborside 2-3 Whole Loan, as of the date of the closing of the proposed new third-party mezzanine loan, as calculated in accordance with the Harborside 2-3 Whole Loan documents, is at least 1.81x, (iv) execution of a subordination and intercreditor agreement reasonably

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

39

LOAN #4: HARBORSIDE 2-3

acceptable to the lender and the rating agencies, and (v) receipt of a rating agency confirmation with respect to such new third-party mezzanine loan.

■	Preferred Equity. Concurrently with the funding of the Harborside 2-3 Whole Loan, NongHyup Bank provided $19,000,000 to SL Harborside JV LLC in exchange for a preferred membership interest in the company. The preferred equity documents include, among other things, a recourse guaranty and an equity contribution guaranty in an amount of $20,000,000, in each case made by the guarantors of the Harborside 2-3 Whole Loan.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Harborside 2-3 Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Harborside 2-3 Property for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $100,000 unless lender consents to a higher deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

40

LOAN #5: SOHO WAREHOUSE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

41

LOAN #5: SOHO WAREHOUSE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

42

LOAN #5: SOHO WAREHOUSE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Los Angeles, California	Cut-off Date Principal Balance		$63,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF		$781.76
Size (SF)	80,587	Percentage of Initial Pool Balance		7.3%
Total Occupancy as of 5/6/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/6/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation	1917 / 2019	Mortgage Rate		7.82950%
Appraised Value(1)	$114,000,000	Original Term to Maturity (Months)		60
Appraisal Date	3/8/2023	Original Amortization Term (Months)		360
Borrower Sponsors(2)	James G. Dinan and Daniel A. Schwartz	Original Interest Only Period (Months)		0
Property Management	Self-Managed	First Payment Date		6/6/2023
Underwritten Revenues	$8,206,077	Maturity Date		5/6/2028
Underwritten Expenses	$951,782
Underwritten Net Operating Income (NOI)	$7,254,294	Escrows(3)
Underwritten Net Cash Flow (NCF)	$7,197,648		Upfront	Monthly
Cut-off Date LTV Ratio	55.3%	Taxes	$0	Springing
Maturity Date LTV Ratio	52.8%	Insurance	$0	Springing
DSCR Based on Underwritten NOI / NCF	1.33x / 1.32x	Replacement Reserves	$0	Springing
Debt Yield Based on Underwritten NOI / NCF	11.5% / 11.4%	TI/LC	$0	Springing
Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$63,000,000	92.5%	Loan Payoff(4)	$65,711,971	96.5%
Sponsor Equity(5)	5,125,515	7.5%	Closing Costs	2,413,544	3.5%
Total Sources	$68,125,515	100.0%	Total Uses	$68,125,515	100.0%

(1)	The Soho Warehouse Property (as defined below) has an appraised “dark” value of $81,000,000 with a corresponding Cut-off Date LTV Ratio of 77.8% and Maturity Date LTV Ratio of 74.4%.
(2)	The non-recourse carveout guarantor is Gerard Alexander Sponsor LLC. See “The Borrower” below.
(3)	See “—Escrows” below.
(4)	The previous loan had an original balance of $70.5 million. Based on extension payments, hyper amortization, and offset credit for reserves on hand, the previous loan balance at closing was approximately $65.7 million.
(5)	In addition to the $5.1 million of sponsor equity, the loan is structured with a guaranty of up to $6.2 million of Carry Costs (as defined below) from Gerard Alexander Sponsor LLC, the non-recourse carveout guarantor, at any time (i) during the continuance of a default by Soho House Tenant (as defined below) with respect to the payment of rent that has continued for three business days, a default in the payment of real estate taxes that has continued for five days and/or a default in the obligation to maintain insurance which has continued for 10 days, in each case to the extent such payment is required under the terms of the tenant’s lease or (ii) following any termination, cancellation or surrender of the Soho House Tenant’s lease. “Carry Costs” generally means the monthly interest payable under the Soho Warehouse Mortgage Loan (as defined below), and the payment of real estate taxes and insurance premiums, reduced by any amounts paid toward such items by the borrower or non-recourse carveout guarantor.
■	The Mortgage Loan. The Soho Warehouse mortgage loan (the “Soho Warehouse Mortgage Loan”) is secured by the borrower’s fee interest in Soho Warehouse, a redeveloped mixed-use property, inclusive of an exclusive, private members-only club and hotel located at 1000 South Santa Fe Avenue in the Arts District of Downtown Los Angeles, California (the “Soho Warehouse Property”). The Soho Warehouse Mortgage Loan has an original principal balance and outstanding principal balance as of the Cut-off Date of $63,000,000, representing approximately 7.3% of the Initial Pool Balance.

The Soho Warehouse Mortgage Loan was originated by DBR Investments Co. Limited on April 17, 2023. The Soho Warehouse Mortgage Loan has a 30-year amortization term and accrues interest at a fixed rate of 7.82950% per annum. The Soho Warehouse Mortgage Loan proceeds were used to refinance the Soho Warehouse Property and pay origination costs.

The Soho Warehouse Mortgage Loan had an initial term and has a remaining term of 60 months as of the Cut-off Date. The scheduled maturity date of the Soho Warehouse Mortgage Loan is the due date in May 2028. Voluntary prepayment of Soho Warehouse Mortgage Loan in whole (but not in part) is permitted on or after the due date in May 2027 without payment of any prepayment premium. The borrower has the option to defease the Soho Warehouse Mortgage Loan in whole (but not in part) at any time on or after June 6, 2025.

■	The Mortgaged Property. The Soho Warehouse Property is a mixed-use hospitality and retail facility containing 48 hotel rooms, two restaurants, two bars, a rooftop swimming pool, a two-level fitness center/health club, as well as a public market on the ground floor. The fitness center features studio space, a stretch area, a functional turf training spot, a steam room and saunas. Weekly classes include yoga, pilates, boxing, or Soho House’s signature high intensity interval training workout. The gym offers a range of Technogym machines, Peloton bikes, Watson equipment, rigs, TRX systems, boxing bags and climbing ropes as well as personal trainers. The Soho Warehouse Property was originally built in 1917 as a warehouse and underwent a renovation/conversion to its current use as a members-only hotel/club in 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #5: SOHO WAREHOUSE

In 2017, Soho House (as defined below) handpicked this location for its expansion, buying the vacant warehouse in the Arts District in Los Angeles. Thereafter in 2017, Gerard Alexander Holdings, an entity affiliated with the borrower sponsors, (together with its partner BLVD Companies) acquired the vacant warehouse from Soho House in a sale-leaseback transaction for $30 million. The borrower sponsors and tenant were involved in the full-scale redevelopment, with the borrower sponsors committing $50 million to the tenant as part of the development agreement along with some additional funds. Overall, the borrower sponsors’ cost basis in the asset is approximately $80 million, while Soho House also contributed $40 million towards its buildout. The Soho Warehouse Property opened operations in 2019.

The borrower sponsors acquired a conditional use permit (“CUP”) which allows for (1) the sale and dispensing of alcoholic beverages on site, (2) live entertainment and patron dancing throughout the building and (3) an allowance to provide for a lease of 18 parking spaces in lieu of a covenant. The current parking lease expires on or about September 2024, with no extension. Pursuant to the Soho House Lease, it is the tenant’s responsibility to maintain the CUP conditions. In order to maintain CUP conditions, Soho House is responsible for delivering, among other things, a new parking lease to the zoning administrator that provides for at least 18 parking spaces within a 750-foot radius of the property.

The following table presents certain information relating to the tenant at the Soho Warehouse Property:

Sole Tenant(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(3)	Tenant NRA	% of NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
LA 1000 Santa Fe, LLC(2)	NR/NR/NR	80,587	100.0%	$7,390,570	100.0%	$91.71	4/30/2041	2, 10-year options
Total Occupied		80,587	100.0%	$7,390,570	100.0%	$91.71
Vacant		0	0.0	0
Total Occupied		80,587	100.0%	$7,390,570

(1)	Based on the underwritten rent roll.
(2)	LA 1000 Santa Fe, LLC (“Soho House Tenant”) is an affiliate of Soho House & Co. Ltd (NYSE: SHCO) ("Soho House”)
(3)	In some instances, ratings provided are those of the parent company or government of the entity shown, whether or not the parent company or government guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Soho Warehouse Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned NRA	% of Owned NRA	Cumulative % of Owned NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	0	0.0	$0.00	0
2025	0	0.0%	0.0%	0	0.0	$0.00	0
2026	0	0.0%	0.0%	0	0.0	$0.00	0
2027	0	0.0%	0.0%	0	0.0	$0.00	0
2028	0	0.0%	0.0%	0	0.0	$0.00	0
2029	0	0.0%	0.0%	0	0.0	$0.00	0
2030	0	0.0%	0.0%	0	0.0	$0.00	0
2031	0	0.0%	0.0%	0	0.0	$0.00	0
2032	0	0.0%	0.0%	0	0.0	$0.00	0
2033	0	0.0%	0.0%	0	0.0	$0.00	0
2034	0	0.0%	0.0%	0	0.0	$0.00	0
2035 & Thereafter	80,587	100.0%	100.0%	7,390,570	100.0	$91.71	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	80,587	100.0%		$7,390,570	100.0%	$91.71	1

(1)	Based on the underwritten rent roll.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #5: SOHO WAREHOUSE

The following table presents certain information relating to historical leasing at the Soho Warehouse Property:

Historical Leased %(1)

2020	2021	2022	As of 5/6/2023
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.

The Soho Warehouse Property is currently leased to the Soho House Tenant, which is an affiliate of Soho House. Soho House was established in 1995 and is an owner and operator of private membership clubs. Originally launched in the Soho area of London, the Soho House brand now operates 40 houses in 16 countries with over 226,000 registered members. The clubs offer private workspaces, luxury guest rooms, movie theaters, spas, pools and high-end dining. Soho House generated a net gain of approximately $13.5 million for the fourth quarter of 2022. Prior to such time, Soho House operated at a net loss, including a net loss of approximately $221 million during the 2022 fiscal year.

The Soho House Tenant’s lease expires in 2041, features two 10-year extension options, and has no termination or contraction options. Soho House Tenant currently pays $7,390,570 in base rent and has annual rent increases tied to the Consumer Price Index (CPI) (2% minimum; 4% maximum). The Soho House Tenant was formed to lease the Soho Warehouse Property. The Soho House Tenant’s lease is primarily guaranteed by U.S. AcquireCo, Inc. (“Primary Guarantor”), and secondarily guaranteed by Soho House. The Primary Guarantor and Soho House each represents in its respective guarantee that it directly or indirectly owns 100% of Soho House Tenant. Soho House is not required to make any payment on its secondary guaranty until written demand has been made by the landlord no sooner than 30 days following the failure of the Primary Guarantor to perform all or any portion of its obligations under the primary guaranty. The Soho Warehouse Mortgage Loan is structured with a full cash flow sweep if Soho House Tenant’s earnings before interest, taxes, depreciation, amortization, and restructuring or rent costs (EBITDAR) to rent ratio drops below 1.25x, which is tested annually (see the “Major Tenant Sweep Event” definition below). In 2022, the Soho House Tenant generated approximately $9.5 million in EBITDAR before rent at the Soho Warehouse Property, equating to a 1.31x EBITDAR-to-rent ratio.

Soho House offers two tiers of membership: (1) Every House, which provides the member with access to all Soho Houses around the world, and (2) Local House, which provides the member with access to one Soho House, usually where the applicant lives. Every House membership cost ranges from approximately $2,250 to $4,900 annually, while Local House membership cost ranges from roughly $1,200 to $2,650 annually. Applicants under 27 or living in select cities without a Soho House receive a discount on the annual membership. Membership at the Soho Warehouse Property now totals nearly 6,000 members (which represents Soho House’s stabilized membership figure), with an average membership fee of $2,300. As with all of their locations, Soho House implemented a five year ramp up strategy for membership to reach stabilization with 2023 being the fifth year of operations. The Soho Warehouse Property is the largest Soho House by square footage in North America. As a result, the Soho Warehouse Property can accommodate as many as 8,000 members according to the borrower sponsors. In 2022, the Soho House Tenant’s operations at the Soho House Property generated approximately 47.0% of revenue from membership fees, 37.9% from food and beverage sales, and 14.9% from hotel accommodation sales.

The Soho House global membership has grown year over year, taking advantage of pent-up demand coming out of the COVID-19 pandemic. The demand for membership is also demonstrated by the Soho House large and growing global wait list, which as of January 1, 2023, stands at over 86,000 applicants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #5: SOHO WAREHOUSE

The following table presents certain information relating to the market segmentation of the Soho House brand:

Market Segmentation(1)(2)

	As Of
	January 3, 2021	January 2, 2022	January 1, 2023
Number of Soho Houses	27	33	40
North America	9	11	14
United Kingdom	10	11	13
Europe/RoW	8	11	13
Number of Soho House Members	113,509	122,807	161,975
North America	42,722	45,733	60,439
United Kingdom	45,470	48,575	60,909
Europe/RoW	20,213	23,847	33,827
All Other	5,104	4,652	6,800
Number of Other Members(3)	5,252	33,029	64,855
North America	769	7,944	17,864
United Kingdom	4,424	22,131	39,325
Europe/RoW	59	2,954	7,666
Number of Total Members	118,761	155,836	226,830
Number of Active App Users	77,226	119,677	168,641

(1)	Source: Membership Collective Group Inc. 10-K Form.
(2)	All figures are unaudited.
(3)	Other members include Soho Works members, Soho Friends and SOHO HOME+ members, which was merged into Soho Friends membership at the beginning of August 2022.
■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow, on an aggregate basis and per square foot, at the Soho Warehouse Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten PSF
Base Rent(2)	$7,390,570	$91.71
Rent Step(3)	295,623	$3.67
CAM + Other Reimbursement(4)	951,782	$11.81
Vacancy & Credit Loss(5)	(431,899)	($5.36)
Effective Gross Income	$8,206,077	$101.83

Real Estate Taxes	705,600	$8.76
Management Fee(6)	246,182	$3.05
Total Operating Expenses	$951,782	$11.81

Net Operating Income	$7,254,294	$90.02
Replacement Reserves(7)	56,646	$0.70
Net Cash Flow	$7,197,648	$89.32

Occupancy	100.0%
NOI Debt Yield	11.5%
NCF DSCR	1.32x

(1)	The Soho House Tenant completed their 5 year ramp up period in 2023, marking the beginning of the Soho Warehouse Property’s projected stabilized future cash flows. Therefore, historical cash flows are not shown in the graph.
(2)	Base rent is based on the in-place rent roll as of May 6, 2023.
(3)	Rent Steps take into account contractual rent steps through 12 months, which were underwritten to a 4% increase.
(4)	Soho House & Co, Ltd has an absolute NNN lease with 100% recovery ratio.
(5)	Vacancy assumes a 5% target vacancy.
(6)	The management fee is calculated as 3% effective gross income.
(7)	The replacement reserves are based on the $1,180.13 per key, as per the property condition report.

■	Appraisal. According to the appraisal, the Soho Warehouse Property had an “as-is” appraised value of $114,000,000 as of March 8, 2023 and a “dark” appraised value of $81,000,000 as of March 8, 2023, which assumes that Soho House Tenant ceases to operate its business at the Soho Warehouse Property and the space is used for another private club or a boutique hotel on a similar absolute net lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #5: SOHO WAREHOUSE

■	Environmental Matters. According to a Phase I environmental report dated March 10, 2023, there are no recognized environmental conditions or recommendations for further action at the Soho Warehouse Property.
■	Market Overview and Competition. The Soho Warehouse Property is located in the Downtown Los Angeles neighborhood of Los Angeles, California, in proximity to the IH-5/IH-10 Interchange. Each day approximately 203,000 and 294,000 vehicles drive near the Soho Warehouse Property on IH-5 and IH-10, respectively. The Soho Warehouse Property’s Downtown Los Angeles neighborhood, located at the southeast corner of the city, is primarily characterized by mid- to high-rise office buildings with street level retail, residential, and lodging uses. Downtown Los Angeles has been experiencing a revitalization since the early 2000s, with much of the older space being renovated and updated. The immediate area is virtually 100 percent built out with very few vacant parcels available for development. The Los Angeles Convention Center, Crypto.com Arena, and L.A. LIVE flank the western edge of the neighborhood along IH-110 in the southwestern corner. One project currently underway in Downtown Los Angeles involves two adjacent hotels, MOXY Downtown Los Angeles and AC Hotel by Marriott Downtown Los Angeles. Totaling a combined 727 hotel rooms, the broader development is expected to be delivered in the second quarter of 2023.

The Soho Warehouse Property’s mixed-use neighborhood includes commercial corridors and tourist attractions. The neighborhood benefits from the city's infrastructure and public transportation systems. The area is fully developed but contains development projects, a majority of which are multifamily, or the re-purposing of industrial assets in the Art District. The Soho Warehouse Property benefits from vehicular and pedestrian traffic patterns derived from the synergy of the region's entertainment venues, as well as the confluence of IH-10 and IH-110. As of December 2022, Los Angeles’s unemployment rate is above that of the nation but is nearing its own pre-pandemic levels.

The following table presents certain information relating to the primary competition for private members’ clubs locations within a five-mile radius of the Soho Warehouse Property:

Competitive Set

Property	Standard Membership Fees (Annual)	Initiation Fee	Member Profile	# of Locations	Amenities
Soho Warehouse	$2,683 for the single club; $4,928 for all Soho Houses; for those under 27, $1,341 for the single club, $2,464 for all Soho Houses	$1,095; $465.38 for individuals under 27	Creative Individuals	40	48-room hotel; 71-seat music performance room; 39-seat screening room; public market, restaurant, bar, and backyard area; spa and salon; gym; club area with music room, restaurant, and bar; rooftop pool, lounge, bar, and observation deck

Competitive Set(1)
NeueHouse Bradbury	$3,200 - $43,200 ($3,600/mo)	One-month deposit	Creative Individuals	4 (1 more proposed)	Wellness room; mail/printing services; private event spaces; Aesop Apothecary; meeting rooms; mothers’ room; happy hour and cocktail program
The Los Angeles Athletic Club	$2,376 ($198/mo); $1,884 ($157/mo) for those ages 31-34; $1,584 ($132/mo) for those ages 18-30	NAV	Fitness-focused Individuals	1	Hotel; meeting rooms; business center; conference space; ballroom; bar; two restaurants; babysitting; pool; spa; gym; fitness courses; basketball court
The California Club	Invitation only	NAV	Business Professionals	1	Hotel; fitness center; dining room; barbershop; spa; valet parking; concierge service
City Club LA	$4,524 to $4,596; $3,168 to $3,240 for those under 40	$1,500; $1,000 for those under 40	Business Professionals	1	Meeting rooms; event rooms; lounge; dining room; screening room
Jonathan Club	$6,000 ($500/mo)	$45,000	Business Professionals	2	Hotel; athletics and wellness facilities; pool and spa; dining room; bar; rooftop garden

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

47

LOAN #5: SOHO WAREHOUSE

■	The Borrower. The borrower is GA Holdings 1000 SSF Owner LP, a recycled, special purpose, bankruptcy-remote, single member Delaware limited partne53rship. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Soho Warehouse Mortgage Loan.

The non-recourse carveout guarantor is Gerard Alexander Sponsor LLC, an affiliate of Mandrake Capital Partners LLC and subsidiary of Gerard Alexander Holdings, the family office of James G. Dinan and Daniel A. Schwartz, two former executives of York Capital Management. The partners of Mandrake Capital Partners, LLC are real estate professionals with significant debt and equity transaction experience across a range of property types including, office, multifamily, retail, industrial, hotel, senior assisted living, self-storage, student housing, and master planned communities. The borrower sponsors are, individually and collectively, James G. Dinan and Daniel A. Schwartz. The non-recourse guarantor’s net worth and liquidity is based almost entirely on a capital contribution commitment agreement between the guarantor and the guarantor’s sole member, which provides the guarantor is entitled to a capital commitment from its sole member, which capital commitment is subject to a cap of $8,000,000. The non-recourse carveout guarantor was formed to act as a loan guarantor and is and will be a guarantor on other loans.

■	Escrows

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the reasonably estimated annual real estate taxes; however, the monthly requirement to fund the tax reserve will be waived so long as (i) no default exists under the Sweep Lease (as defined below), (ii) an approved triple net lease is in full force at the Soho Warehouse Property and has not expired or terminated, and (iii) the tenant under the approved triple net lease is paying all real estate taxes.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of reasonably estimated insurance premiums; however, the monthly requirement to fund the insurance reserve will be waived so long as either (a) a blanket insurance policy is in place or (b) (i) no default exists under the Sweep Lease, (ii) an approved triple net lease is in full force at the Soho Warehouse Property and has not expired or terminated, and (iii) the tenant under the approved triple net lease is maintaining the necessary insurance and paying all insurance premiums.

Capital Expenditure Reserve – The borrower is required to deposit into a capital expenditure reserve, on a monthly basis, an amount the lender determines will be reasonably sufficient to pay for approved capital expenditures as set forth in the Soho Warehouse Mortgage Loan documents; however, the monthly requirement to fund the capital expenditure reserve will be waived so long as (i) no default exists under the Sweep Lease, and (ii) an approved triple net lease is in full force at the Soho Warehouse Property and has not expired or terminated.

TI/LC Reserve – The borrower is required to deposit into a rollover reserve, on a monthly basis, an amount the lender determines will be reasonably sufficient to pay for all anticipated tenant improvements and leasing commissions that may be incurred with respect to releasing upon a Major Tenant Sweep Event (as defined below); however, the monthly requirement to fund the TI/LC reserve will be waived so long as (i) no default exists under the Sweep Lease beyond the applicable notice and cure period, and (ii) an approved triple net lease is in full force and effect.

A “Sweep Lease” means the current lease with Soho House Tenant and any replacement lease covering a majority of the space currently demised under the lease.

A “Sweep Tenant” means any tenant under a Sweep Lease.

■	A “Major Tenant Sweep Event” will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Sweep Lease or (ii) upon the date on which the Sweep Tenant is required to give notice of its exercise of a renewal option; (b) upon a Sweep Tenant’s early termination of its Sweep Lease; (c) if a Sweep Tenant “goes dark” in a majority of its space at the Soho Warehouse Property; (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant that continues beyond the expiration of any applicable notice and cure periods, (e) upon the bankruptcy of a Sweep Tenant or its parent, or (f) if the Sweep Tenant’s operating EBITDAR-to-rent ratio falls below 1.25x.
■	Lockbox and Cash Management. The Soho Warehouse Mortgage Loan is structured with a hard lockbox and springing cash management. The Soho Warehouse Mortgage Loan requires that the borrower deliver tenant direction letters directing tenants to pay all rents into the lockbox account, and if the borrower or any of its affiliates receives rents from the Soho Warehouse Property despite such direction, deposit such rents into the lockbox account within two business days of receipt.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

48

LOAN #5: SOHO WAREHOUSE

Prior to a Trigger Event (as defined herein) all sums deposited into the lockbox account will be transferred into the borrower’s operating account. Following a Trigger Event, any transfers to the borrower’s operating account will cease and such sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender to be applied to the payment of monthly debt service, reserve amounts due under the Soho Warehouse Mortgage Loan documents and approved property operating expenses, with any excess funds being (i) if a Major Tenant Sweep Event exists, deposited into the Sweep Lease reserve, until the Major Tenant Sweep Event has been cured, and (ii) if no Major Tenant Sweep Event exists, and any other Trigger Event exists, deposited into a cash collateral account to be held as additional cash collateral for the Soho Warehouse Mortgage Loan during such Trigger Event. For purposes of this paragraph, “Trigger Event” means the earlier to occur of (x) May 6, 2027 and (y) (i) an event of default under the loan documents, (ii) a Low Debt Service Trigger (as defined below), or (iii) a Major Tenant Sweep Event.

A “Low Debt Service Trigger” will commence if the debt service coverage ratio falls below 1.25x. A Low Debt Service Trigger shall cease to exist if the debt service coverage ratio exceeds 1.30x for two consecutive quarters.

■	Property Management. The Soho Warehouse Property is currently self-managed by the sole tenant.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Soho Warehouse Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If the Terrorism Risk Insurance Program Reauthorization Act or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the Soho Warehouse Property’s all risk property insurance and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

49

LOAN #6: 400 West 14th Street

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

50

LOAN #6: 400 West 14th Street

GUCCI
PENTHOUSE
BARRY CALLEBAUT
4,500 SF
FIFTH LEVEL
Identity Media
4,750 SF
FOURTH LEVEL
Identity Media
4,750 SF
THIRD LEVEL
GUCCI
4,500 SF
SECOND LEVEL
GUCCI
4,750 SF
GROUND LEVEL

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

51

LOAN #6: 400 West 14th Street

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

52

LOAN #6: 400 West 14th Street

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City / State)	New York, New York	Cut-off Date Balance		$60,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF		$2,580.65
Size (SF)	23,250	Percentage of Initial Pool Balance		7.0%
Total Occupancy as of 4/26/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/26/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation	1886 / 2021-2023	Mortgage Rate		6.08000%
Appraised Value	$93,000,000	Original Term to Maturity (Months)		60
Appraisal Date	3/21/2023	Original Amortization Term (Months)		NAP
Borrower Sponsors	Steven Feldman, Gary Feldman and Irving Feldman	Original Interest Only Period (Months) First Payment Date Maturity Date		60 6/6/2023 5/6/2028
Property Management	Salon Realty Corp.

Underwritten Revenues	$6,848,183	Escrows(1)
Underwritten Expenses	$1,132,761
Underwritten Net Operating Income (NOI)	$5,715,422		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,641,884	Taxes	$348,302	$58,910
Cut-off Date LTV Ratio	64.5%	Insurance	$0	Springing
Maturity Date LTV Ratio	64.5%	Replacement Reserve	$0	$484
DSCR Based on Underwritten NOI / NCF	1.55x / 1.53x	TI / LC	$0	$2,906
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.4%	Other(2)	$1,414,000	$0
Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$60,000,000	100.0%	Loan Payoff	$53,109,441	88.5%
			Rate Buydown	3,000,000	5.0
			Upfront Reserves	1,762,302	2.9
			Return of Equity	1,068,959	1.8
			Closing Costs	1,059,298	1.8
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

(1)	See “—Escrows” below.
(2)	Other upfront reserve represents an unfunded obligations reserve of $1,414,000 for the unpaid tenant improvement allowances owed to Gucci and Barry Callebaut (defined below).
■	The Mortgage Loan. The 400 West 14th Street mortgage loan (the “400 West 14th Street Mortgage Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee interest in a mixed use office and retail property located in New York, New York (the “400 West 14th Street Property”). The 400 West 14th Street Mortgage Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $60,000,000, representing approximately 7.0% of the Initial Pool Balance.

The 400 West 14th Street Mortgage Loan was originated by Goldman Sachs Bank USA on April 28, 2023. The 400 West 14th Street Mortgage Loan has a five-year interest-only term and accrues interest at a fixed rate of 6.08000% per annum. The 400 West 14th Street Mortgage Loan proceeds were used to refinance existing debt on the 400 West 14th Street Property, purchase a rate buydown, fund upfront reserves, return equity to the borrower and pay origination costs.

The 400 West 14th Street Mortgage Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The scheduled maturity date of the 400 West 14th Street Mortgage Loan is May 6, 2028. Voluntary prepayment of the 400 West 14th Street Mortgage Loan in whole (but not in part) is permitted on or after November 6, 2027 without payment of any prepayment premium. Prepayment (together with any applicable prepayment premium) in whole (but not in part) of the 400 West 14th Street Mortgage Loan is permitted at any time on or after the monthly payment date in June 2025 and prior to the monthly payment date in November 2027.

■	The Mortgaged Property. The 400 West 14th Street Property is a five-story office building with multi-level retail space located on the southwest corner of Ninth Avenue and West 14th Street in New York, New York. The 400 West 14th Street Property was built in 1886, renovated between 2021-2023 and is situated in the Meatpacking office and retail submarkets. The retail component of the 400 West 14th Street Property is comprised of 4,750 SF along the ground floor, 4,500 SF along the second floor and 4,950 SF within the lower level. The office space is located on the third through fifth floors and is accessible through the office lobby along the south side of West 14th Street. The 400 West 14th Street Property benefits from its proximity to the High Line and West 14th Street, which provide excellent surrounding uses and access to transportation.

As of April 26, 2023, the 400 West 14th Street Property was 100.0% leased to three tenants and anchored by Gucci.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

53

LOAN #6: 400 West 14th Street

The largest tenant based on underwritten base rent is Gucci, a subsidiary of Kering (KER-FR:Euronext Paris) (9,250 SF; 39.8% of GLA; 74.2% of UW Base Rent). Founded in 1921 in Florence, Tuscany by Guccio Gucci, Gucci is a global leading luxury brand that produces handbags, ready-to-wear garments, footwear, accessories, home decoration, fragrance and cosmetics. Gucci is a subsidiary of the global luxury group Kering, which operates a series of renowned brands in fashion, leather goods, jewelry and watches. Gucci occupies 9,250 SF (inclusive of signage space) on a lease that expires in February 2033, with one, five-year extension option.

The second largest tenant based on underwritten base rent is Identity Media (9,500 SF; 40.9% of GLA; 17.5% of UW Base Rent). Founded in 2008 by CEO and Founder Ana Rivera, Identity Media is a full-service bilingual public relations, social media, event planning/management and marketing firm headquartered in Miami, Florida. Identity Media specializes in all things lifestyle, including spirits, hospitality, culinary, fashion and beauty, real estate, medical and highly attended events. Identity Media occupies 9,500 SF on a lease that expires in September 2024 with no renewal options.

The third largest tenant based on underwritten base rent is Barry Callebaut USA (“Barry Callebaut”) (4,500 SF; 19.4% of GLA; 8.3% of UW Base Rent). Headquartered in Zurich, Switzerland, Barry Callebaut is a leading manufacturer of high-quality chocolate and cocoa products. The firm was created in 1996 as a result of a merger between chocolate makers Belgian Callebaut and the French Cacao Barry. Today, Barry Callebaut employs over 13,000 inidividuals across more than 40 countries and has over 65 production facilities and 26 chocolate academy centers across the globe. Barry Callebaut occupies approximately 4,500 SF on a lease that expires in July 2032 with one, five-year extension option.

The following table presents certain information relating to the tenants at the 400 West 14th Street Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal/Extension Options
Gucci(4)	NR/NR/A	9,250	39.8%	$4,386,875	74.2%	$474.26	2/13/2033	1, 5-year option
Identity Media	NR/NR/NR	9,500	40.9	1,033,094	17.5	$108.75	9/30/2024	NAP
Barry Callebaut USA	NR/Baa3/BBB	4,500	19.4	492,500	8.3	$109.44	7/31/2032	1, 5-year option
Largest Tenants		23,250	100.0%	$5,912,469	100.0%	$254.30
Vacant		0	0.0	0
Total / Wtd. Avg.		23,250	100.0%	$5,912,469

(1)	Based on the rent roll dated April 26, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through April 2024.
(4)	The Gucci tenant is inclusive of Gucci’s signage space which consists of 0 SF in the underwritten rent roll and accounts for $1,230,000 of UW Base Rent.

The following table presents certain information relating to the lease rollover schedule at the 400 West 14th Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	9,500	40.9	40.9%	1,033,094	17.5	$108.75	1
2025	0	0.0	40.9%	0	0.0	$0.00	0
2026	0	0.0	40.9%	0	0.0	$0.00	0
2027	0	0.0	40.9%	0	0.0	$0.00	0
2028	0	0.0	40.9%	0	0.0	$0.00	0
2029	0	0.0	40.9%	0	0.0	$0.00	0
2030	0	0.0	40.9%	0	0.0	$0.00	0
2031	0	0.0	40.9%	0	0.0	$0.00	0
2032	4,500	19.4	60.2%	492,500	8.3	$109.44	1
2033	9,250	39.8	100.0%	4,386,875	74.2	$474.26	1
2034 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	23,250	100.0%		$5,912,469	100.0%	$254.30	3

(1)	Based on the underwritten rent roll dated April 26, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through April 2024.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

54

LOAN #6: 400 West 14th Street

The following table presents certain information relating to historical leasing at the 400 West 14th Street Property:

Historical Leased %(1)

2020	2021	2022	As of 4/26/2023(2)
NAV	NAV	NAV	100.0%

(1)	Historical occupancy data is unavailable for the 400 West 14th Street Property because it was recently renovated.
(2)	Based on the underwritten rent roll dated April 26, 2023.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 400 West 14th Street Property:

Cash Flow Analysis

	2020	2021	2022	TTM 2/28/2023	Underwritten	Underwritten $ per SF
Base Rent(1)	$1,921,233	$1,730,083	$1,754,786	$2,424,804	$5,912,469	$254.30
Credit Tenant Rent Steps	0	0	0	0	979,728	$42.14
Total Commercial Reimbursement	256,938	325,041	156,995	158,036	187,349	$8.06
Other Revenue	0	0	0	346	0	$0.00
Vacancy Loss	0	0	0	0	(231,364)	($9.95)
Effective Gross Income	$2,178,171	$2,055,124	$1,911,781	$2,583,186	$6,848,183	$294.55

Real Estate Taxes	899,547	697,301	710,348	710,348	702,179	$30.20
Insurance	46,753	53,168	25,166	34,344	57,636	$2.48
Utilities	41,696	21,972	18,066	15,490	16,000	$0.69
Repairs & Maintenance	51,063	81,484	48,492	75,367	135,000	$5.81
Management Fee	35,200	28,200	29,892	29,892	205,445	$8.84
Payroll	2,434	12,394	7,590	6,437	6,500	$0.28
Professional Fees	88,544	80,502	100,130	78,482	5,000	$0.22
Other Operating Expenses	21,038	12,519	25,560	37,455	5,000	$0.22
Total Operating Expenses	$1,186,275	$987,540	$965,244	$987,815	$1,132,761	$48.72

Net Operating Income(2)	$991,896	$1,067,584	$946,537	$1,595,371	$5,715,422	$245.82
TI / LC	0	0	0	0	68,655	$2.95
Replacement Reserves	0	0	0	0	4,883	$0.21
Net Cash Flow(3)	$991,896	$1,067,584	$946,537	$1,595,371	$5,641,884	$242.66

Occupancy(3)	NAV	NAV	NAV	NAV	96.6%
NOI Debt Yield	1.7%	1.8%	1.6%	2.7%	9.5%
NCF DSCR	0.27x	0.29x	0.26x	0.43x	1.53x

(1)	Based on the underwritten rent roll dated as of April 26, 2023 inclusive of contractual rent steps through April 2024.
(2)	The increase in Underwritten Net Operating Income and Net Cash Flow over historical is attributed to Gucci’s opening at the 400 West Street Property in June 2022. Gucci occupies 9,250 SF and accounts for 74.2% of Underwritten Base Rent at $474.26 per SF.
(3)	Underwritten occupancy represents economic occupancy.
■	Appraisal. According to the appraisal, the 400 West 14th Street Property had an “as-is” appraised value of $93,000,000 as of March 21, 2023.
■	Environmental Matters. According to a Phase I environmental report dated April 4, 2023, there are no recognized environmental conditions at the 400 West 14th Street Property.
■	Market Overview and Competition. The 400 West 14th Street Property is located in the New York City metropolitan area, which boasts a diverse and reliable local economy. According to the appraisal, the largest employers by industry sector are services, finance/insurance/real estate, retail trade, transportation/utilities and construction. Moreover, as of December 2022, unemployment in New York City is 5.2%, down roughly 2.1% percentage points from the start of the year. Major employers in the New York metropolitan area include Montefiore Health System, Mount Sinai Health System, JPMorgan Chase & Co., Bank of America and New York-Presbyterian Healthcare System.

The 400 West 14th Street Property is part of the Manhattan retail market and the Meatpacking retail submarket. According to the appraisal, as of fiscal year end 2022, the Manhattan retail market reported 2.66 million SF of leasing volume for the year, a vacancy of 19.8% and average asking of $464 per SF. As of fiscal year end 2022, the Meatpacking retail submarket reported a vacancy of 27.8% and an average asking rent of $339 per SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

55

LOAN #6: 400 West 14th Street

Additionally, the 400 West 14th Street Property is part of the Manhattan office market and Meatpacking office submarket. According to the appraisal, as of fiscal year end 2022, the Manhattan office market reported a total inventory of 474,241,253 SF, a vacancy of 18.7% and average asking rents of $74.29 per SF. As of fiscal year end 2022, the Meatpacking office submarket reported a vacancy of 20.4% and an average asking rent of $90.22 per SF.

The following tables present information relating to comparable retail and office leases for the 400 West 14th Street Property:

Summary of Comparable Retail Leases(1)

Property/Address	Location	Year Built/Renovated	Tenant Name	Lease Start Date (Yrs-qt)(2)	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF (Avg.)(3)
400 West 14th Street	New York, NY	1886/2021-2023	Gucci	2022 – 2	10.7	MG	9,250	$474.26(4)
446 West 14th Street	New York, NY	NAV/NAV	Puttery	2022 – 3	10.0	MG	18,800	$117.02
406 West 13th Street	New York, NY	NAV/NAV	Leica	2022 – 2	10.0	MG	3,600	$166.67
350 West 14th Street	New York, NY	NAV/NAV	Juice Generation	2022 – 2	5.0	MG	2,120	$275.00
875 Washington Street	New York, NY	NAV/NAV	Paige Premium Denim	2022 – 2	5.4	MG	1,000	$325.00
70 Gansevoort Street	New York, NY	NAV/NAV	Confidential	2021 – 4	10.0	MG	12,611	$241.85

(1)	Source: Appraisal.
(2)	Lease start dated is denoated in “Year – Quarter” format.
(3)	Base Rent PSF (Avg.) represents a weighted average for those properties that contain multiple retail tenants.
(4)	Calculated based on the underwritten rent roll dated as of April 26, 2023, inclusive of contractual rent steps through April 2024.

Summary of Comparable Office Leases(1)

Property/Address	Location	Year Built/Renovated	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (Sf)	Base Rent PSF
400 West 14th Street	New York, NY	1886/2021-2023	Identity Media	10/2017	7.0	MG	9,500	$108.75(2)
435 Hudson Street	New York, NY	1937/NAP	Atlas Capital	03/2023	4.0	MG	16,226	$84.00
88 University Place	New York, NY	1906/2022	The Agency (Triplemint)	01/2023	10.0	MG	8,551	$82.00
331 Park Avenue South	New York, NY	1914/2019	The Quarry LP	07/2022	3.0	MG	3,595	$91.00
1 Little West 12th Street	New York, NY	1913/NAP	Charles and Lynn Schusterman Family Foundation	07/2022	10.3	MG	9,732	$87.00
434 Broadway	New York, NY	1910/NAP	Modern Post	05/2022	10.9	MG	14,460	$96.00

(1)	Source: Appraisal.
(2)	Calculated based on the underwritten rent roll dated as of April 26, 2023, inclusive of contractual rent steps through April 2024.
■	The Borrower. The borrower is SAAB Associates LLC, a New York limited liability company structured to be a special purpose entity with a special purpose manager with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 400 West 14th Street Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors under the 400 West 14th Street Mortgage Loan are Steven Feldman, Gary Feldman and Irving Feldman.
■	Escrows. At loan origination, the borrower deposited (i) approximately $348,302 into a tax reserve and (ii) $1,414,000 into an unfunded obligations reserve in connection with certain tenant improvements for certain of the tenants at the 400 West 14th Street Property.

Tax Reserve - On each due date, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $58,910).

Insurance Reserve - On each due date, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 400 West 14th Street Mortgage Loan documents, there is no continuing event of default under the 400 West 14th Street Mortgage Loan documents and the borrower provides timely evidence of payment of the applicable premiums.

Capital Expenditure Reserve - On each due date, the borrower is required to fund a capital expenditure reserve in the amount of $484.38.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

56

LOAN #6: 400 West 14th Street

TI / LC Reserve - On each due date, the borrower is required to deposit an amount equal to $2,906.25 into the tenant improvement and leasing commission reserve account.

Critical Tenant Reserve – To the extent a 400 West 14th Street Trigger Period (as defined below) occurs as a result of a Critical Tenant Trigger Event (as defined below), all excess cash flow will be deposited into a critical tenant reserve in accordance with the 400 West 14th Street Mortgage Loan documents.

Excess Cash Flow Reserve – If a DSCR Trigger Event (as defined below) occurs, the borrower will have the option, but not the obligation, in its sole discretion, within 15 business days of receipt of notice from the lender of the occurrence of a DSCR Trigger Event or any time thereafter during the existence of a 400 West 14th Street Trigger Period resulting from a DSCR Trigger Event, to deposit into an excess cash flow reserve a cash deposit or deliver to the lender a letter of credit in an aggregate amount which, if subtracted from the original principal balance of the 400 West 14th Street Mortgage Loan, would result in a debt service coverage ratio ("DSCR”) greater than 1.10x. To the extent any such cash deposit or letter of credit is timely made, a 400 West 14th Street Trigger Period will not commence as a result of a DSCR Trigger Event and, to the extent made following the commencement of and during the existence of a 400 West 14th Street Trigger Period resulting solely from a DSCR Trigger Event, such 400 West 14th Street Trigger Period will no longer be deemed to exist.

■	Lockbox and Cash Management. The 400 West 14th Street Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the 400 West 14th Street Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 400 West 14th Street Property and all other money received by the borrower or the property manager with respect to the 400 West 14th Street Property (other than tenant security deposits) to be deposited as follows: (i) prior to the establishment of such lockbox account, to a borrower-controlled operating account by the end of the second business day following the borrower's or the property manager's receipt thereof, (ii) once such lockbox account is established, directly to such lockbox account by the end of the second business day following the borrower's or the property manager's receipt thereof and (iii) during a 400 West 14th Street Trigger Period or event of default, if such lockbox account is not properly established, directly to one or more other accounts identified by the lender.

On each business day that no 400 West 14th Street Trigger Period or event of default under the 400 West 14th Street Mortgage Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a 400 West 14th Street Trigger Period or event of default under the 400 West 14th Street Mortgage Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a 400 West 14th Street Trigger Period (except to the extent caused solely by a Critical Tenant Trigger Event) or an event of default under the 400 West 14th Street Mortgage Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 400 West 14th Street Mortgage Loan.

A “400 West 14th Street Trigger Period” means each period (a) (i) commencing when the DSCR (as calculated under the 400 West 14th Street Mortgage Loan documents), determined as of the first day of any fiscal quarter, is less than 1.10x (a “DSCR Trigger Event”) and the borrower has not timely made the cash deposit into the excess cash flow reserve account or delivered the letter of credit to the lender as set forth in the 400 West 14th Street Mortgage Loan documents, and (ii) ending upon the earlier to occur of the DSCR (as calculated under the 400 West 14th Street Mortgage Loan documents), determined as of any fiscal quarter thereafter being equal to or greater than 1.10x or the borrower thereafter makes the cash deposit into the excess cash flow reserve account or delivers the letter of credit to the lender, in each case, as described in the 400 West 14th Street Mortgage Loan documents, (b) (i) commencing if the financial reports required under the 400 West 14th Street Mortgage Loan documents are not delivered to the lender as and when required (subject to the notice and cure period specified in the 400 West 14th Street Mortgage Loan documents) and (ii) ending when such reports are delivered and they indicate, in fact, that no 400 West 14th Street Trigger Period is ongoing, and (c) (i) commencing upon the occurrence of a Critical Tenant Trigger Event and (ii) ending upon (A) in the case of a Critical Tenant Downgrade Trigger Event (as defined below), provided the related Critical Tenant (as defined below) is not otherwise in default under the terms of its lease, the earlier to occur of the following: (y) the satisfaction of the applicable critical tenant disbursement conditions or (z) the funds deposited into the critical tenant reserve account as a result of the Critical Tenant Downgrade Trigger Event are equal to $3,052,500 or (B) in the case of any other Critical Tenant Trigger Event, satisfaction of the applicable critical tenant disbursement conditions.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #6: 400 West 14th Street

A “Critical Tenant Trigger Event” means each period: (i) (a) commencing when the long term credit rating of the Critical Tenant, its lease guarantor or parent company (i.e., Kering SA in relation to Gucci) falls below Investment-Grade (as defined below) (a "Critical Tenant Downgrade Trigger Event"), and (b) ending when the long-term credit rating of such Critical Tenant, its lease guarantor or parent company (i.e., Kering SA in relation to Gucci) is Investment-Grade or better; (ii) (a) commencing on the date any Critical Tenant or the guarantor under its lease files for bankruptcy, is adjudged bankrupt, is insolvent or otherwise makes a general assignment for the benefit of creditors (unless the lender has received reasonable satisfactory evidence, in the case of a bankruptcy, that such Critical Tenant has affirmed its lease in bankruptcy and such lease is in full force and effect and such Critical Tenant is paying unabated rent in accordance with the terms of its lease), and (b) ending when either (1) such case is dismissed without any negative impact on such Critical Tenant’s lease and the Critical Tenant is paying normal monthly rent and is otherwise in compliance with the terms of its lease, and has provided an updated estoppel certificate acceptable to the lender, (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease and has provided an updated estoppel certificate acceptable to the lender or (3) the applicable lease is terminated and the entirety of the applicable space is leased pursuant to one or more approved substitute leases; (iii) (a) commencing on the date that any Critical Tenant either (1) gives written notice of its intent to terminate its lease or vacate the entirety of its leased premises at the 400 West 14th Street Property and it is within 12 months of the scheduled vacation or termination date, or (2) goes dark, vacates, discontinues its operations or business in or is otherwise not in occupancy of the entirety of its space at the 400 West 14th Street Property excluding any temporary discontinuance of its business, and (b) ending when either (1) such Critical Tenant has recommenced its business and operations in the entirety of its applicable space, is paying full monthly rent and has provided an updated estoppel certificate or (2) the entirety of the applicable space is subject to one or more approved substitute leases; or (iv) (a) commencing on the date of the occurrence of a monetary event of default or material non-monetary event of default by the borrower, as landlord, or a Critical Tenant under its lease beyond any applicable cure or grace period, and (b) ending when either (1) such event of default has been cured, as determined in the reasonable discretion of the lender and no events of default exist under such Critical Tenant’s lease for a consecutive period of no less than three months or (2) such Critical Tenant’s lease has been terminated and the entirety of the related space is subject to one or more approved substitute leases.

A “Critical Tenant” means (i) Gucci and (ii) any successor tenant which takes occupancy of all or a portion of Gucci’s space at the 400 West 14th Street Property pursuant to a lease for such space.

“Investment-Grade” means a long term credit rating of "BBB-" or higher by S&P Global Ratings, a division of S&P Global Inc., and its successors and the equivalent (or higher) rating by the other rating agencies.

■	Property Management. The 400 West 14th Street Property is currently managed by Salon Realty Corp.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 400 West 14th Street Property, as well as 18 months of rental loss and/or business interruption coverage, together with a twelve-month extended period of indemnity following restoration, as reasonably determined by the applicable insurer. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums in an amount equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

58

LOAN #7: GREEN ACRES

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

59

LOAN #7: GREEN ACRES

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

60

LOAN #7: GREEN ACRES

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

61

LOAN #7: GREEN ACRES

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC, BMO, GACC
Location (City / State)	Valley Stream, NY	Cut-off Date Balance(3)		$50,000,000
Property Type	Regional Mall Retail	Cut-off Date Balance per SF(2)		$177.77
Size (SF)	2,081,286	Percentage of Initial Pool Balance		5.8%
Total Occupancy as of 12/12/2022	97.7%	Number of Related Mortgage Loans(4)		1
Owned Occupancy as of 12/12/2022	97.7%	Type of Security		Fee / Leasehold
Year Built / Latest Renovation	1956, 2016 / 1982, 2006, 2007	Mortgage Rate		5.89900%
Appraised Value(1)	$679,000,000	Original Term to Maturity (Months)		60
Appraisal Date	10/30/2022	Original Amortization Term (Months)		NAP
Borrower Sponsors	The Macerich Partnership, L.P.	Original Interest Only Period (Months) First Payment Date Maturity Date		60 2/6/2023 1/6/2028
Property Management	Macerich Property Management Company, LLC

Underwritten Revenues	$83,514,884
Underwritten Expenses	$35,580,356	Escrows(5)
Underwritten Net Operating Income (NOI)	$47,934,528		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$46,364,767	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)(2)	54.5%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)(2)	54.5%	Replacement Reserves	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	2.17x / 2.10x	TI / LC	$4,068,135	$0
Debt Yield Based on Underwritten NOI / NCF(2)	13.0% / 12.5%	Other(6)	$743,644	Springing
Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$370,000,000	96.9%	Loan Payoff	$364,192,834	95.4%
Sponsor Equity	11,744,495	3.1	Closing Costs	12,739,883	3.3
			Upfront Reserves	4,811,779	1.3
Total Sources	$381,744,495	100.0%	Total Uses	$381,744,495	100.0%

(1)	The “as-is” appraised value if based on an extraordinary assumption made by the appraiser that the PILOT documents will be extended an additional 5-years to 2031. In the absence of the PILOT tax benefits beyond 2026, the as-is value of the Green Acres Property (as defined below) would otherwise be reduced by approximately $58.0 million resulting in an estimated appraised value of $621.0 million and in a Cut-off Date LTV and Maturity Date LTV of 59.6%.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Green Acres Whole Loan (as defined below).
(3)	The Cut-off Date Balance of $50,000,000 represents the $36,000,000 controlling note A-1 and the $14,000,000 (aggregate) non-controlling notes A-4-1, A-13-2 and A-15-2 of the $370,000,000 Green Acres Whole Loan, which is also evidenced by 15 additional pari passu notes, see “Whole Loan Summary” below.
(4)	The Macerich Partnership, L.P. also serves as the borrower sponsor of the Scottsdale Fashion Square Whole Loan, which is being contributed to the Benchmark 2023-V2 transaction.
(5)	See “—Escrows” below.
(6)	Other reserves consist of an upfront reserve for gap rent and a monthly springing rollover reserve.
■	The Mortgage Loan. The Green Acres mortgage loan (the “Green Acres Mortgage Loan”) is part of a whole loan (the “Green Acres Whole Loan”) secured by (i) the applicable borrower’s fee interest in a retail mega-campus comprised of Green Acres (as defined below) and Green Acres Commons (as defined below) that are adjacent with each other and located in Valley Stream, New York (other than a 9.08-acre portion of such regional mall (representing approximately 8.3% of the net rentable area of the Green Acres Property (as defined below)), the fee interest in which is owned by Walmart, an anchor tenant (such portion of the regional mall owned by Walmart, the “Walmart Parcel”)) and (ii) the applicable borrower’s ground leasehold interest in the Walmart Parcel that is leased back to Walmart. The Green Acres Mortgage Loan is evidenced by the controlling note A-1 and the non-controlling notes A-4-1, A-13-2 and A-15-2, which have an aggregate original and outstanding principal balance as of the Cut-off Date of $50,000,000 and representing approximately 5.8% of the Initial Pool Balance.

The Green Acres Whole Loan was co-originated on January 3, 2023, by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS”), Morgan Stanley Bank, N.A. (“MS”), and DBR Investments Co. Limited (“DBRI”). The “Green Acres Property” is comprised of the regional enclosed mall and the retail power center (including the Walmart Parcel) but does not include any portion of the regional mall that is occupied by Home Depot and Target (which own their own parcels), except as otherwise expressly indicated herein. The Green Acres Whole Loan proceeds were used to refinance the existing debt on the Green Acres Property, fund upfront reserves and pay origination costs. The Green Acres Whole Loan accrues interest at a fixed rate of 5.89900% per annum.

The Green Acres Whole Loan had an initial term of 60 months and has a remaining term of 56 months as of the Cut-off Date. The Green Acres Whole Loan requires interest-only payments during the full term. The scheduled maturity date of the Green Acres Whole Loan is the due date in January 2028.

Voluntary prepayment of the Green Acres Whole Loan is permitted on or after the monthly payment date in September 2027 without the payment of any prepayment premium. Prepayment (together with a yield maintenance premium) in whole (but not in part) of the Green Acres Whole Loan is permitted following the earlier to occur of (i) the monthly payment date occurring in January 2026 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the Green Acres Whole Loan to be securitized.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #7: GREEN ACRES

The table below summarizes the promissory notes that comprise the Green Acres Whole Loan. The relationship between the holders of the Green Acres Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$36,000,000	$36,000,000	Benchmark 2023-V2	Yes
A-2	31,500,000	31,500,000	FIVE 2023-V1	No
A-3	32,500,000	32,500,000	Benchmark 2023-B38	No
A-4-1	6,500,000	6,500,000	Benchmark 2023-V2	No
A-4-2	17,500,000	17,500,000	BMO(1)	No
A-5	21,500,000	21,500,000	BBCMS 2023-C19	No
A-6	20,000,000	20,000,000	BMO 2023-C4	No
A-7	18,500,000	18,500,000	FIVE 2023-V1	No
A-8	6,000,000	6,000,000	BMO 2023-C4	No
A-9	50,000,000	50,000,000	BANK5 2023-5YR1	No
A-10	20,000,000	20,000,000	BANK 2023-BNK45	No
A-11	10,000,000	10,000,000	BANK5 2023-5YR1	No
A-12	10,000,000	10,000,000	BANK5 2023-5YR1	No
A-13-1	25,000,000	25,000,000	BBCMS 2023-C19	No
A-13-2	5,000,000	5,000,000	Benchmark 2023-V2	No
A-14	25,000,000	25,000,000	FIVE 2023-V1	No
A-15-1	17,500,000	17,500,000	Benchmark 2023-B38	No
A-15-2	2,500,000	2,500,000	Benchmark 2023-V2	No
A-16	15,000,000	15,000,000	DBRI(1)	No
Total	$370,000,000	$370,000,000

(1)	Expected to be contributed to one or more future securitization transactions.
■	The Mortgaged Property. The Green Acres Property is a retail mega-campus comprised of a two-level regional mall known as “Green Acres” and an adjacent two-story retail power center known as “Green Acres Commons”, totaling 2,081,286 SF on an approximately 120.8-acre site in Valley Stream, New York. Green Acres was built in 1956 and most recently renovated in 2007. Green Acres Commons was built in 2016. The Green Acres Property provides parking via 9,092 surface parking and parking garage spaces, resulting in a parking ratio of approximately 4.4 spaces per 1,000 SF. As of December 12, 2022, the Green Acres Property was 97.7% leased by approximately 150 tenants (including temporary tenants, which make up approximately 1.7% of net rentable area), of which 62.1% of net rentable area is occupied by the 11 largest tenants by SF. A portion of the Green Acres Property is currently occupied by certain temporary tenants and no underwritten base rent is attributable to those temporary tenants. Green Acres Adjacent LLC, a borrower, owns Green Acres Commons and Valley Stream Green Acres LLC (“Valley Stream”), a borrower, owns Green Acres and the leasehold interest in the Walmart Parcel. The fee interests in the Green Acres Property owned by the applicable borrower represents approximately 91.7% of the net rentable area, and the leasehold interest in the Walmart Parcel owned by the applicable borrower represents approximately 8.3% of the net rentable area. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant and is ground leased to the applicable borrower. See “Ground Lease” below. The Green Acres Property is shadow anchored by Home Depot and Target, and the space occupied by Home Depot and Target is not part of the collateral securing the Green Acres Whole Loan. The information relating to the Green Acres Property provided does not include any space occupied by Home Depot or Target, unless otherwise expressly stated.

Major Tenants

BJ’s Wholesale Club (127,750 SF, 6.1% of net rentable area (“NRA”), 7.1% of underwritten base rent) BJ’s Wholesale Club (“BJ’s”) is a warehouse club operator concentrated primarily on the east coast of the United States. The company provides a curated assortment focused on perishable products, general merchandise, gasoline and other ancillary services. Founded in New England in 1984, the BJ’s franchise consists of 6.8 million members, 237 clubs and 165 gas stations located across 18 states. BJ’s achieved net sales of $18.9 billion and net income of $513.2 million for the fiscal year ended January 28, 2023. BJ’s occupies approximately 127,750 square feet on a lease that expires in January 2027, with four, five-year extension options. BJ’s currently pays $30.38 per square foot with no scheduled rent increases.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #7: GREEN ACRES

Walmart (173,450 SF, 8.3% of NRA, 6.3% of underwritten base rent) Founded in 1962 and headquartered in Bentonville, Arkansas, Walmart is an international supermarket chain operating approximately 10,500 stores under 46 different banners in 24 countries. Walmart employs approximately 2.3 million people worldwide. Walmart has been a tenant at the Walmart Parcel since 2003 under a lease (representing approximately $3,463,189 in underwritten base rent) expiring on August 31, 2028. Walmart has one, 10-year extension option remaining and currently pays $19.02 per square foot with a scheduled rent increase in September 2023. Walmart is also temporarily occupying certain temporary space under a lease with an original commencement date of February 1, 2022 and a lease expiration date of January 31, 2023. No underwritten base rent or net rentable area is attributable to such temporary lease. Walmart owns the fee interest in the Walmart Parcel and ground leases such interest to the applicable borrower, which in turn leases the Walmart Parcel to Walmart as described above.

DICK’S Sporting Goods (70,714 SF, 3.4% of NRA, 4.5% of underwritten base rent) DICK’S Sporting Goods (“DICK’S”) is a leading omni-channel sporting goods retailer offering an assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. DICK’S occupies approximately 70,714 square feet on a lease that expires in January 2027, with three, five-year extension options. DICK’S currently pays $34.65 per square foot, with no scheduled rent increases.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Green Acres Property:

Largest Tenants Based on Underwritten Based Rent(1)

Tenant Name	Credit Rating (Moody’s/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF(4)	Occupancy Cost(5)	Renewal / Extension Options
BJ’s Wholesale Club(6)(7)	NR/NR/BB+	127,750	6.1%	$3,881,310	7.1%	$30.38	1/31/2027	$863	5.1%	4, 5-year options
Walmart(7)	Aa2/AA/AA	173,450	8.3	3,463,189	6.3	19.97	8/31/2028	NAV	NAP	1, 10-year option
DICK’S Sporting Goods(7)	Baa3/NR/BBB	70,714	3.4	2,450,240	4.5	34.65	1/31/2027	$173	29.4%	3, 5-year options
KOHL’S(7)(8)	Ba2/BBB-/BB+	116,392	5.6	2,049,642	3.8	17.61	1/31/2031	NAV	NAP	None
Best Buy	A3/NR/BBB+	44,400	2.1	2,033,802	3.7	45.81	1/31/2027	NAV	NAP	2, 5-year options
Raymour & Flanigan	NR/NR/NR	38,903	1.9	1,837,502	3.4	47.23	7/31/2026	$507	9.3%	None
Burlington(7)	NR/NR/BB+	61,837	3.0	1,499,547	2.7	24.25	1/31/2032	$398	9.9%	3, 5-year options
24 HOUR FITNESS(7)	NR/NR/NR	40,262	1.9	1,328,646	2.4	33.00	12/31/2031	NAV	NAP	3, 5-year options
Health Insurance Plan of Greater New York	NR/NR/NR	34,774	1.7	1,259,015	2.3	36.21	12/30/2023	NAV	NAP	None
Macy’s and Macy’s Men’s and Furniture(7)(9)	Ba2/BBB-/BB+	390,503	18.8	1,024,993	1.9	2.62	Various	$188	7.6%	Various(9)
Largest Tenants		1,098,985	52.8%	$20,827,885	38.2%	$18.95
Remaining Owned Tenants		933,839	44.9	33,755,897	61.8	36.15
Vacant Spaces (Owned Space)		48,462	2.3	0	0.0	0.00
Totals / Wtd. Avg. Tenants		2,081,286	100.0%	$54,583,783	100.0%	$26.85

(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of UW Base Rent and UW Base Rent $ per SF include contractual rent steps through February 2024.
(4)	Sales are based on TTM ending September 2022.
(5)	Occupancy Cost is as of the trailing 12-month period ending September 30, 2022 as provided by the tenants to the borrowers or estimated based on information provided by the tenants to the borrowers.
(6)	Information in this table includes recently executed lease for a 5,000 SF fueling station that has an expected rent commencement date of September 1, 2023. We cannot assure you that the tenant will begin paying rent as expected or at all. $227,767 in gap rent was reserved for BJ’s Wholesale Club at origination.
(7)	The Green Acres Property has 11 anchor and major tenants (seven of which are shown in the table above). The 11 anchor and major tenants represent approximately 62.1% of net rentable area and approximately 35.3% of Total UW Base Rent.
(8)	KOHL’S has vacated the leased premise; however, remains in control of the leased space and is obligated to pay full rent under the terms of its lease.
(9)	Macy’s Men’s and Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight-year and eleven-month extension option remaining. Macy’s and Macy’s Men’s & Furniture are treated as a single tenant for the purposes of the number of tenants shown at the Green Acres Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #7: GREEN ACRES

The following table presents certain information relating to the lease rollover schedule for the Green Acres Property based on the initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)(4)	% of Total UW Base Rent(3)(4)	UW Base Rent $ per SF(3)(4)	# of Expiring Leases(5)(6)
2023 & MTM	132,183	6.4%	6.4%	$5,381,671	9.9%	$40.71	25
2024	59,279	2.8	9.2%	3,304,451	6.1	$55.74	16
2025	103,199	5.0	14.2%	4,405,507	8.1	$42.69	23
2026	474,521	22.8	37.0%	8,833,644	16.2	$18.62	18
2027	317,183	15.2	52.2%	14,275,570	26.2	$45.01	21
2028	329,772	15.8	68.0%	4,510,131	8.3	$13.68	6
2029	18,831	0.9	68.9%	937,351	1.7	$49.78	7
2030	14,437	0.7	69.6%	1,257,971	2.3	$87.14	5
2031	165,348	7.9	77.6%	4,001,519	7.3	$24.20	6
2032	94,565	4.5	82.1%	2,304,890	4.2	$24.37	3
2033	24,165	1.2	83.3%	508,680	0.9	$21.05	3
2034 & Thereafter	264,497	12.7	96.0%	4,406,833	8.1	$16.66	7
Storage / Other	34,844	1.7	97.7%	455,564	0.8	$13.07	98
Vacant	48,462	2.3	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	2,081,286	100.0%		$54,583,783	100.0%	$26.85	238

(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through February 2024 and percent in lieu revenue for Charlotte Russe, Famous Footwear, Forever 21 and H&M.
(4)	The number of leases shown above include two leases delivered by Macy’s and Macy’s Men’s & Furniture and 98 storage and specialty, business development, or temporary leases that are not typical tenant leases and are short term in nature. The UW Base Rent attributable to the storage leases is $455,564 and income attributable to the specialty, business development, or temporary leases is included in Other Commercial Income.
(5)	Macy’s Men’s & Furniture occupies 123,827 SF of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 SF of the Green Acres Property (representing approximately $549,993 underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight year and eleven-month extension option remaining.
(6)	KOHL’s and SEARS have each vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of its respective lease.

The following table presents certain information relating to historical occupancy for the Green Acres Property:

Historical Leased %(1)

2019	2020	2021	12/12/2022(2)
96.4%	89.8%	93.2%	97.7%

(1)	As of December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated December 12, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Green Acres Property:

Cash Flow Analysis

	2019	2020	2021	TTM 9/30/2022(1)	Underwritten(1)	Underwritten $ per SF
Base Rental Revenue (2)	$54,088,539	$49,202,740	$49,588,493	$49,664,599	$54,583,783	$26.23
Vacant Income(3)	0	0	0	0	3,360,780	$1.61
Other Commercial Income(4)	3,268,004	2,784,950	3,769,123	4,016,903	4,039,298	$1.94
Reimbursement Income	22,054,115	21,108,945	22,240,864	23,011,578	25,461,533	$12.23
Underwriting Adjustments	0	0	0	0	339,465	$0.16
Other Revenue(5)	769,425	102,602	95,907	180,781	23,686	$0.01
Vacancy & Credit Loss(6)	(233,163)	(4,190,515)	1,209,488	112,688	(4,293,661)	($2.06)
Effective Gross Revenue	$79,946,920	$69,008,722	$76,903,875	$76,986,549	$83,514,884	$40.13

Real Estate Taxes(7)	16,640,651	18,945,435	19,324,183	20,511,082	22,941,251	$11.02
Insurance	427,460	483,723	566,226	621,042	628,461	$0.30
Management Fee(8)	841,535	758,295	774,443	831,445	2,505,447	$1.20
Other Expenses	8,722,764	7,819,683	9,620,233	9,848,592	9,505,197	$4.57
Total Operating Expenses	$26,632,410	$28,007,136	$30,285,085	$31,812,161	$35,580,356	$17.10

Net Operating Income	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$47,934,528	$23.03
Capital Expenditures	0	0	0	0	455,855	$0.22
TI/LC	0	0	0	0	1,113,906	$0.54
Net Cash Flow(9)	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$46,364,767	$22.28

Occupancy	96.4%	89.8%	93.2%	97.7%	97.7% (6)
NOI Debt Yield(10)	14.4%	11.1%	12.6%	12.2%	13.0%
NCF DSCR(10)	2.41x	1.85x	2.11x	2.04x	2.10x

(1)	Underwritten Base Rental Revenue is higher than T-12 9/30/2022 revenue due to the inclusion of rent steps underwritten to the maximum increase per the tenants’ contractual lease terms. Contractual rent steps are through February 2024.
(2)	Based on the underwritten rent roll dated December 12, 2022.
(3)	Vacant Income reflects the gross up of vacancy at average in-place rents.
(4)	Other Commercial Income includes overage / percentage rent, kiosk revenue, temporary lease revenue, specialty revenue and business development income.
(5)	Other Revenue reflects the borrower’s in place miscellaneous income.
(6)	The underwritten economic occupancy is 96.2%. The Green Acres Property was 97.7% leased based on the December 12, 2022 rent roll, including leases executed by the origination date of January 3, 2023.
(7)	Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart Parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents that are scheduled to expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA (as defined below) approval. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. See “Payment in Lieu of Taxes” below.
(8)	The management fee is underwritten to reflect 3.0% of Effective Gross Income.
(9)	The historical financial statements for years 2019-2022 do not include the borrowers’ actual income and expense for the following: lease termination income, bankruptcy settlements, GAAP adjustments for non-cash items, including the straight lining of rents, mark to market rent adjustments under SFAS 141, tenant interest and penalties, bad debt reserves and capitalized development costs (taxes, insurance, interest). Historical capital expenditures and leasing capital which includes tenant allowances, the borrowers’ construction cost for build-out of tenant spaces and leasing commissions, are also excluded.
(10)	Based on the aggregate Cut-off balance of the Green Acres Whole Loan.
■	Appraisal. According to the appraisal, the Green Acres Property has an “as-is” appraised value of $679,000,000 as of October 30, 2022.
■	Environmental Matters. The Phase I environmental assessment of the Green Acres Property dated December 20, 2022 identified six recognized environmental conditions related to the following: (i) historical auto repair operations and an associated oil/water separator used at the Green Acres Property and reportedly removed, but for which no closure documentation is available, (ii) free product observed in a monitoring well at an adjacent property, (iii) three cases of petroleum impacts to soil and groundwater at adjacent properties, and (iv) a vapor migration concern identified in connection with the Green Acres Property’s long-term historic use of hazardous chemicals. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.
■	Market Overview and Competition. The Green Acres Property is located in Valley Stream, New York, within the Nassau-Suffolk metropolitan division (the “Nassau-Suffolk MSA”). Main economic sectors within the Nassau-Suffolk MSA include education and health services, transportation and utilities, trade and government sectors. The Nassau-Suffolk MSA’s largest employers include Northwell Health, Inc., Catholic Health System of Long Island, Inc., the County of Nassau, the United States Federal Government and the County of Suffolk.

The Green Acres Property is located in a densely populated commercial area on the border of Queens, New York along the major arterial Sunrise Highway, and approximately 5 miles from John F. Kennedy airport. The local area is comprised of retail and commercial buildings to the north, south and east, with industrial uses located to the west. Outside of local commercial districts, the area is developed with multifamily residential uses. The local area is accessed

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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by Sunrise Highway, the Belt Parkway and the Cross Island Parkway, all of which are arterials leading east to west. The Long Island Railroad has two stations within walking distance: the Rosedale and Valley Stream stations, which can be reached via the Jamaica, Far Rockaway, Long Beach, West Hempstead and Babylon branches. According to the appraisal, approximately 60,000 cars pass the Green Acres Property daily.

According to the appraisal, the trade area for a retail center is between 5.0-25.0 miles in radius and consists of its top competitors, of which the primary trade area makes up between 55.0-65.0% of its sales and the secondary trade area makes up between 20.0-25.0%. According to the appraisal, the 2021 population in the primary-, secondary- and total trade area of the Green Acres Property was 438,195, 480,549 and 918,745, respectively. Additionally, for the same period, the average household income within the same areas was $108,258, $104,108 and $106,034, respectively.

Moreover, according to the appraisal, the Green Acres Property is located within the Long Island retail market and the Hempstead retail submarket. As of the second quarter of 2022, the Long Island retail market contained approximately 24.1 million SF of retail space inventory with a vacancy rate of 8.6% and an average asking rental rate of $28.70 per SF. The Hempstead retail submarket contained approximately 4.8 million SF of retail space with a vacancy rate of 6.2% and an average asking rental rate of $32.43 per SF as of the second quarter of 2022.

The following table presents select comparable recent anchored retail property sales for the Green Acres Property:

Summary of Comparable Anchor Retail Leases(1)

Property Name	Location	Year Built / Renovated or Expanded	Building SF	Total Occupancy	Distance to Subject	Sales Per SF	Anchor Tenants
Green Acres	Valley Stream, NY	1956, 2016 / 1982, 2006, 2007	2,081,286	97.7%	NAP	$727.00(2)	Macy’s Walmart Dick’s Sporting Goods BJ’s Wholesale Club Primark 24 Hour Fitness Burlington Best Buy Shopper’s World Target (non-collateral) Home Depot (non-collateral)
Roosevelt Field Mall	Garden City, NY	1956 / 1993, 1997	2,372,053	98.0%	7.7 miles	$1,165.00	Bloomingdale’s Bloomingdale’s Furniture Dick’s Sporting Goods JC Penney Macy’s Neiman Marcus Nordstrom Primark
Queens Center Mall(3)	Queens, NY	1973 / 2004	962,798	98.0%	9.1 miles	$1,721.00	H&M J.C. Penney Macy’s XXI Forever
Kings Plaza Shopping Center(3)	Brooklyn, NY	1969 / 2000	1,212,000	99.0%	11.1 miles	$804.00	Best Buy Burlington H&M Lowe’s Macy’s Primark Target XXI Forever Zara
Broadway Commons	Hicksville, NY	1956 / 1995, 1999	1,234,450	89.0%	12.4 miles	$436.00	H&M IKEA Round One Target Showcase

(1)	Source: Appraisal, unless stated otherwise.
(2)	Represents sales per SF as of September 30, 2022. Sales per SF inclusive of tenants that have been open for 12 months or more and excludes tenants >10,000 SF, arcades and non-retail stores.
(3)	The Queens Center Mall and Kings Plaza Shopping Center properties are both owned by the borrower sponsor of the Green Acres Whole Loan.
■	The Borrowers. The borrowers for the Green Acres Whole Loan are Valley Stream Green Acres LLC and Green Acres Adjacent LLC, each a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Green Acres Whole Loan. The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., a Delaware limited partnership headquartered in Santa Monica, California and a provider of real estate investment services. The Macerich Partnership, L.P. acquires, leases, manages, develops, and redevelops malls and community centers. The Macerich Partnership, L.P. also serves as one of the borrower sponsors of the Scottsdale Fashion Square Mortgage Loan, which also is being contributed to the Benchmark 2023-V2 transaction.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Escrows. At origination, the borrowers were required to deposit into escrow (i) $4,068,135 for a reserve (the “TI/LC Reserve”) with respect to outstanding tenant improvement allowances and leasing commissions identified in a schedule to the related loan agreement and (ii) approximately $743,644 for a gap rent reserve (of which $227,767 is earmarked for the fourth largest tenant, BJ’s Wholesale Club).

Tax Escrows – During the continuance of a Trigger Period (as defined below), or if the borrowers fail to deliver evidence taxes have been timely paid, the borrowers are required to escrow 1/12th of the annual estimated tax payments and, without duplication, PILOT payments on a monthly basis.

Insurance Escrows – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Green Acres Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Period).

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage (as defined below), any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the following tenants: (i) Advantage Toyota, (ii) Aldi, (iii) BJ’s Restaurant, (iv) BJ’s Wholesale Club, (v) Buffalo Wild Wings, (vi) Capital One, (vii) Citizen’s Bank, (viii) Hook & Reel, (ix) Olive Garden, (x) Red Lobster, (xi) SEARS, (xii) Sonic Drive-In, (xiii) South Shore Hyundai, (xiv) Vitamin Shoppe, (xv) Macy’s and (xvi) Walmart) multiplied by $0.25 and divided by 12 months. The monthly replacement reserve amount is estimated to be approximately $25,833. The borrowers are permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $619,992. The tenants listed in clause (i) through (xvi) above collectively represent 40.4% of the NRA and 24.5% of U/W Base Rent.

Rollover Reserve – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage and, to the extent not causing or contributing to the cause of the applicable Trigger Period (including by way of paying reduced rent), Macy’s, Macy’s Men’s & Furniture, Burlington, BJ’s Wholesale, Primark, Walmart, Kohl’s, Dick’s and Best Buy) multiplied by $1.00 and divided by 12 months. The monthly rollover reserve amount is estimated to be approximately $87,264. The borrowers are not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $2,094,342. The borrowers’ upfront deposit of approximately $743,644 with respect to gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the rollover reserve cap.

TI/LC Reserve– On each monthly payment date during the continuance of a Tenant Trigger Event (as defined below), all excess cash flow after payment of debt service, operating expenses and other required escrows is required to be deposited in the TI/LC reserve until the amount in the reserve is equal to 12 months of the base rent payable under any applicable leases causing such Tenant Trigger Event. The borrowers have the right to deliver a letter of credit meeting the requirements of the Green Acres Whole Loan documents in lieu of depositing funds into the TI/LC Reserve.

“Non-Collateral Square Footage” means the square footage occupied by Target and Home Depot.

■	Lockbox and Cash Management. The Green Acres Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis and on the second business day before each payment date to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described below, with any excess funds (i) to be deposited into the TI/LC Reserve, if the Trigger Period is caused by a Tenant Trigger Event (as defined below), or into an excess cash flow reserve account held by the lender as cash collateral for the Green Acres Whole Loan, if the Trigger Period is not solely caused by a Tenant Trigger Event, or if (ii) no Trigger Period is continuing, disbursed to borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a Low Debt Service Period (as defined below), or (iii) a Tenant Trigger Event. A Trigger Period will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, if a cure of the Low Debt Service Period occurs or the borrowers deliver additional collateral causing the debt service coverage ratio to equal 1.55x, or (c) with respect to matters described in clause (iii) above, a cure of the Tenant Trigger Event occurs.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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A “Low Debt Service Period” will commence on any calculation date when the Green Acres Whole Loan debt service coverage ratio is less than 1.50x and end when the Green Acres Whole Loan debt service coverage ratio is at least 1.55x for two consecutive calendar quarters.

A “Tenant Trigger Event” will occur if (i) two or more of BJ’s Wholesale Club, Dick’s Sporting Goods and Best Buy are subject to any Tenant Trigger Condition (as defined below), and/or (ii) Walmart is subject to any Tenant Trigger Condition. For purposes of determining whether a Tenant Trigger Event has occurred, (i) a tenant has not “gone dark”, where the subject tenant has ceased business in the subject space but has subleased all or a material portion of its premises to another operator that does not operate the premises for certain prohibited uses, (ii) pronouncements, press releases and similar “corporate statements” by a tenant of its intention with respect to operations at a particular store will not constitute a basis for asserting that a Tenant Trigger Event has occurred, and (iii) a change in use, the days or hours of operation, or the configuration of its store by a tenant will not, in and of itself, constitute “going dark” or ceasing to operate.

A “Tenant Trigger Condition” is if any applicable tenant (i) does not maintain an investment grade rating and “goes dark” for a period in excess of 120 consecutive days (excluding temporary vacancies for the purpose of repair, restoration or permitted alteration), (ii) provides written notice of its intent to not renew its lease, or (iii) does not provide notice of renewal prior to the required date.

■	Property Management. The Green Acres Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.
■	Ground Lease. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant at the Walmart Parcel. Valley Stream, a borrower, owns the leasehold interest in the Walmart Parcel pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Walmart Ground Lease commenced on August 13, 1990 and expires August 12, 2026, with two additional six-year extension options. According to the estoppel delivered by Walmart (the “Ground Lease Estoppel”), the base rent under the Walmart Ground Lease is a fixed amount equal to $1,080,000 per annum ($90,000 per month) during the initial term of the Walmart Ground Lease and $1,500,000 per annum ($125,000 per month) during the extension terms. In addition, Valley Stream is required to return to Walmart a certain amount of any percentage rents paid by Walmart under the space lease as part of the percentage ground lease rent. The Walmart Ground Lease contains standard leasehold mortgagee protections including notice and cure rights and the right to enter into a new ground lease in the event of termination of the Walmart Ground Lease (including rejection of the Walmart Ground Lease in bankruptcy). Pursuant to the Ground Lease Estoppel, Walmart agreed not to amend or modify the ground lease without the lender’s consent.
■	Payment in Lieu of Taxes. Both Green Acres (excluding the Walmart Parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. In connection with the PILOT Agreements, the borrowers lease portions of the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases such portions of the Green Acres Property (excluding the Walmart Parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreements in 2023 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases. Taxes were underwritten to the 2022 actual tax bills for the Green Acres Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. None. However, the borrowers are permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $10 million without the consent of the lender.
■	Release of Collateral. The borrowers may obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrowers pay to the lender a processing fee in the amount of $15,000, (iii) the remaining property constitutes a separate tax lot (or the borrowers have filed an application for a separate tax lot and the borrower sponsor guarantees the payment of taxes on the Release Parcel pending the final issuance of such separate tax lot), (iv) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer, be in violation of certain reciprocal easement agreements, the Walmart Ground Lease (as defined below), the PILOT leases or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC release conditions.

A “Release Parcel” is a parcel on the Green Acres Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Green Acres Property plus the cost of rental loss and/or business interruption coverage. If TRIPRA or a subsequent statute is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the then-annual insurance premiums paid by the borrowers for all-risk coverage for a standalone all-risk policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Some of the photographs above may be renderings of the Heritage Plaza Property

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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P/W/P
PERELLA WEINBERG PARTNERS
AVAILABLE
LIME ROCK PARTNERS
Deloitte.
AVAILABLE
eog resources
eog resources
Expansion in 2027
Deloitte.
eog resources
eog resources
Expansion in 2023
S&P Global
AVAILABLE
AVAILABLE
GSO
CAPITAL PARTNERS
AVAILABLE
KROLL
Sapient
Human Capital
AVAILABLE
AVAILABLE
Brookfield
eog resources
BOP HERITAGE
SKY LOBBY
PARKING
AVAILABLE
LOBBY
BOP HERITAGE
AVAILABLE
GROUND LEVEL
GROUND LEVEL
AVAILABLE
BOP HERITAGE
grub
HVL
HOUSTON VOLUNTEER LAWYERS
AVAILABLE
VIP PARKING
HBA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #8: HERITAGE PLAZA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City / State)	Houston, Texas	Cut-off Date Balance(3)		$40,000,000
Property Type	Office	Cut-off Date Balance per SF(3)		$148.51
Size (SF)	1,158,165	Percentage of Initial Pool Balance		4.7%
Total Occupancy as of 2/28/2023(1)	70.1%	Number of Related Mortgage Loans(4)		1
Owned Occupancy as of 2/28/2023(1)	70.1%	Type of Security		Fee
Year Built / Latest Renovation	1986 / 2021	Mortgage Rate		7.63000%
Appraised Value	$521,800,000	Original Term to Maturity (Months)		60
Appraisal Date	2/1/2023	Original Amortization Term (Months)		NAP
Borrower Sponsors	AEW CPT REIT, LLC, AEW Core Property (U.S.), L.P, Brookfield Office Properties Inc. and Brookfield Property Partners, L.P.	Original Interest Only Period (Months) First Payment Date Maturity Date		60 6/6/2023 5/6/2028
Property Management	Brookfield Properties (USA II) LLC

Underwritten Revenues	$43,938,879	Escrows(5)
Underwritten Expenses	$22,147,467
Underwritten Net Operating Income (NOI)	$21,791,413		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$20,555,523	Taxes	$0	Springing
Cut-off Date LTV Ratio(2)	33.0%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	33.0%	Replacement Reserve	$0	$19,303
DSCR Based on Underwritten NOI / NCF(2)	1.64x / 1.54x	TI / LC	$5,000,000	$144,771
Debt Yield Based on Underwritten NOI / NCF(2)	12.7% / 12.0%	Other(6)	$10,489,446	$0
Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$172,000,000	96.7%	Loan Payoff	$156,217,116	87.9%
Sponsor Equity	5,793,688	3.3	Upfront Reserves	15,489,446	8.7
			Closing Costs	6,087,126	3.4
Total Sources	$177,793,688	100.0%	Total Uses	$177,793,688	100.0%

(1)	Total Occupancy and Owned Occupancy include executed leases for 15,683 square feet of space for EOG Resources Inc. with an expected rent commencement date of May 1, 2023. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Heritage Plaza Whole Loan (as defined below)
(3)	The Cut-off Date Balance of $40,000,000 represents the non-controlling note A-5 of the $172,000,000 Heritage Plaza Whole Loan, which is also evidenced by five additional pari passu notes, Note A-1 of $40,000,000, Note A-2 of $25,000,000, Note A-3 of $20,000,000, Note A-4 of $15,000,000 and Note A-6 of $32,000,000.
(4)	Brookfield Property Partners, L.P. is affiliated with the borrower sponsor of the Cumberland Mall Whole Loan, which is being contributed to the Benchmark 2023-V2 transaction.
(5)	See “—Escrows” below.
(6)	Other upfront reserve includes an outstanding leasing obligations reserve of approximately $10,303,667 and a free rent reserve of approximately $185,779 allocated for EOG Resources Inc. and Human Capital, Inc.
■	The Mortgage Loan. The Heritage Plaza mortgage loan (the “Heritage Plaza Mortgage Loan”) is part of a whole loan (the “Heritage Plaza Whole Loan”) that is evidenced by six pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $172,000,000. The Heritage Plaza Whole Loan is secured by the borrower’s first priority fee simple mortgage encumbering a Class A office building located in Houston, Texas (the “Heritage Plaza Property”). The Heritage Plaza Mortgage Loan is comprised of the non-controlling note A-5, which has an original principal balance and outstanding principal balance as of the Cut-off Date of $40,000,000.

The Heritage Plaza Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MS”) and Goldman Sachs Bank USA (“GS”) on April 13, 2023. The Heritage Plaza Mortgage Loan has a five-year interest-only term and accrues interest at a fixed rate of 7.63000% per annum. The Heritage Plaza Mortgage Loan proceeds were used to refinance existing debt on the Heritage Plaza Property, fund upfront reserves and pay origination costs.

Voluntary prepayment of the Heritage Plaza Whole Loan in whole (but not in part) is permitted on or after the monthly payment date in November 2027 without payment of any prepayment premium. Prepayment (together with any applicable prepayment premium) in whole (but not in part) of the Heritage Plaza Whole Loan is permitted on any business day prior to November 6, 2027. Defeasance of the Heritage Plaza Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) April 13, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the Heritage Plaza Whole Loan to be securitized.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The table below summarizes the promissory notes that comprise the Heritage Plaza Whole Loan. The relationship between the holders of the Heritage Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Whole Loans—The Outside Serviced Mortgage Loans” in the Preliminary Prospectus. The Heritage Plaza Whole Loan will initially be serviced under the Benchmark 2023-V2 pooling and servicing agreement, but upon securitization of the controlling note A-1, the Heritage Plaza Whole Loan will be serviced under the pooling and servicing agreement for such future securitization transaction. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$40,000,000	$40,000,000	MSBNA(2)	Yes
A-2(1)	25,000,000	25,000,000	MSBNA(2)	No
A-3(1)	20,000,000	20,000,000	MSBNA(2)	No
A-4(1)	15,000,000	15,000,000	MSBNA(2)	No
A-5	40,000,000	40,000,000	Benchmark 2023-V2	No
A-6(1)	32,000,000	32,000,000	GSBI(3)	No
Total	$172,000,000	$172,000,000

(1)	Expected to be contributed to one or more future securitization(s).
(2)	Morgan Stanley Bank, N.A. (“MSBNA”) is a Morgan Stanley affiliated originator and noteholder of the A-1, A-2, A-3 and A-4 promissory notes that comprise the Heritage Plaza Whole loan.
(3)	Goldman Sachs Bank USA (“GSBI”) is a Goldman Sachs Bank affiliated originator and noteholder of the A-6 promissory note that comprises the Heritage Plaza Whole Loan.
■	The Mortgaged Property. The Heritage Plaza Property is a 51-story, 1,158,165 square foot, office building and an adjacent parking garage situated on an approximately 3.28 acres site, located in Houston, Texas. The Heritage Plaza Property was built in 1986 and most recently renovated in 2021. The Heritage Plaza Property is the fifth tallest office building in Houston and the eighth tallest office building in the state of Texas. Amenities at the Heritage Plaza Property include a state-of-the-art conference center, fitness center and sky lounge. The Heritage Plaza Property benefits from skybridge and street level access to the C. Baldwin Hotel, which provides direct accessibility to Houston’s downtown tunnel system. Additionally, the Heritage Plaza Property has a bus stop on virtually every corner and has access to the METRORail a few blocks to the southeast.

As of February 28, 2023, the Heritage Plaza Property was 70.1% leased to a diverse roster of 14 tenants, inclusive of the executed lease for 15,683 square feet of space for EOG Resources Inc. that is scheduled to begin on May 1, 2023. We cannot assure you that that the tenant will take occupancy or begin paying rent as expected or at all. Excluding this space, the Heritage Plaza Property is 68.8% leased.

The largest tenant based on underwritten base rent is EOG Resources Inc. (NYSE: EOG) (“EOG Resources”) (376,333 SF; 32.5% of GLA; 45.1% of UW Base Rent). Founded in 1999, EOG Resources explores for, develops, produces and markets crude oil, natural gas and liquids and natural gas in the United States, Republic of Trinidad and Tobago and select other international areas. As of fiscal year end 2022, EOG Resources reported a record return on capital employed of 34% and a record adjusted net income of $8.1 billion. EOG Resources occupies approximately 376,333 square feet pursuant to a lease agreement, as amended, that expires in March 2035, with one, 10-year renewal option remaining.

The second largest tenant based on underwritten base rent is Deloitte LLP (f/k/a Deloitte & Touche USA LLP) (“Deloitte”) (205,125 SF; 17.7% of GLA; 25.9% of UW Base Rent). Founded in 1845, Deloitte is a multinational corporation that provides audit, consulting, tax and advisory services to nearly 90% of the Fortune 500 and a diverse suite of private companies across 150 countries and territories worldwide. Deloitte occupies approximately 205,125 square feet pursuant to a lease agreement, as amended, that expires in February 2031, which has two, five-year renewal options.

The third largest tenant based on underwritten base rent is Perella Weinberg Partners Group LP (“Perella Weinberg”) (“PWP”) (63,446 SF; 5.5% of GLA; 9.3% of UW Base Rent). Perella Weinberg is a leading global independent investment banking firm. Perella Weinberg provides strategic, financial and tactical advice in connection with executing complex mergers, acquisitions, company sales, and corporate divestitures, including carve-outs, joint ventures, and spin-offs, and relating to takeover preparedness and defense. Perella Weinberg occupies approximately 63,446 square feet pursuant to a lease agreement that expires in August 2027, which has two, five-year renewal options.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to the tenants at the Heritage Plaza Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal/Extension Options
EOG Resources Inc.(4)	NR/A3/A-	376,333	32.5%	$10,152,179	45.1%	$26.98	3/31/2035	1, 10-year option
Deloitte LLP	NR/NR/NR	205,125	17.7	5,827,305	25.9	$28.41	2/28/2031	2, 5-year options
Perella Weinberg Partners Group LP	NR/NR/NR	63,446	5.5	2,094,987	9.3	$33.02	8/31/2027	2, 5-year options
Lime Rock Management LP	NR/NR/NR	56,984	4.9	1,823,488	8.1	$32.00	3/31/2024	1, 10-year option(5)
S&P Global Inc.	A-/A3/NR	28,560	2.5	828,240	3.7	$29.00	2/28/2029	2, 5-year options
GSO Capital Partners (Texas)	NR/NR/NR	11,169	1.0	374,804	1.7	$33.56	12/31/2028	1, 5-year option
Sapient Corporation	NR/NR/NR	11,007	1.0	347,346	1.5	$31.56	10/31/2024	None
Kroll, LLC	NR/NR/NR	11,597	1.0	342,112	1.5	$29.50	8/31/2029	1, 5-year option
BOP Heritage TRS Inc.	NR/NR/NR	11,781	1.0	213,641	0.9	$18.13	12/31/2024	Various(6)
Houston Volunteer Lawyers	NR/NR/NR	10,208	0.9	142,912	0.6	$14.00	3/31/2025	1, 10-year option(7)
Ten Largest Tenants		786,210	67.9%	$22,147,014	98.3%	$28.17
Remaining Occupied Tenants		26,194	2.3	380,646	1.7	$14.53
Total Occupied		812,404	70.1%	$22,527,660	100.0%	$27.73
Vacant		345,761	29.9	0
Total / Wtd. Avg.		1,158,165	100.0%	$22,527,660

(1)	Based on the rent roll dated February 28, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through March 2024.
(4)	EOG Resources Inc. has executed an amendment to the lease to rent 15,683 square feet of space with an expected rent commencement date of May 1, 2023. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all.
(5)	Lime Rock Management LP has the discretion to extend its lease, as amended, in two, five-year increments.
(6)	BOP Heritage TRS Inc. has automatic lease renewals on an annual basis for three leases totaling 11,423 SF and no lease renewal option for Suite PL2-B totaling 358 SF.
(7)	Houston Volunteer Lawyers has the discretion to extend its lease, as amended, in two, five-year increments.

The following table presents certain information relating to the lease rollover schedule at the Heritage Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases(4)
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	79,772	6.9	6.9%	2,384,475	10.6	$29.89	10
2025	31,146	2.7	9.6%	389,510	1.7	$12.51	9
2026	1,851	0.2	9.7%	33,600	0.1	$18.15	1
2027	63,446	5.5	15.2%	2,094,987	9.3	$33.02	3
2028	11,169	1.0	16.2%	374,804	1.7	$33.56	2
2029	43,562	3.8	19.9%	1,270,799	5.6	$29.17	3
2030	0	0.0	19.9%	0	0.0	$0.00	0
2031	205,125	17.7	37.7%	5,827,305	25.9	$28.41	8
2032	0	0.0	37.7%	0	0.0	$0.00	0
2033	0	0.0	37.7%	0	0.0	$0.00	0
2034 & Thereafter	376,333	32.5	70.1%	10,152,179	45.1	$26.98	26
Vacant	345,761	29.9	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,158,165	100.0%		$22,527,660	100.0%	$27.73	62

(1)	Based on the underwritten rent roll dated February 28, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through March 2024.
(4)	Represents number of individual leased suites expiring. Some tenants at the Heritage Plaza Property have leases across more than one suite.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to historical leasing at the Heritage Plaza Property:

Historical Leased %(1)

2020	2021	2022	As of 2/28/2023(2)(3)(4)
94.8%	89.8%	87.2%	70.1%

(1)	As provided by the borrowers and reflects the average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated February 28, 2023.
(3)	February 2023 occupancy figure is inclusive of EOG Resources Inc.’s executed amendment to lease for 15,683 square feet of space with an expected rent commencement date of May 1, 2023. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all.
(4)	The drop in occupancy from year-end 2022 to February 28, 2023 is attributed to the removal of Chevron (150,747 SF) from the underwritten rent roll since it is a known vacant tenant that will be leaving the Heritage Plaza Property in August 2023.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Heritage Plaza Property:

Cash Flow Analysis

	2020	2021	2022	Underwritten	Underwritten $ per SF
Base Rent(1)	$24,475,586	$19,575,796	$25,031,771	$22,527,660	$19.45
Total Commercial Reimbursement	16,882,277	16,204,602	16,217,571	15,281,517	$13.19
Market Revenue from Vacant Units	0	0	0	10,052,964	$8.68
Other Revenue(2)	5,635,732	5,625,151	6,262,329	6,129,703	$5.29
Vacancy Loss	0	0	0	(10,052,964)	($8.68)
Effective Gross Income	$46,993,596	$41,405,549	$47,511,670	$43,938,879	$37.94

Real Estate Taxes	7,450,748	7,567,104	6,635,945	7,519,133	$6.49
Insurance	711,257	911,600	780,665	1,286,507	$1.11
Utilities	685,996	3,503,103	813,945	1,312,235	$1.13
Repairs & Maintenance	5,364,978	5,949,630	6,366,880	7,235,510	$6.25
Janitorial	1,340,985	1,388,420	1,340,180	1,544,939	$1.33
Management Fee	1,441,080	1,283,363	1,468,917	1,000,000	$0.86
Payroll	0	0	0	0	$0.00
Other Operating Expenses	2,128,806	1,947,402	2,316,788	2,249,143	$1.94
Total Operating Expenses	$19,123,848	$22,550,623	$19,723,321	$22,147,467	$19.12

Net Operating Income	$27,869,748	$18,854,926	$27,788,349	$21,791,413	$18.82
TI / LC	0	0	0	1,371,468	$1.18
Replacement Reserves	0	0	0	364,421	$0.31
Other	0	0	0	500,000	$0.43
Net Cash Flow	$27,869,748	$18,854,926	$27,788,349	$20,555,523	$17.75

Occupancy(3)	94.8%	89.8%	87.2%	69.1%
NOI Debt Yield(4)	16.2%	11.0%	16.2%	12.7%
NCF DSCR(4)	2.09x	1.42x	2.09x	1.54x

(1)	Based on the underwritten rent roll dated as of February 28, 2023 inclusive of contractual rent steps through March 2024.
(2)	Other Revenue includes parking revenue, sales tax, communication licensing fee, special areas rent, prior year OCR adjustment, late charges and energy brokerage.
(3)	Underwritten Occupancy represents economic occupancy; historical occupancies represent average yearly physical occupancies.
(4)	Based on the aggregate Cut-off Date balance of the Heritage Plaza Whole Loan.
■	Appraisal. According to the appraisal, the Heritage Plaza Property had an “as-is” appraised value of $521,800,000 as of February 1, 2023.
■	Environmental Matters. According to a Phase I environmental report dated February 9, 2023, there are no recognized environmental conditions at the Heritage Plaza Property.
■	Market Overview and Competition. The Heritage Plaza Property is located within the Houston-The Woodlands-Sugar Land, Texas Metropolitan Statistical Area (“MSA”). According to the appraisal, employment in the MSA is primarily weighted by professional services, construction, retail trade, manufacturing and transportation/utilities. The MSA is home to approximately 3.6 million employees with an unemployment rate of approximately 4.0%. Employers in the Houston metro include Exxon Mobil Corp, Shell Oil Co., Schlumberger Ltd., BP North America and Chevron Corp. The appraisal notes that Houston’s economy is advancing strongly, with job growth in the past year two percentage points higher than the national average.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The Heritage Plaza Property is part of the Houston Office market and the central-business-district (“CBD”) Office submarket. According to the appraisal, as of fiscal year end 2022, the Houston Office market contained 349,566,945 square feet of space with a vacancy of 18.8% and average asking rents of $29.69 per square foot. Furthermore, as of fiscal year end 2022, the CBD office submarket contained 52,086,429 square feet of space with a vacancy of 24.2% and average asking rents of $40.96 per square foot.

Summary of Comparable Office Sales(1)

Property/Address	Location	Year Built/Renovated	Transaction Date	Price	Price/SF	Size (SF)
Heritage Plaza	Houston, TX	1986/2021	NAP	NAP	NAP	1,158,165
200 Park Place	Houston, TX	2020/NAP	July 2022	$150,000,000	$724.84	206,943
West Memorial Place I & II	Houston, TX	2015/NAP	February 2022	$148,000,000	$234.66	715,935
Kirby Collection (Office Portion)	Houston, TX	2017/NAP	October 2021	$83,000,000	$339.94	244,161
Five Post Oak Park	Houston, TX	1982/NAP	July 2021	$92,000,000	$224.14	566,616
Bank of America Tower	Houston, TX	2019/NAP	December 2019	$414,444,444	$579.73	714,897
Chase Tower and Chase Center	Houston, TX	1982/2012	October 2019	$627,000,000	$303.31	2,067,165

(1)	Source: Appraisal.
■	The Borrowers. The borrowing entity for the loan is BOP Heritage LLC (the “Heritage Plaza Borrower”), a Delaware limited liability company that is structured to be bankruptcy-remote with at least one independent director. The Heritage Plaza Borrower is owned by a joint venture partnership between affiliates of AEW Capital Management, L.P. and Brookfield Properties (each an affiliate of the borrower sponsors). The borrower sponsors are AEW CPT REIT, LLC, AEW Core Property (U.S.), L.P., Brookfield Office Properties Inc. and Brookfield Property Partners, L.P., and the non-recourse carve-out guarantor is Brookfield Properties Investor LLC. The full recourse obligations of the non-recourse carveout guarantor for voluntary transfers of all or substantially all of the Heritage Plaza Property or transfer of control of the Heritage Plaza Borrower or all or substantially all of the direct or indirect equity interests in the Heritage Plaza Borrower, in each case, in violation of the Heritage Plaza Whole Loan documents, only apply if a controlled subsidiary of Brookfield Office Properties Inc., Brookfield Property Partners, L.P., Brookfield Asset Management, Inc. or Brookfield Corporation is not the guarantor and in all other cases will be recourse for losses to guarantor. The borrower sponsors are affiliated with the borrower sponsor of the Cumberland Mall Mortgage Loan, which also is being contributed to the Benchmark 2023-V2 transaction.

Brookfield Properties is an affiliate of Brookfield Property Partners L.P., the public real estate vehicle of Brookfield Asset Management Inc. Brookfield Property Partners L.P. is a large global real estate company, with more than 800 managed properties and 300 million square feet of managed space worldwide. Brookfield Property Partners L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, and development opportunities.

AEW Capital Management, L.P. is a real estate investment manager that actively manages portfolios in both the public and private real estate markets. The company and its affiliates manage approximately $90.6 billion of real estate assets and securities on behalf of institutional and private investors across three regional offices in the U.S. and fifteen offices internationally.

■	Escrows. At loan origination, the Heritage Plaza Borrower deposited into escrow approximately (i) $10,303,667 for outstanding landlord tenant improvement and leasing commission obligations due to various tenants, (ii) $5,000,000 for additional tenant improvement and leasing commission costs and (iii) approximately $185,779 for free rent owed to various tenants through November 2023 to be applied on each monthly payment date starting on May 6, 2023 to simulate the payment of tenant rent.

Real Estate Taxes – During a Trigger Period (as defined below), the Heritage Plaza Borrower is required to deposit on a monthly basis 1/12th of the annual estimated real estate taxes.

Insurance – During a Trigger Period, the Heritage Plaza Borrower is required to deposit on a monthly basis 1/12th of the annual estimated insurance premiums (unless the Heritage Plaza Property is covered by a blanket policy).

Replacement Reserves – The Heritage Plaza Borrower is required to deposit on a monthly basis 1/12th of $0.20 per square foot per annum (which was $19,303 as of the origination date) for capital expenditures, subject to a cap of $231,636.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #8: HERITAGE PLAZA

TI/LC Reserves –The Heritage Plaza Borrower is required to deposit on a monthly basis 1/12th of $1.50 per square foot (which was approximately $144,771 as of the origination date) for tenant improvements and leasing commissions, subject to a cap of $10,000,000.

Specified Tenant Space Leasing Reserves – During the continuation of a Specified Tenant Trigger Period (as defined below), the Heritage Plaza Borrower is required to deposit on a monthly basis the sum of all excess cash on the applicable monthly payment date up to 1/12th of the Specified Tenant Trigger Cap.

"Specified Tenant Trigger Cap" means $45 per square foot of the premises leased by the applicable Specified Tenant as of the origination date (or the portion of the leased premises affected by the applicable Specified Tenant Trigger Period).

"Specified Tenant Trigger Period" means a period (a) commencing upon the first date on which a Specified Tenant (i) has given notice that it is vacating all or any material portion of its leased premises (unless such Specified Tenant's lease has been extended or replaced and all approved leasing costs related to such extension or replacement have been deposited with the lender or servicer), (ii) files a bankruptcy petition, or joins in, consents to or acquiesces in the filing of, a petition, or solicits or causes to be solicited, or otherwise colludes with, petitioning creditors for any involuntary bankruptcy petition against it, or makes a general assignment for the benefit of creditors, or (iii) goes dark (or gives notice of its intent of the same) in all or a material portion of its leased premises other than in connection with any force majeure event with respect to such Specified Tenant, including, but not limited to, any government-mandated shutdowns or closures; and (b) terminating upon the first date on which the Specified Tenant Cure Conditions have been satisfied.

"Specified Tenant Cure Conditions" means (a) with respect to any Specified Tenant Trigger Period, an amount equal to the Specified Tenant Trigger Cap has been deposited with the lender in cash or as a letter of credit in accordance with the Heritage Plaza Whole Loan documents and (b) with respect to a Specified Tenant Trigger Period due to clause (a)(iii) thereunder above, a majority of the portion of the leased premises that is or will be dark has been leased or subleased to one or more tenants for at least 85% of the then current rent payable by such Specified Tenant.

“Specified Tenant" means, individually and/or collectively as the context requires, (i) Deloitte LLP and (ii) EOG Resources, Inc.

■	Lockbox and Cash Management. The Heritage Plaza Whole Loan is structured with a hard lockbox and springing cash management. Revenues from the Heritage Plaza Property are required to be deposited into the lockbox account directly by the tenants and any funds received by the Heritage Plaza Borrower, property manager and parking manager must be deposited within five business days of receipt. If no Trigger Period exists, funds in the lockbox account will be disbursed to the Heritage Plaza Borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to the Heritage Plaza Whole Loan documents, with excess cash held by the lender for so long as such Trigger Period continues, other than for disbursements to the Heritage Plaza Borrower for (unless already paid) debt service due under the Heritage Plaza Whole Loan, shortfalls in the required reserve accounts, voluntary prepayments of the Heritage Plaza Whole Loan in accordance with the terms of the Heritage Plaza Whole Loan documents, approved operating expenses, disbursements to the Heritage Plaza Borrower to be distributed to its equity holders in an amount sufficient to satisfy the distribution requirements applicable to REITs, and other permitted uses under the Heritage Plaza Whole Loan documents.

A “Trigger Period” means the period (i) beginning upon the occurrence of an event of default under the Heritage Plaza Whole Loan and ending when the event of default has been cured or waived; (ii) beginning when the debt service coverage ratio (tested each fiscal quarter) is less than 1.25x for any two consecutive fiscal quarters during the term of the Heritage Plaza Whole Loan, and ending when the debt service coverage ratio (tested each fiscal quarter) is at least 1.25x for any two consecutive fiscal quarters during the term of the Heritage Plaza Whole Loan; or (iii) beginning when a Specified Tenant Trigger Period first occurs, and ending when the Specified Tenant Cure Conditions have been satisfied.

■	Property Management. The Heritage Plaza Property is currently managed by Brookfield Properties (USA II) LLC (an affiliate of two of the borrower sponsors) (“BP”), pursuant to a management agreement. Under the Heritage Plaza Whole Loan documents, the Heritage Plaza Property is required to be managed by BP or any qualified manager as defined in the Heritage Plaza Whole Loan documents. The lender has the right to replace, or require the Heritage Plaza Borrower to replace, the property manager with a property manager selected by the Heritage Plaza Borrower (or selected by the lender in the event of an event of default under the Heritage Plaza Whole Loan documents) (i) during the continuance of an event of default under the Heritage Plaza Whole Loan documents, (ii) during the continuance of a material default

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #8: HERITAGE PLAZA

by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), or (iii) if the property manager becomes bankrupt or insolvent.

■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. The direct owner of the borrower is permitted to incur future mezzanine debt (secured by the direct ownership interests in the borrower) in connection with or following any permitted assumption, provided that among other conditions: (i) no event of default is continuing; (ii) the principal amount of the mezzanine loan may not exceed an amount which, when combined with the Heritage Plaza Whole Loan results in (a) a loan-to-value ratio greater than 33.00% or (b) a debt yield less than 12.67%; (iii) the mezzanine loan is co-terminous with the Heritage Plaza Whole Loan or is freely prepayable after the maturity date of the Heritage Plaza Whole Loan; (iv) the mezzanine loan is interest-only; (v) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (vi) if required by the lender following a securitization, a rating agency confirmation is delivered by each rating agency rating securities backed by the Heritage Plaza Whole Loan.
■	Release of Collateral. Not Permitted.
■	Terrorism Insurance. The Heritage Plaza Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Heritage Plaza Property and business interruption insurance for 24 months with a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the Heritage Plaza Borrower will not be obligated to pay annual insurance premiums for terrorism coverage in excess of two times the insurance premiums that would be payable under policies then obtained for all risk and business interruption insurance (excluding the terrorism components of such property and business income insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

80

LOAN #9: TUDOR WHARF (Leasehold)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #9: TUDOR WHARF (Leasehold)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #9: TUDOR WHARF (Leasehold)

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		BMO
Location (City/State)	Charlestown, Massachusetts	Cut-off Date Balance		$37,700,000
Property Type	Hospitality	Cut-off Date Balance per Room		$224,404.76
Size (Rooms)	168	Percentage of Initial Pool Balance		4.4%
Total Occupancy as of 3/31/2023	78.2%	Number of Related Mortgage Loans		1(2)
Owned Occupancy as of 3/31/2023	78.2%	Type of Security		Leasehold
Year Built / Latest Renovation(1)	2003 / 2013	Mortgage Rate		7.99000%
Appraised Value	$65,000,000	Original Term to Maturity (Months)		60
Appraisal Date	2/13/2023	Original Amortization Term (Months)		NAP
Borrower Sponsors	Warren Q. Fields, Richard M. Kelleher	Original Interest Only Period (Months)		60
	and James R. Dina	First Payment Date		6/6/2023
Property Management	Pyramid Tudor Wharf Hotel LLC	Maturity Date		5/6/2028

Underwritten Revenues	$13,723,007
Underwritten Expenses	$8,491,634
Underwritten Net Operating Income (NOI)	$5,231,373	Escrows(3)
Underwritten Net Cash Flow (NCF)	$4,682,453		Upfront	Monthly
Cut-off Date LTV Ratio	58.0%	Taxes	$152,365	$76,183
Maturity Date LTV Ratio	58.0%	Insurance	$0	Springing
DSCR Based on Underwritten NOI / NCF	1.71x / 1.53x	FF&E(4)	$0	Springing
Debt Yield Based on Underwritten NOI / NCF	13.9% / 12.4%	Other(5)	$10,350,000	Various
Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$37,700,000	85.6%	Loan Payoff	$32,610,217	74.0%
Borrower Sponsor Equity	6,350,340	14.4	Upfront Reserves	10,502,365	23.8
			Closing Costs	937,758	2.1
Total Sources	$44,050,340	100.0%	Total Uses	$44,050,340	100.0%

(1)	The Scheduled PIP (as defined below) is to be completed within 24 months of the loan origination date.
(2)	Two of the borrower sponsors for the Tudor Wharf Mortgage Loan (as defined below) are also the borrower sponsors for the Tudor Wharf (Leased Fee) mortgage loan.
(3)	See “—Escrows” below.
(4)	Monthly deposits into the FF&E reserve are waived for the first 11 payment dates.
(5)	Other upfront reserve is composed of $9,950,000 for the PIP reserve and $400,000 for the ground rent reserve. Other monthly reserve is composed of approximately $66,667 for the ground rent reserve, a springing PIP reserve and a springing monthly seasonality reserve.
■	The Mortgage Loan. The mortgage loan (the “Tudor Wharf Mortgage Loan”) is evidenced by a first priority mortgage encumbering the borrower’s leasehold interest in a 168-room hotel property located in Charlestown, Massachusetts (the “Tudor Wharf Property”). The Tudor Wharf Mortgage Loan has an original principal balance of $37,700,000 and an outstanding principal balance as of the Cut-off Date of approximately $37,700,000 and represents approximately 4.4% of the Initial Pool Balance. The Tudor Wharf Mortgage Loan was originated by Bank of Montreal on April 25, 2023.

The Tudor Wharf Mortgage Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The Tudor Wharf Mortgage Loan is interest only for the entire term and accrues interest at the rate of 7.99000% per annum. The Tudor Wharf Mortgage Loan proceeds were used to refinance existing debt, pay origination costs and fund upfront reserves.

Voluntary prepayment of the Tudor Wharf Mortgage Loan in whole (but not in part) is permitted on or after January 6, 2028 without payment of any prepayment premium. Prepayment in whole or in part of the Tudor Wharf Mortgage Loan is not permitted prior to January 6, 2028. Defeasance of the Tudor Wharf Mortgage Loan in whole (but not in part) is permitted at any time after the date that is two years from the closing date of the Benchmark 2023-V2 securitization.

■	The Mortgaged Property. The Tudor Wharf Property is a 168-room, eight-story, extended stay hotel located on a 1.54-acre parcel in the Charlestown neighborhood near to the Boston Logan International Airport. The Tudor Wharf Property was built in 2003 and features 92 king units, 68 double queen units and eight two bedroom suites. The Tudor Wharf Property features 52 onsite paid garage parking spaces (0.31 spaces per room) along with an indoor swimming pool, fitness center, business center, guest self-service laundry, sundry shop, 450 square foot meeting room and a complimentary breakfast area. The sponsor plans to undertake $9.95 million (approximately $59,226 per room) in capital improvements for the Tudor Wharf Property. This renovation plan will begin in October 2023 and renovations will make no more than 48 rooms unavailable at a time. As of March 31, 2023 the Tudor Wharf Property was 78.2% occupied with an ADR of $271.95 and RevPAR of $212.64. The Tudor Wharf Property is under a franchise agreement with Marriott International, Inc. under the Residence Inn flag. The franchise agreement is set to expire on May 30, 2028 with one, ten-year extension option available to the franchisee.

According to the appraisal, the estimated demand segmentation for the Tudor Wharf Property consisted of 30% commercial, 40% leisure, and 30% meeting and group. The Boston Logan International Airport reported passenger volume increase in 2021 by 79.7% and 2022 figures reported a further increase of 59.1%. The Tudor Wharf Property also benefits

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #9: TUDOR WHARF (Leasehold)

from a variety of tourism and leisure attractions in the local area including the historical Freedom Trail, the USS Constitution museum, Bunker Hill Monument, Fenway Park and TD Garden, which is home to two professional sports teams.

The following table presents certain information relating to the performance of the Tudor Wharf Property:

Hotel Performance(1)

	Competitive Set(2)			Tudor Wharf Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	33.6%	$119.59	$40.14	43.7%	$148.98	$65.14	130.1%	124.6%	162.3%
2022	54.1%	$194.40	$105.22	66.6%	$205.79	$137.04	123.1%	105.9%	130.2%
TTM(3)	75.5%	$271.06	$204.59	77.0%	$270.66	$208.40	102.0%	99.9%	101.9%

(1)	Data obtained from third party hotel benchmarking reports.
(2)	The competitive set consists of the following hotels: Residence Inn Boston Harbor On Tudor Wharf, Hotel Indigo Boston Garden, The Boxer, Residence Inn Boston Downtown Seaport District, Residence Inn Boston Back Bay Fenway, citizenM Boston North Station, Hyatt Place Boston/Seaport District, Homewood Suites by Hilton Boston Seaport District and Hampton Inn Boston Seaport District.
(3)	TTM represents the trailing 12-month period ending February 28, 2023 from the third party hotel benchmarking reports.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Tudor Wharf Property:

Cash Flow Analysis(1)

	2018	2019	2020	2021	2022	TTM 3/31/2023	Underwritten	Per Room
Room Revenue	$12,930,653	$13,246,775	$4,775,304	$8,056,113	$12,459,958	$13,039,215	$13,039,215	$77,614
Other Departments	707,439	696,535	298,963	469,282	571,380	607,131	607,131	$3,614
Other Revenue	27,383	7,878	113,513	55,570	73,872	76,661	76,661	$456
Total Revenue	$13,665,475	$13,951,188	$5,187,780	$8,580,966	$13,105,210	$13,723,007	$13,723,007	$81,685

Room Expense	2,807,711	3,011,708	1,375,151	1,945,391	2,647,190	2,780,282	2,780,282	$16,549
Other Departmental Expenses	441,124	449,550	192,958	253,679	344,599	362,845	362,845	$2,160
Departmental Expenses	$3,248,835	$3,461,258	$1,568,109	$2,199,069	$2,991,789	$3,143,127	$3,143,127	$18,709

Departmental Profit	$10,416,640	$10,489,930	$3,619,671	$6,381,896	$10,113,421	$10,579,880	$10,579,880	$62,975

Management Fee	409,966	418,534	177,446	277,033	394,198	412,807	411,690	$2,451
Sales and Marketing	516,222	627,612	240,147	323,369	416,450	444,219	444,219	$2,644
Franchise Fee	971,216	1,004,771	357,576	607,537	936,624	980,035	977,941	$5,821
Administrative and General	325,351	373,667	421,543	368,632	422,343	445,816	445,816	$2,654
Operations and Maintenance	368,905	391,147	352,569	416,094	459,472	487,064	487,064	$2,899
Utilities	545,605	516,047	433,967	480,638	587,866	665,275	665,275	$3,960
Total Undistributed Expenses	$3,137,265	$3,331,778	$1,983,248	$2,473,303	$3,216,954	$3,435,216	$3,432,005	$20,429
Gross Operating Profit	$7,279,375	$7,158,152	$1,636,423	$3,908,593	$6,896,467	$7,144,664	$7,147,875	$42,547

Real Estate Taxes	947,006	928,952	972,673	978,050	938,753	949,101	914,191	$5,442
Property Insurance	72,919	79,453	118,253	162,855	178,927	199,644	202,311	$1,204
Ground Rent	422,706	437,137	300,000	322,550	300,000	300,000	800,000	$4,762
Total Other Expenses	$1,442,631	$1,445,542	$1,390,926	$1,463,454	$1,417,680	$1,448,745	$1,916,502	$11,408

Net Operating Income	$5,836,744	$5,712,610	$245,497	$2,445,139	$5,478,787	$5,695,919	$5,231,373	$31,139
FF&E	553,269	558,046	215,965	343,239	525,622	550,850	548,920	$3,267
Net Cash Flow	$5,283,475	$5,154,564	$29,532	$2,101,901	$4,953,165	$5,145,069	$4,682,453	$27,872

Occupancy	86.4%	83.9%	48.9%	65.6%	75.0%	78.2%	78.2%
NCF DSCR	1.73x	1.69x	0.01x	0.69x	1.62x	1.68x	1.53x
NOI Debt Yield	15.5%	15.2%	0.7%	6.5%	14.5%	15.1%	13.9%

(1)	As of March 31, 2023.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #9: TUDOR WHARF (Leasehold)

■	Appraisal. According to the appraisal, the Tudor Wharf Property had an “as-is” appraised value of $65,000,000 as of February 13, 2023.
■	Environmental Matters. According to a Phase I environmental report dated February 17, 2023, there are no recognized environmental conditions or recommendations for further action at the Tudor Wharf Property.
■	Market Overview and Competition. The Tudor Wharf Property is located in Charlestown, Suffolk County, Massachusetts. The Tudor Wharf Property is located in the Boston metropolitan area and the Cambridge/Waltham, MA submarket. The Massachusetts Turnpike I-90 and a portion of I-93 are the major routes serving the city. The Massachusetts Turnpike traverses east/west from Boston into New York state. Interstate 93 traverses north/south and provides access to points in northern New England, and southern destinations such as New York City and Washington D.C. The Tudor Wharf Property is primarily accessible via U.S. Highway 1, a major north-south thoroughfare connecting the eastern United States. The Tudor Wharf Property local area also provides access to the North Washington Bridge which connects Charlestown to the downtown of Boston.

The Boston metropolitan area is the home of approximately 70 colleges and universities including Harvard University, Massachusetts Institute of Technology, Wellesley College, Boston University, Northeastern University and Tufts University. The Boston Convention and Exhibit Center is less than a half a mile from the subject property and is located in the Seaport district of Boston and features 2.1 million square feet of flexible function space, making it the largest convention center in the Northeast United States. The John B. Hynes Veterans Memorial Convention Center features over 175,000 square feet of function space and is located in Boston’s Back Bay neighborhood.

According to the appraisal, major industries in the Boston metropolitan area include financial activities, professional and business services, and trade transportation and utilities. The three largest employers in the Boston market are Mass General Birmingham, University of Massachusetts and Stop & Shop Supermarket Co. According to the appraisal, the estimated 2022 total population within a one-, five- and ten-mile radius is 56,982, 985,549 and 1,870,867, respectively. Furthermore, the 2022 median household income within a one-, five- and ten-mile radius is $127,218, $86,118 and $92,099, respectively.

The following table presents certain information relating to the primary hotel competition for the Tudor Wharf Property:

Competitive Set (1)

Property Name	Year Built	Number of Rooms	Occupancy(2)	ADR(2)	RevPAR(2)
Tudor Wharf	2003	168	78.2%(3)	$271.95(3)	$212.64(3)
Hotel Indigo Boston Garden	1995	72	70% - 75%	$235 - $245	$175 - $185
The Boxer	2004	80	70% - 75%	$245 - $255	$175 - $185
citizenM Boston North Station	2019	272	70% - 75%	$255 - $265	$185 - $195
Residence Inn Boston Downtown Seaport District	2013	120	75% - 80%	$320 - $340	$250 - $260
Hyatt Place Boston/Seaport District	2020	297	70% - 75%	$255 - $265	$180 - $190
Homewood Suites by Hilton Boston Seaport District	2021	164	70% - 75%	$265 - $275	$185 - $195
Hampton Inn Boston Seaport District	2021	252	70% - 75%	$250 - $260	$175 - $185
Residence Inn Boston Back Bay Fenway	2013	175	80% - 85%	$305 - $325	$250 - $260

(1)	Source: Appraisal.
(2)	Occupancy, ADR and RevPAR are based on the estimated 2022 values.
(3)	As of March 31, 2023.
■	The Borrower. The borrower is Tudor Wharf Hotel Tenant LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Tudor Wharf Mortgage Loan.

The borrower sponsors are Warren Q. Fields, Richard M. Kelleher and James R. Dina, the founders and original principals of Pyramid Global Hospitality (“Pyramid”). The non-recourse carveout guarantors are Richard M. Kelleher and Warren Q. Fields. Pyramid is a hotel management company operating in the United States, Caribbean, and Western Europe. Pyramid manages hotels, resorts, and conference centers, both branded and independent. Pyramid is headquartered in Boston and maintains offices in Cincinnati, Houston, and London.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

85

LOAN #9: TUDOR WHARF (Leasehold)

■	Escrows. At loan origination, the borrower deposited $152,365 into a real estate tax reserve, $400,000 into a ground rent reserve and $9,950,000 into a PIP reserve.

Real Estate Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that lender estimates will be payable during the next 12 months (initially estimated to be approximately $76,183).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the insurance premiums that lender estimates will be payable for the renewal of coverage, unless an acceptable blanket insurance policy is in place.

FF&E Reserve. On a monthly basis, the borrower is required to deposit an amount equal to the greater of (i) 4% of the NOI for the preceding month or (ii) the amount of the monthly deposit required by the franchisor on account of FF&E under the applicable franchise agreement, if any. Monthly deposits into the FF&E reserve account are waived for the first 11 months of the loan term and the borrower will commence deposits on May 6, 2024.

Ground Rent Reserve. The borrower is required to deposit into a ground rent reserve, on a monthly basis, the ground rent due in that month per the ground lease (initially estimated to be approximately $66,667).

Seasonality Reserve. Upon the occurrence of a Trigger Period (as defined below), the borrower is required to deposit excess cash into the seasonality reserve on payment dates occurring in March through November, subject to a cap equal to 110% of the sum of the negative monthly amounts for the applicable calendar year, to be applied to shortfalls on monthly payment dates occurring in December through February.

PIP Reserve. The borrower will be required to deposit into the PIP reserve (i) promptly following the date that any property improvement plan (“PIP”) other than the Scheduled PIP (as defined below) or a new PIP is imposed by the franchisor, an amount if there are insufficient aggregate funds in the PIP reserve account and the FF&E reserve account required for such new PIP, and (ii) promptly following the date that any new PIP is imposed by the franchisor, an amount equal to the positive difference between (x) 115% of the sum required to pay for such new PIP and (y) the amounts on deposit in the aggregate in the PIP reserve account and the FF&E reserve account.

■	Lockbox and Cash Management. The Tudor Wharf Mortgage Loan is structured with a hard lockbox and springing cash management. The Tudor Wharf Mortgage Loan documents require the borrower or manager to direct each bank, issuer, processor, or other entity to deposit any rents or other charges related to the Tudor Wharf Property directly into the clearing account pursuant to a credit card direction notice (any amounts received by the borrower or manager are required to be deposited into the clearing account within two business days). Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Tudor Wharf Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Tudor Wharf Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Tudor Wharf Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Tudor Wharf Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x for any calendar quarter and (iii) the occurrence of a Franchise Event Trigger Period (as defined below); and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (i) above, the cure of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters and (y) with regard to any Trigger Period commenced in connection with clause (iii) above, a Franchise Event Trigger Period has ceased to exist in accordance with the terms of the Tudor Wharf Mortgage Loan documents.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

86

LOAN #9: TUDOR WHARF (Leasehold)

A ”Franchise Event Trigger Period” means a period (A) commencing upon the first to occur of (i) any default by the borrower under the applicable franchise agreement which would permit the franchisor to terminate or cancel the franchise agreement, (ii) any termination or cancellation of the franchise agreement prior to its scheduled expiration and/or the franchise agreement failing to otherwise be in effect prior to its scheduled expiration, (iii) the date that is 18 months prior to the expiration date of the franchise agreement and/or replacement franchise agreement, (iv) the date upon which franchisor notifies the borrower that it intends to require borrower to implement a PIP, (v) the date upon which the borrower fails to timely deposit with the lender the PIP Balancing Deposit (as defined below), (vi) the date upon which the borrower fails to timely deposit with the lender the Scheduled PIP Balancing Deposit (as defined below), and/or (vii) the franchise extension deadline in the event the borrower fails to deliver the franchise extension on or before such date, and (B) end upon (a) with respect to clause (i) above, the borrower has cured all defaults, (b) with respect to clause (ii) above, the borrower entering into a replacement franchise agreement and delivery of a comfort letter in connection with such replacement franchise agreement, (c) with respect to clause (iv) above, the earlier to occur of (x) the date upon which the borrower deposits with the lender 115% of the estimated cost to complete a Scheduled PIP, as reasonably determined by the lender, or (y) the date upon which, the borrower delivers to the lender PIP completion evidence, (d) with respect to clause (v) above, the earlier of (x) the date upon which the borrower has deposited with the lender the PIP Balancing Deposit, or (y) the date upon which the amounts on deposit in the aggregate in the PIP reserve account and the capital reserve account are sufficient to complete any applicable PIP, (e) with respect to clause (vi) above, the earlier of (x) the date upon which the borrower has deposited with the lender the Scheduled PIP Balancing Deposit, or (y) the date upon which amounts on deposit in the aggregate in the PIP reserve account and the capital reserve account are sufficient to complete the Scheduled PIP, or (f) with respect to clause (vii) above, the date upon which the borrower delivers to the lender the franchise extension.

A ”Scheduled PIP” means a property improvement plan in form and substance reasonably acceptable to the lender that requires the replacements, renovations and/or alterations to the Tudor Wharf Property as may be required to be performed by the borrower.

A ”PIP Balancing Deposit” means an amount equal to the difference between 115% of the cost to complete such PIP and the aggregate amount in the PIP reserve account and the FF&E reserve accounts.

A ”Scheduled PIP Balancing Deposit” means an amount equal to the difference between 100% of the cost to complete such scheduled PIP and the aggregate amount in the PIP reserve account and the FF&E reserve accounts.

■	Property Management. The Tudor Wharf Property is managed by Pyramid Tudor Wharf Hotel LLC, an affiliate of the borrower.
■	Ground Lease. The Tudor Wharf Property is subject to a 75-year ground lease, dated as of February 5, 2013, between Tudor Wharf Hotel Realty LLC, as landlord (the “Tudor Wharf Landlord”), and the borrower as tenant (the “Ground Lease”). The term of the Ground Lease commenced on February 5, 2013 and expires February 29, 2088. The annual rent is fixed at $800,000 and paid monthly (current monthly rent payments equal to approximately $66,667) with no escalations or percentage rent. The Tudor Wharf Landlord under the Ground Lease is the borrower for the Tudor Wharf (Leased Fee) mortgage loan.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Mezzanine or Subordinate Indebtedness. Not Permitted.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Tudor Wharf Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

87

Loan #10: ENCINO TARGET

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

88

Loan #10: ENCINO TARGET

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

89

Loan #10: ENCINO TARGET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		3650 REIT
Location (City / State)	Encino, California	Cut-off Date Balance		$36,630,000
Property Type	Retail	Cut-off Date Balance per SF		$349.05
Size (SF)	104,943	Percentage of Initial Pool Balance		4.3%
Total Occupancy as of 1/1/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/1/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation	1989 / 2021	Mortgage Rate		6.32000%
Appraised Value	$56,000,000	Original Term to Maturity (Months)		60
Appraisal Date	12/15/2022	Original Amortization Term (Months)		NAP
Borrower Sponsors	Eran Bitton and Doron Kadosh	Original Interest Only Period (Months) First Payment Date Maturity Date		60 4/5/2023 3/5/2028
Property Management	Moss Management Services, Inc.

Underwritten Revenues	$4,947,162
Underwritten Expenses	$1,473,645	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,473,517		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,372,585	Taxes	$0	$30,607
Cut-off Date LTV Ratio	65.4%	Insurance	$6,235	$6,235
Maturity Date LTV Ratio	65.4%	Replacement Reserves	$18,125	$1,750
DSCR Based on Underwritten NOI / NCF	1.48x / 1.44x	TI / LC	$250,000	Springing
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.2%	Other	$18,125	$0
Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$36,630,000	64.4%	Purchase Price	$55,500,000	97.6%
Sponsor Equity	20,222,303	35.6	Closing Costs	1,059,818	1.9
			Upfront Reserves	292,485	0.5
Total Sources	$56,852,303	100.0%	Total Uses	$56,852,303	100.0%

(1)	See “—Escrows” below.
■	The Mortgage Loan. The Encino Target mortgage loan (the “Encino Target Mortgage Loan”) is a fixed rate loan secured by a first deed of trust encumbering the borrower’s fee interest in an anchored retail property located in Encino, California (the “Encino Target Property”). The Encino Target Mortgage Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $36,630,000, representing approximately 4.3% of the Initial Pool Balance.

The Encino Target Mortgage Loan was originated by 3650 Real Estate Investment Trust 2 LLC on March 2, 2023 and accrues interest at a fixed rate of 6.32000% per annum. The Encino Target Mortgage Loan had an initial term of 60 months, has a remaining term of 58 months and is interest-only for the full term. The scheduled maturity date of the Encino Target Mortgage Loan is March 5, 2028.

Voluntary prepayment of the Encino Target Mortgage Loan in whole (but not in part) is permitted at any time after March 5, 2024 with payment of a yield maintenance premium. Voluntary prepayment in whole (but not in part) of the Encino Target Mortgage Loan is permitted in December 2027 after the monthly payment date without the payment of a yield maintenance premium. Defeasance of the Encino Target Mortgage Loan in whole (but not in part) is permitted at any time after the second anniversary of the Closing Date of the Benchmark 2023-V2 transaction in May 2023.

■	The Mortgaged Property. The Encino Target Property is a 104,943 SF multi-story, multi-tenant retail property anchored by the tenants Target and Planet Fitness, situated on a 4.01-acre site located in Encino, California. The improvements feature two, two- and three-story retail buildings and a one-story parking structure completed in 1989 and renovated in 2021. The Encino Target Property is 100% occupied by 16 tenants. Historical occupancy at the Encino Target Property has been at least 91.0% since 2013, apart from 2018-2020, during the redevelopment of the Encino Target Property. The second story retail space is occupied by Flashlaser Aesthetics, Oakberry Acai Bowls & Smoothies, Salon Republic, Butterfly Loft, and Petrock Hotel and Spa and accounts for 14.9% of net rentable area (“NRA”) and 14.6% of base rent.

The borrower sponsors purchased the Encino Target Property for $55.5 million from ShopCore, an affiliate of Blackstone, who acquired the Encino Target Property in 2007 for approximately $41.4 million. The Encino Target Property was formerly anchored by Bed, Bath & Beyond and LA Fitness. In September 2019, Bed, Bath & Beyond exercised a termination option and in March 2018, LA Fitness provided notice of its intention to vacate at the end of their lease dated December 31, 2018. Prior to LA Fitness vacating, the seller executed a 15-year lease with Planet Fitness to backfill the related space. In December 2018, prior to the termination of the Bed, Bath & Beyond lease, Target signed a 12-year lease effective March 2021 to occupy the former Bed, Bath & Beyond space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

90

Loan #10: ENCINO TARGET

Once Bed, Bath & Beyond and LA Fitness vacated, the Encino Target Property underwent a redevelopment which included reconfiguration of the existing space, an addition of 7,000 SF to the Encino Target Property, and an updated exterior façade. During the two-year, extensive redevelopment, several legacy tenants returned as occupants for the post-renovation Encino Target Property, including Western Bagel, Butterfly Loft, Petrock Hotel, Flashlaser Aesthetics, and Hands to Hold. New tenants include Target, Planet Fitness, Shake Shack, Spectrum, The Kebab Shop, and Blaze Fire’d Pizza, all of which executed leases prior to the completion of the redevelopment.

The Encino Target Property has two points of access and egress to surface parking and the sub-grade parking deck, as well as street level access from the courtyard along Ventura Boulevard. The Encino Target Property’s location on Ventura Boulevard provides daily traffic counts in excess of 48,000 vehicles per day. Additionally, the Encino Target Property is located 0.3 miles from the corner of White Oak Boulevard and Ventura Boulevard, which have combined traffic counts of 71,000. According to a third-party report, the Encino Target Property was ranked first of 36 for convenience centers in a five-mile radius, based on number of visits. There are 434 on-site structured parking spaces resulting in a parking ratio of 4.1 parking spaces per 1,000 SF of net rentable area.

The largest tenant, Target (NYSE: TGT; Moody's/Fitch/S&P - A2/A/A; 49,420 SF ; 47.1% of NRA; 36.9% of underwritten base rent) is the seventh largest retailer in the country (based on 2021 U.S. retail sales) and a member of the S&P 500 Index. Target operates nearly 2,000 stores and owns more than 45 brands, with combined sales of over $30.0 billion in 2022. Target partners with Starbucks to co-locate in many of their stores, serving over 170 million Starbucks beverages in 2022. Target offers a wide variety of food and general merchandise from clothing to household goods to electronics and toys. Target has been a tenant at the Encino Target Property since March 2021 and has four, five-year extension options remaining. Target Corporation (A2/A/A) is the signatory on the lease.

The second largest tenant, Planet Fitness (20,911 SF; 19.9% of NRA; 16.7% of underwritten base rent) is a U.S.-based franchise of fitness centers founded in Dover, New Hampshire in 1992. Planet Fitness has become one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations with more than 2,400 locations in 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. Planet Fitness has been a tenant at the Encino Target Property since November 2021 and has two, five-year extension options remaining.

The third largest tenant is Shake Shack (2,963 SF, 2.8% of NRA, 5.6% of underwritten base rent), which is a New York City based fast casual restaurant founded in 2014. Shake Shack has 436 locations globally, including 285 in the U.S. and plans to open another 40 domestic company-owned restaurants and 25-30 licensed units abroad in 2023. Shake Shack has been a tenant at the Encino Target Property since November 2021 and has two, five-year extension options remaining.

The following table presents certain information relating to the tenants at the Encino Target Property:

Largest Tenants Based on Underwritten Based Rent(1)

Tenant Name	Credit Rating (Moody's/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Target	A2 / A / A	49,420	47.1%	$1,297,275	36.9%	$26.25	1/31/2033	4, 5-year options	(3)
Planet Fitness	NR / NR / NR	20,911	19.9	585,508	16.7	$28.00	10/31/2036	2, 5-year options
Shake Shack	NR / NR / NR	2,963	2.8	195,558	5.6	$66.00	1/31/2032	2, 5-year options
Spectrum	NR / NR / NR	3,565	3.4	187,269	5.3	$52.53	5/31/2026	1, 5-year option
Salon Republic	NR / NR / NR	6,246	6.0	180,867	5.1	$28.96	1/15/2035	2, 5-year options
Western Bagel	NR / NR / NR	2,337	2.2	148,166	4.2	$63.40	8/31/2030	2, 5-year options
The Kebab Shop	NR / NR / NR	2,077	2.0	135,005	3.8	$65.00	7/31/2031	2, 5-year options
Butterfly Loft	NR / NR / NR	4,061	3.9	129,249	3.7	$31.83	9/30/2024	1, 5-year option
Blaze Fast Fire'd Pizza	NR / NR / NR	2,094	2.0	128,153	3.6	$61.20	6/30/2031	2, 5-year options
Crumbl Cookies	NR / NR / NR	2,069	2.0	106,554	3.0	$51.50	11/30/2028	1, 7-year option
Ten Largest Tenants		95,743	91.2%	$3,093,605	88.0%	$32.31
Remaining Tenants		9,200	8.8	421,179	12.0	$45.78
Total / Wtd. Avg. All Owned Tenants		104,943	100.0%	$3,514,784	100.0%	$33.49

(1)	Based on the underwritten rent roll dated as of January 1, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Target lease has four, five-year extension options followed by one extension option of two-years and eleven-months. In no event may the Target lease term, as extended, be more than 34 years and 11 months.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

91

Loan #10: ENCINO TARGET

The following table presents certain information relating to the lease rollover schedule for the Encino Target Property based on the initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	5,661	5.4	5.4%	225,409	6.4	$39.82	2
2025	0	0.0	5.4%	0	0.0	$0.00	0
2026	6,402	6.1	11.5%	309,134	8.8	$48.29	3
2027	1,344	1.3	12.8%	67,200	1.9	$50.00	1
2028	2069	2.0	14.7%	106,554	3.0	$51.50	1
2029	1013	1.0	15.7%	40,520	1.2	$40.00	1
2030	2,337	2.2	17.9%	148,166	4.2	$63.40	1
2031	6,577	6.3	24.2%	358,593	10.2	$54.52	3
2032	2,963	2.8	27.0%	195,558	5.6	$66.00	1
2033	49,420	47.1	74.1%	1,297,275	36.9	$26.25	1
2034 & Thereafter	27,157	25.9	100.0%	766,375	21.8	$28.22	2
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	104,943	100.0%		$3,514,784	100.0%	$33.49	16

(1)	Based on the underwritten rent roll dated as of January 1, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy for the Encino Target Property:

Historical Leased %(1)

2021	2022	As of 1/1/2023(2)
98.0%	98.0%	100.0%

(1)	As of December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated as of January 1, 2023.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

92

Loan #10: ENCINO TARGET

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Encino Target Property:

Cash Flow Analysis(1)

	2022	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue(2)	$3,408,620	$3,514,784	$33.49
Rent Abatement	(19,252)	0	$0.00
Bad Debt	89,355	0	$0.00
Rent Steps(3)	0	113,768	$1.08
Total Reimbursements	1,412,435	1,471,222	$14.02
Vacancy & Credit Loss	0	(154,437)	($1.47)
Other Income	610	1,824	$0.02
Effective Gross Revenue	$4,891,768	$4,947,162	$47.14

Real Estate Taxes	387,673	424,908	$4.05
Insurance	59,716	72,647	$0.69
Management Fee	136,598	148,415	$1.41
Other Expenses	827,675	827,675	$7.89
Total Operating Expenses	$1,411,662	$1,473,645	$14.04

Net Operating Income	$3,480,106	$3,473,517	$33.10
TI/LC	0	79,943	$0.76
Replacement Reserves	0	20,989	$0.20
Net Cash Flow	$3,480,106	$3,372,585	$32.14

Occupancy	100.0%	97.0% (4)
NOI Debt Yield	9.5%	9.5%
NCF DSCR	1.48x	1.44x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll dated as of January 1, 2023.
(3)	Represents contractual rent steps through January 1, 2024.
(4)	Represents underwritten economic occupancy.
■	Appraisal. According to the appraisal, the Encino Target Property has an “as-is” appraised value of $56,000,000 as of December 15, 2022.
■	Environmental Matters. According to the Phase I environmental report, dated February 16, 2023, there was no evidence of any recognized environmental conditions at the Encino Target Property.
■	Market Overview and Competition. The Encino Target Property is located approximately 20.0 miles northwest of downtown Los Angeles along Ventura Boulevard, 0.75 miles south of the 101 freeway, and 2.5 miles southwest of the 405 and 101 freeway interchange. The Encino Target Property is located in Los Angeles county, which is ranked among the country’s largest economies and is home to the largest population by county in the United States with nearly 10.2 million residents. Los Angeles County is bordered by Orange County to the south, San Bernardino County to the east, Ventura County to the west and Kern County to the north.

The Encino Target Property is located in the Los Angeles retail market and the Encino retail submarket. According to the appraisal, as of the second quarter of 2022, the Los Angeles retail market has 445 million SF of inventory, average rents of $35.03 PSF and a vacancy rate of 5.2%. As of the second quarter of 2022, the Los Angeles retail market had 961,147 SF of new space delivered in the last 12 months, with another 2.1 million SF of space under construction.

According to a third party commercial real estate information provider, as of the first quarter of 2023, the Encino retail submarket has 1.66 million SF of inventory, average market rents of $39.37 PSF and an availability rate of 3.7%. Over the last ten years, vacancy rates have remained below 8.0%, reaching a low of 2.0% in 2018 and a high of 7.7% in 2020. There are no planned retail developments in the submarket and there are no expected deliveries in the next two years.

According to the appraisal, immediate area incomes position this submarket as an affluent community. Average household income within a 3-mile radius in 2021 was approximately $129,738, 124.3% of the Los Angeles average of $104,405 and 120.3% of the Los Angeles county average of $107,809. Major employers in the area include University of California, Los Angeles, Federal Executive Board, Kaiser Permanente, University of Southern California, Target Corporation, and Northrop Grumman Corp. According to the appraisal, the 2021 population within a 1-, 3- and 5-mile

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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radius of the Encino Target Property was 24,064, 137,251, and 440,914, respectively. The 2021 average household income within the same radii was $128,810, $129,738, and $115,908, respectively.

The appraiser identified six comparable anchor leases with a focus towards the San Fernando Valley-West region. The comparables range in size from 24,050 to 56,000 SF and exhibit lease durations ranging from 10 to 20 years. The comparables exhibit a range in rents from $20.00 to $49.90 per SF per year, with a weighted average of $31.57 PSF

Anchor Lease Comparables(1)
Property	City	Year Built/ Renovated	Tenant	Lease Area (SF)(3)	Lease Date	Lease Term (Yrs.)	Base Rent Per SF	Exp. Rec
Encino Target	Encino	1989/2021	Target	49,420	Mar-21	12(2)	$26.25 - $66.00(3)	NNN
2010 East 17th Street	Santa Ana	1958/NAP	Target	28,000	Sep-20	20	$36.00	NNN
9050 Whittier Boulevard	Pico Rivera	1988/2020	Ross Dress for Less	24,050	Jan-21	10	$20.50	NNN
6855 South La Cienega	Los Angeles	2020/NAP	Amazon Fresh	29,456	Jan-21	15	$49.90	NNN
6633 Van Nuys Boulevard	Van Nuys	1952/NAP	Ross Dress for Less	44,000	Jul-21	10	$20.00	NNN
2741-3011 El Camino Real	Tustin	1988/NAP	Dick’s Sporting Goods	49,619	Dec-21	10	$26.40	NNN
5731 Bickett Street	Huntington Park	2022/NAP	Target	56,000	Feb-22	16	$38.14	NNN
Avg. / Wtd. Avg.(4)		1990/2020		38,521		13	$31.57

(1)	Source: Appraisal, unless otherwise indicated.
(2)	The Target lease has four, five-year extension options followed by one extension option of two-years and eleven-months. In no event may the Target lease term, as extended, be more than 34 years and 11 months.
(3)	Based on the underwritten rent roll dated January 1, 2023.
(4)	Avg. / Wtd. Avg. excludes the Encino Target Property.
■	The Borrower. The borrower is Encino Courtyard LA LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. The borrower sponsors and the non-recourse carveout guarantors are Eran Bitton and Doron Kadosh. Eran Bitton is the CEO of ROF, a clothing manufacturing company which started in 2007 and is based in Van Nuys, California. Doron Kadosh is the CEO of 2253 Apparel, Inc., a clothing manufacturer.
■	Escrows. At loan origination, the borrower deposited (i) $250,000 into a tenant improvements and leasing commissions reserve, (ii) $18,125 into a required repairs reserve, (iii) $18,125 into a replacement reserve, and (iv) $6,235 into an insurance reserve.

Tax Reserve. On each payment date, the borrower is required to deposit into a property tax reserve, 1/12 of the estimated annual property taxes (initially estimated to be $30,607). The $30,607 monthly tax deposit does not include taxes attributable to the space demised to Target. So long as the Target lease is in full force and effect, by no later than seven business days prior to the date on which such Target taxes would be delinquent, the borrower is required to deposit into the tax reserve an amount equal to such Target taxes regardless of whether Target actually pays such amount to the borrower as required pursuant to its lease. If the Target lease is ever terminated, canceled, or otherwise no longer in full force and effect, the required monthly tax escrow will begin including the taxes attributable to the Target space.

Insurance Reserve. On each payment date, the borrower is required to deposit into an insurance reserve, 1/12 of the estimated annual insurance premiums (initially estimated to be $6,235).

Replacement Reserve. On each payment date, the borrower is required to fund a capital expenditure reserve, in the amount of approximately $1,750, subject to a cap of $75,000.

TI/LC Reserve. On each payment date that the amount in the tenant improvements and leasing commissions account is less than the cap of $250,000, the borrower is required to fund a TI/LC reserve, in the amount of $8,750.

■	Lockbox and Cash Management. The Encino Target Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Encino Target Property and all other money received by the borrower or the property manager with respect to the Encino Target Property to be deposited into the lockbox account within two business days of receipt. On each day during the continuance of a Cash Trap Event Period (as defined below), all amounts in the clearing account are required to be remitted to the cash management account. To the extent no Cash Trap Event Period is continuing, all funds in the lockbox account are required to be transferred to the borrower’s operating account.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence of an event of default under the Encino Target Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.30x, (iii) if the borrower fails to timely comply with certain covenants of the Encino Target Mortgage Loan documents relating to the lender’s mezzanine option, or (iv) the commencement of a Lease Sweep Period (as defined below), and ending (A) with regard to any Cash Trap Event Period commenced in connection with clause (i) above, upon the lender’s acceptance of the cure (if applicable) of such event of default, (B) with regard to any Cash Trap Event Period commenced in connection with clause (ii) above, upon the date that the debt service coverage ratio is equal to or greater than 1.35x for two (2) consecutive calendar quarters, (C) with regard to any Cash Trap Event Period commenced in connection with clause (iii) above, upon the date that the borrower complies with the covenants of the Encino Target Mortgage Loan documents relating to the lender’s mezzanine option, or (D) with regard to any Cash Trap Event Period commenced in connection with clause (iv) above, such Lease Sweep Period has ended pursuant to the terms of the Encino Target Mortgage Loan documents.

A “Lease Sweep Period” means a period (i) commencing on the first monthly payment date following the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (x) twelve (12) months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease; (y) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); and (z) the date that any tenant under a Lease Sweep Lease gives notice of its intention not to renew or extend its Lease Sweep Lease, if the expiration date of such Lease Sweep Lease is on or before the date which is two (2) years after the maturity date of the Encino Target Mortgage Loan; (b) the receipt by the borrower or manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease prior to its then current expiration date; (d) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) in its space (the “Lease Sweep Space”) at the Encino Target Property or vacates or ceases to occupy its Lease Sweep Space at the Encino Target Property or gives notice that it intends to do any of the foregoing; (e) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (f) the occurrence of a Lease Sweep Tenant Party Insolvency Proceeding (defined as any tenant under a Lease Sweep Lease, or the guarantor of any Lease Sweep Lease, admitting in writing its inability to pay its debts generally, making a general assignment for the benefit of creditors, instituting a proceeding to adjudicate it insolvent, seeking a liquidation or dissolution, otherwise taking advantage of any insolvency / bankruptcy law, or commencing a case under any insolvency / bankruptcy law naming it as a debtor, or the instituting of any proceeding against or with respect to any tenant or guarantor under a Lease Sweep Lease seeking liquidation of its assets or the appointment of a receiver or similar official (or consenting to any such appointment)); and (ii) ending upon the first to occur of the following: (A) in the case of clauses (i)(a), (i)(b), (i)(c), and (i)(d) above, upon the occurrence of an Acceptable Lease Sweep Lease Event (defined as the re-tenanting of the entirety of the Lease Sweep Space to a replacement tenant that satisfies the conditions set forth in the Encino Target Mortgage Loan documents); (B) in the case of clause (i)(b) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant; (C) in the case of clause (i)(d) above, the applicable tenant under the Lease Sweep Lease has re-commenced operations at its Lease Sweep Space at the Encino Target Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of six (6) consecutive months following such cure; (D) in the case of clause (i)(e) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six (6) consecutive months following such cure; and (E) in the case of clause (i)(f) above, either (a) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender and a period of six (6) consecutive months have passed, or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” means (i) the Target lease and (ii) any renewal or replacement lease with respect to all or a portion of the Lease Sweep Space that constitutes a qualified lease under the Encino Target Mortgage Loan documents.

■	Property Management. The Encino Target Property is managed by a third-party management company, Moss Management Services, Inc., a California corporation d/b/a “Moss & Company”.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Release of Collateral. None.
■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Encino Target Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 6-month extended period of indemnity following restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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